UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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The Southern Company

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2020 Notice of Annual Meeting of Stockholders and Proxy Statement

Wednesday, May 27, 2020 at 10:00am ET
Virtual Annual Meeting of Stockholders

Our Values

For more than a century, Southern Company has been building the future of energy. We deliver the energy resources and solutions our customers and communities need to drive growth and prosperity. How we do our work is just as important as what we do. Our uncompromising values are key to our sustained success. They guide our behavior and ensure we put the needs of those we serve at the center of all we do.

At Southern Company, Our Values will guide us to make every decision, every day, in the right way.

Safety First	Unquestionable Trust	Superior Performance	Total Commitment

We believe the safety of our employees and customers is paramount. We will perform and maintain every job, every day, safely.	Honesty, respect, fairness and integrity drive our behavior. We keep our promises, and ethical behavior is our standard.

We are dedicated to superior performance throughout our business. We will continue our strong focus on innovative solutions, improving how we run our business and our commitment to environmental stewardship.

We are committed to the success of our employees, our customers, our stockholders and our communities. We fully embrace, respect, and value our differences and diversity.

Our Code of Ethics

Our Code of Ethics defines our culture. It guides behavior and makes Our Values come to life every day. These ethical guidelines apply to all of us and remind us that how we do our jobs is just as important as what we do.

Learn more at https://www.southerncompany.com/corporate-responsibility/committed-governance/values-and-ethics.html

Our Decarbonization Efforts

Southern Company is committed to providing clean, safe, reliable and affordable energy, with a focus on reducing GHG emissions. Since 2007, the percentage of energy generated from coal has decreased approximately 68% and the percentage of energy generated from carbon-free sources has increased 86%.

ANNUAL ENERGY MIX*

* Annual energy mix represents all of the energy the Southern Company system uses to serve its retail and wholesale customers during the year. It is not meant to represent delivered energy mix to any particular retail customer or class of customers. Annual energy mix percentages include non-affiliate power purchase agreements.

Renewables category includes wind, solar, hydro, biomass and landfill gas.

With respect to renewable generation and associated renewable energy credits (RECs), to the extent an affiliate of Southern has the right to the RECs associated with renewable energy it generates or purchases, it retains the right to sell the energy and RECs, either bundled or separately, to retail customers and third parties.

Southern Company is a holding company that conducts its business through its subsidiaries; accordingly, unless the context otherwise requires, references in this proxy statement to Southern Company’s operations, such as generating activities, GHG emissions and employment practices, refer to those operations conducted through its subsidiaries.

To enhance the readability of this year’s proxy statement, we added a Definitions of Key Terms on the inside back cover that defines many key terms and acronyms used in this proxy statement.

Letter from our Chairman and Chief Executive Officer

Dear Fellow Stockholders:

You are invited to attend the Southern Company 2020 Annual Meeting of Stockholders at 10:00 a.m., ET, on Wednesday, May 27, 2020. This year we will be conducting the annual meeting online for the safety of our stockholders, employees and other attendees. See page 96 for information about how to participate in the virtual annual meeting.

While Southern Company exceeded its targets and outperformed the industry in 2019, I would be remiss not to acknowledge the tremendous challenge facing our nation in the form of COVID-19 (coronavirus). Please rest assured that Southern Company and our subsidiaries are committed to our customers. We will work to deliver exceptional service and reliability during this unprecedented time of uncertainty, all while maintaining a laser focus on the safety of our employees and the communities we serve. Our people are already rising to the occasion to ensure that our vital service remains resilient.

Outstanding 2019 Performance

By all accounts, 2019 was an outstanding year for Southern Company and our subsidiaries, as we performed well across a broad range of metrics. We reached all of our major construction milestones for 2019 in the construction of new nuclear Units 3 and 4 at Plant Vogtle. Operational performance at our state-regulated utilities was superb, with record generation and transmission performance. We concluded several key regulatory proceedings, including constructive base rate cases for Georgia Power, Nicor Gas and Atlanta Gas Light.

We continued to decarbonize our system’s generating fleet in an economically responsible fashion, decreasing our nameplate coal generating capacity by 2,000 megawatts, while simultaneously expanding our portfolio of renewable energy sources, which now account for 17% of our system’s total nameplate generating capacity.

These and other accomplishments were acknowledged by the markets, as our share price increased 45% in 2019, with an increase in market capitalization of over $20 billion.

Valuing our People and Investing in the Future

Southern Company was ranked among America’s Best Large Employers for 2019 by Forbes magazine, the top-ranked company in our industry and 14th overall in the United States. Earlier this year, we were named among the World’s Most Admired Companies by Fortune magazine.

In January 2020, we were pleased to announce a $50 million multi-year initiative to provide students attending historically black colleges and universities (HBCUs) with scholarships, internships, leadership development and access to technology and innovation to support career readiness. This investment is consistent with Southern Company’s commitment to diversity in all forms. In making this commitment, we hope to encourage additional giving from other corporations to increase HBCU funding.

Focusing on our Core Values

The foundation of our business remains strong with excellent fundamentals, as evidenced by customer satisfaction, operational excellence and constructive regulatory relationships. Our success in 2019 was the direct result of an unwavering focus on the core values that have shaped our Company’s identity since its inception.

Our customer-focused business model continues to be the cornerstone for delivering value to customers and stockholders alike, and our management team is experienced and motivated, with a long track record of successfully executing on this time-tested model. We believe our Company is poised for continued success, both today and in the years ahead.

Your vote is important. We urge you to vote as soon as possible by internet or by telephone or, if you received a paper copy of the proxy form by mail, by signing and returning the proxy form.

We are grateful for your continued support of Southern Company.

Thomas A. Fanning
Chairman, President and Chief Executive Officer
April 13, 2020

At Southern Company, Our Values are essential to our sustained success. These values guide our behavior and ensure that we put the needs of those we serve at the center of all we do.

Southern Company 2020 Proxy Statement	1

Letter from our Independent Directors

Dear Fellow Stockholders:

As independent Directors, we strive to govern Southern Company in a prudent and transparent manner with a commitment to sound governance principles.

Oversight of Long-Term Strategy for the Enterprise

One of our Board’s primary responsibilities is overseeing Southern Company’s strategy of maximizing long-term value to stockholders through a customer-, community- and relationship-focused business model. By focusing on our long-term outlook, we are best able to support our common goal of creating enduring value for customers, employees and stockholders alike.

At each Board meeting and during our strategy sessions, we contribute to management’s strategic plan by engaging senior leadership in robust discussions about overall strategy, business priorities and long-term risk and growth opportunities. In 2019, we continued our focus on the construction of Plant Vogtle Units 3 and 4, which included the opportunity for Directors to visit the work site and meet with key personnel. We believe the first-hand experience gained through such site visits provides the Board with an enhanced appreciation of how Southern’s core values inform its operations. We also continued our robust dialogue with management on economically decarbonizing the Southern Company system’s diverse generating fleet and the risks and opportunities for Southern in a low-carbon future. In addition, we maintained our focus on core operations and constructive regulatory relationships and proceedings. Our Board has been and will continue to be committed to the oversight of long-term strategy for the enterprise.

Corporate Governance and Risk Oversight

We are focused on Board refreshment, Board diversity and meaningful Board succession planning. We have a nationally-recognized search firm engaged to assist our evergreen search for Board candidates. In 2019, we updated the Corporate Governance Guidelines to include language confirming that we are committed to actively seeking out diverse candidates and will include women and minority candidates in the pool from which Board nominees are chosen.

During 2019, we undertook a review of the collective qualifications, skills, attributes and experience that we desire on the Board with the aim of ensuring that they are aligned with oversight of long-term strategy and related risks and opportunities. Since March 2018, we have added three new independent Directors and three directors have retired. Effective at the annual meeting, Mr. Thompson will retire from the Board. The Board aims to further refresh its membership in the coming year, with a particular focus on gender diverse candidates.

In July 2019, we established the Business Security and Resiliency Committee as a standing Board committee in light of the critical infrastructure role of our industry. The committee is focused on oversight of enterprise-wide security policies, programs, standards and controls, including those related to cyber and physical security.

Stockholder Engagement

We continued our focus on regularly communicating with our stockholders to better understand their viewpoints and gather feedback regarding matters of investor interest. We appreciate that stockholders have a growing interest in directly engaging with independent Directors on behalf of the Board.

In 2019, the Lead Independent Director and the Chair of the Compensation and Management Succession Committee directly engaged (without the CEO present) with stockholders representing about 25% of our outstanding shares. The primary topics discussed included how the Board oversees our strategy to reduce carbon emissions, executive compensation and cybersecurity.

Thank you for the trust you place in us. We are grateful for the opportunity to serve Southern Company on your behalf.

Sincerely,

Dr. Janaki Akella	Juanita Powell Baranco	Jon A. Boscia	Henry A. Clark III	Anthony F. Earley, Jr.

David J. Grain	Donald M. James	John D. Johns	Dr. Dale E. Klein	Dr. Ernest J. Moniz

William G. Smith, Jr.	Dr. Steven R. Specker	Larry D. Thompson	E. Jenner Wood III

2	Southern Company 2020 Proxy Statement

Notice of Annual Meeting of Stockholders of Southern Company

Date and Time Wednesday, May 27, 2020 10:00 a.m., ET

Access the Annual Meeting Stockholders may participate in the virtual annual meeting by logging in at www.virtualshareholdermeeting.com/SO2020

Record Date
Stockholders of record at the close of business on March 30, 2020 are entitled to attend and vote at the annual meeting. On that date, there were 1,057,006,675 shares of common stock of Southern Company outstanding and entitled to vote.

On or about April 13, 2020, these proxy materials and our annual report are being mailed or made available to stockholders.

Items of Business

Stockholders are being asked to vote on the agenda items described below and to consider any other business properly brought before the 2020 annual meeting and any adjournment or postponement of the meeting.

1	Elect 14 Directors
2	Conduct an advisory vote to approve executive compensation, often referred to as a Say on Pay
3	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020
4-5	Consider two stockholder proposals, if properly presented at the meeting

Every Vote is Important to Southern Company
We have created an annual meeting website at southerncompanyannualmeeting.com to make it easy to access our 2020 annual meeting materials.

At the annual meeting website you can find an overview of the items to be voted, the proxy statement and the annual report to read online or to download, as well as a link to vote your shares.

Even if you plan to participate in the virtual annual meeting, please vote as soon as possible by internet or by telephone or, if you received a paper copy of the proxy form by mail, by signing and returning the proxy form.

Vote by Mail If you received a paper copy of the proxy form by mail, you can mark, sign, date and return the proxy form in the enclosed, postage-paid envelope.	Vote by Internet or Telephone Voting by internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated.
	Internet www.proxyvote.com (24/7)	Telephone 1-800-690-6903 (24/7)

By Order of the Board of Directors.

April 13, 2020

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders to be held on May 27, 2020: The proxy statement and the annual report are available at investor.southerncompany.com.

In light of the COVID-19 (coronavirus) outbreak, for the safety of our stockholders, employees and other attendees, and taking into account recent federal, state and local guidance that has been issued, we have determined that the 2020 annual meeting will be held in a virtual meeting format only via the internet. There will be no physical location for stockholders to attend.

Stockholders will be able to participate in the virtual annual meeting, vote and submit questions from any location via the internet by logging in at www.virtualshareholdermeeting.com/SO2020. A list of our stockholders of record will be made available to stockholders during the virtual annual meeting at the same link. Please see page 96 for more information.

Southern Company 2020 Proxy Statement	3

2019 Company Performance Overview

Our Strategy

We are one of America’s premier energy companies, delivering clean, safe, reliable and affordable energy to our electric and natural gas customers through our state regulated utilities. Our strategy is to maximize long-term value to stockholders through a customer-, community- and relationship-focused business model that is designed to produce sustainable levels of return on energy infrastructure.

Stock Price Appreciation and Total Shareholder Return

Our goal is to deliver long-term value to stockholders with appropriate risk-adjusted TSR. During 2019, we successfully executed our financial plan and reached all major milestones for 2019 at Georgia Power’s Plant Vogtle Units 3 and 4 construction project, resulting in a 51.6% TSR. Our TSR significantly outperformed our relative TSR peer group, the Philadelphia Utility Index, the S&P 500 Index and the Dow Jones Industrial Average in 2019. Additionally, we exceeded the TSR performance of our relative TSR peer group and the Philadelphia Utility Index over the last three years.

The growth in our stock price in 2019 reflects the substantial accomplishments delivered by the Company during the year.

2019 STOCK PRICE PERFORMANCE
Southern significantly outperformed utility peers in 2019

►	Significant achievements at our major construction project – reached all major milestones for 2019 for Georgia Power’s Plant Vogtle Units 3 and 4 with no change in estimated cost to complete
►	Exceptional financial and operational results – superior operational performance resulting in reliability and resiliency under extreme conditions, while maintaining expense discipline
►	Constructive regulatory outcomes– achieved credit-supportive rate case outcomes for Georgia Power, Nicor Gas and Atlanta Gas Light, and received approval for Georgia Power’s IRP
►	Leader in the development of a diverse portfolio of energy resources – working to ensure sustainability, reliability and affordability for the customers and communities that we serve, including an increase in our carbon-free generation sources and a decrease in GHG emissions

We outperformed our peers and other key indices in 2019 as well as in many of the periods shown below. We created significant stockholder returns through stock price appreciation and dividends in 2019 with more than $20 billion in value created and dividend payments to stockholders of over $2.5 billion.

TOTAL SHAREHOLDER RETURN (ANNUALIZED)

	1-Year	3-Year	5-Year	25-Year
Southern Company	51.6%	14.3%	10.4%	12.2%
Philadelphia Utility Index	26.8%	14.0%	10.3%	9.9%
S&P 500 Index	31.5%	15.2%	11.7%	10.2%
Dow Jones Industrial Average	25.3%	15.7%	12.6%	10.9%
*	Source: Bloomberg using quarterly compounding as of December 31, 2019.

Delivered Strong Financial Results and Created Value for Stockholders

►	We reported adjusted EPS above the top end of our guidance range for 2019.
►	We successfully executed our financial plan and issued enough equity to satisfy our anticipated equity needs through 2023.
►	We increased our dividend for the 18th consecutive year, with dividend yield as of year-end 2019 at 3.9%.

4	Southern Company 2020 Proxy Statement

2019 Company Performance Overview

EARNINGS PER SHARE	DIVIDENDS PAID PER SHARE	Increased 8 cents in 2019 Over $2.5B paid to stockholders in 2019

*	For a reconciliation of adjusted EPS to EPS under GAAP, see page 101.

Significant Progress at Georgia Power’s Plant Vogtle Units 3 and 4 Construction Project

►	We reached all major milestones for 2019.
—	Major milestones reached include initial energization, start of integrated flush, start of open vessel testing and main control room ready for testing.
—	Each of these major milestones is important to the successful start-up and operation of the plant and will lay the foundation for commercial operations.
►	We made great strides in attracting and retaining craft labor.
►	There was no change in the total estimated cost to complete.

Constructive Regulatory Outcomes for Customers and Stockholders

►	We demonstrated the constructive and credit-supportive nature of our state regulatory environments as we concluded several key regulatory proceedings across our footprint.

Excelled at the Fundamentals

►	Our operating subsidiaries continued to rank in the top quartile on the Customer Value Benchmark Survey and were recognized among the most highly rated utilities for customer satisfaction by J.D. Power.
►	We continued our commitment to employee safety by concentrating efforts on safety processes, safety culture and risk reduction to prevent injuries. These efforts reduced serious injuries by 40% compared to the prior year.
►	We sustained outstanding operational performance throughout the year, with rapid service restoration following major storms and tornadoes in the Southeast and exceptional reliability in natural gas delivery during unprecedented cold temperatures in Illinois.
►	We continued to enhance our cyber and physical security programs and operational resiliency through targeted technological deployments and all-hazards planning and testing, including participation in the 2019 North American Electric Reliability Corporation GridEx V exercise.

Commitment to Reducing Carbon Emissions

►	Our energy strategy includes the continued development of a diverse portfolio of energy resources to reliably and affordably serve customers and communities with a focus on reducing GHG emissions.
►	Since 2007, our GHG emissions have decreased by 44%.
►	Our generation from coal dropped to 22% in 2019 from 27% in 2018, compared to 69% in 2007.
►	Virginia Natural Gas, a subsidiary of Southern Company Gas, announced that it aims to be the first natural gas utility in America to provide its customers with natural gas that is 100% sourced, transported and distributed by companies that have pledged to reduce greenhouse gas emissions to less than 1% across the natural gas value chain.

Southern Company 2020 Proxy Statement	5

Our Human Capital Beliefs

Southern Company’s foundation is built on being a citizen wherever we serve. We are fully engaged with and committed to the success of employees, customers, stockholders and communities. Our Values fosters a diverse, inclusive and innovative culture so that employees can execute our business strategy with agility and accountability.

►	We believe in and invest in the well-being of our employees through a total rewards strategy that includes competitive salary, annual incentive awards for almost all employees* and health, welfare and retirement benefits designed to encourage physical, financial and emotional well-being.
►	Development and retention of our talent is a priority. The addition of external hires augments our existing workforce as we seek to meet changing business needs, address any critical skill gaps and supplement and diversify our talent pipelines.
►	We are proud of our partnership with labor unions and support the rights to collective bargaining and freedom of association.
►	We support human rights and are opposed to all forms of forced labor, child labor and other human rights abuses.
►	Our employees, suppliers and partners are expected to act consistent with Our Values, Our Human Capital Beliefs, Our Code of Ethics and U.S. and international law.

Human Capital Pillars

Diversity & Inclusion

Diversity makes us stronger and provides a competitive advantage

►Management team includes 23% women and 21% ethnic minorities
►Goals promote continuous improvement on diversity and inclusion
►Workforce engagement index at 87%

►We work hard to ensure a diverse workforce and an inclusive workplace.
►Our Chairman and CEO and our senior leadership set expectations on diversity and inclusion through leadership inclusion goals and management’s commitment to employee resource groups.
►We solicit and respond to feedback from employees through various engagements.

Rewards & Well-Being

Total Rewards strategy provides physical, financial, and emotional well-being

►Highly skilled and technical jobs are compensated for outstanding performance
►Physical well-being participation at 82%
►Significant investments in emotional well-being programs

►We define total well-being in three categories: physical, financial and emotional well-being.
►We provide meaningful and valuable benefits that support all employees.
►We continue to evaluate and modernize our plans to ensure they are sustainable for the future.

Talent Development

Developing talent helps provide a sustainable workforce

►Ongoing training for current and future skills
►High promotion rates into first-time supervisor roles
►Developmental opportunities through intercompany transfers and mentoring

►We focus development on Business Imperatives: Inclusive Leadership, Leadership Courage and Leading with Emotional Intelligence.
►We place career development in the hands of every employee through open enrollment workshops and online resources that enable employees to expand their skills and knowledge on a variety of topics.
►Developing leadership skills and competencies for the future is critical to our success, and we accomplish this through people moves and external hires.

Community

A community-focused business model is important to our long-term success

►We are engaged citizens in the local community
►We are bigger than the bottom line
►$50 million commitment to HCBUs
►Over 250,000 volunteer hours

►Partnerships with businesses, academic institutions, local governments and other organizations bring new business to our service footprint.
►Our charitable support is designed to focus on the issues critical to the success of the Company, customers and our stockholders; the organizations and agencies we support are as diverse as the communities we serve.
►We foster collaborative partnerships with schools to invest in the next generation with STEM-focused programs.

*	Certain employees are not eligible for our incentive program due to collective bargaining agreements.

6	Southern Company 2020 Proxy Statement

Our Human Capital Beliefs

Significant Recognition for our Accomplishments

From innovating our industry to making strides in sustainable energy, human capital management and corporate culture, we are recognized as a leader by customers, partners, investors, employees and the broader business, science and technology communities.

Human Capital and Corporate Culture

Ranked No. 14 on Forbes magazine’s 2019 list of America’s Best Employers

►Of the 500 large employers ranked, Southern Company was No. 1 among industry peers and No. 1 in Georgia

A 2019 Best Employer for Diversity by Forbes magazine

Among the Top 50 Companies for Diversity by DiversityInc. (4th consecutive year)

Ranked No. 2 in G.I. Jobs magazine 2020 Top 10 Military-Friendly Employer

►Top-ranked utility for 14th consecutive year, and 3rd consecutive year in the Gold Top 10

2019 Best Places to Work for Disability Inclusion by The Disability Equality Index (3rd consecutive year)

A 2020 Best Place to Work for LGBTQ Equality by Human Rights Campaign’s Corporate Equality Index (4th consecutive year)

2019 Best Companies for Millennials by Women’s Choice Award

2019 Best Places to Work in IT by IDG’s Computerworld

2019 Best Employers: Excellence in Health & Well-being by National Business Group on Health

2020 Top 50 Employer by Minority Engineer magazine

2019 Louis C. Brown MD Vanguard Award to Georgia Power by the Morehouse School of Medicine

Customer Satisfaction	Governance & Leadership

Georgia Power ranked No. 1 by J.D. Power for 2019 Residential and Business Customer Satisfaction among Large Utilities in the South

Chattanooga Gas, Nicor Gas and Virginia Natural Gas named as 2019 Business Customer Champions by The Cogent Syndicated Utility Trusted Brand & Customer Engagement™: Business study from Escalent

2020 World’s Most Admired Companies by FORTUNE magazine

Southern’s 2019 proxy statement was recognized as the No. 1 most transparent proxy statement in the U.S. and third for overall disclosure transparency in Labrador’s Transparency Awards

Sustainability & Community Partnerships	Innovation & Technology

The Alabama Wildlife Federation named Alabama Power’s Renew Our Rivers’ Conservation Program as the 2019 Water Conservationist of the Year

Mississippi Power’s Renew Our Rivers Conservation Program received the 2019 Gulf Guardian Award by U.S. Environmental Protection Agency’s Gulf of Mexico Division

Southern Power’s Cactus Flats Wind Project was named 2019 Project of the Year by The Cleanie Awards

Virginia Natural Gas received the 2019 Community Impact Award from CoVaBiz magazine and Coastal Virginia magazine

The Alliance to Save Energy named Alabama Power a recipient of the 2019 Star of Systems Efficiency Award for its Smart Neighborhood™ project outside of Birmingham

2019 Technology Transfer Award by the Electric Power Research Institute

PowerSecure received the 2019 Distributed Energy Award from POWER magazine

Nicor Gas received the 2020 Inspiring Efficiency Award from the Midwest Energy Efficiency Alliance

Southern Company 2020 Proxy Statement	7

Proxy Voting Roadmap

ITEM 1	Election of 14 Directors			The Board recommends a vote FOR each nominee for Director __________ See page 13 ►
►The Board, acting upon the recommendation of the Nominating, Governance and Corporate Responsibility Committee, has nominated 14 of the Directors currently serving for re-election to the Southern Company Board of Directors.

	—Janaki Akella —Juanita Powell Baranco —Jon A. Boscia —Henry A. Clark Ill —Anthony F. Earley, Jr.	—Thomas A. Fanning —David J. Grain —Donald M. James —John D. Johns —Dale E. Klein	—Ernest J. Moniz —William G. Smith, Jr. —Steven R. Specker —E. Jenner Wood Ill
►Each nominee holds or has held senior executive positions, maintains the highest degree of integrity and ethical standards and complements the needs of the Company and the Board.
►Through their positions, responsibilities, skills and perspectives, which span various industries and organizations, these nominees represent a Board of Directors that is diverse and possesses appropriate collective qualifications, skills, knowledge and experience.

ITEM 2
Advisory Vote to Approve Executive Compensation (Say on Pay)
►We believe our compensation program provides the appropriate mix of fixed and at-risk compensation.
►The short- and long-term performance-based compensation program for our CEO ties pay to Company performance, rewards achievement of financial and operational goals, relative TSR and progress on meeting our GHG reduction goals, encourages individual performance that is in line with our long-term strategy, is aligned with stockholder interests and remains competitive with our industry peers.
The Board recommends a vote FOR this proposal __________ See page 85 ►

ITEM 3
Ratify the Independent Registered Public Accounting Firm for 2020
►The Audit Committee has appointed Deloitte & Touche as our independent registered public accounting firm for 2020.
►This appointment is being submitted to stockholders for ratification.
The Board recommends a vote FOR this proposal __________ See page 87 ►

ITEMS 4-5	Vote on Two Stockholder Proposals ►We have been advised that two stockholder proposals are intended to be presented at the annual meeting.	The Board recommends a vote AGAINST these proposals __________ See page 90 ►

8	Southern Company 2020 Proxy Statement

See the Definitions of Key Terms on the inside back cover that defines many key terms and acronyms used in this proxy statement.

New or notable in this proxy statement
►	Added 2019 Company performance overview	4
►	Enhanced discussion of our human capital beliefs	6
►	Updated the collective qualifications, attributes, skills and experience desired on the Board	12
►	Described how our corporate governance standards and practices align with the Investor Stewardship Group’s corporate governance principles	22
►	Described our extensive stakeholder engagement efforts that include independent Director participation	24
►	Enhanced the description of the Board’s selection process for new Directors	30
►	Described the “Rooney Rule” language included in the updated Corporate Governance Guidelines confirming the Board is committed to actively seeking out diverse candidates in the pool from which Board nominees are chosen	31
►	Added a “CD&A At-a-Glance” to provide an overview of key items discussed in the CD&A	43
►	Enhanced discussion of our compensation program goal setting process and goal rigor analysis	49
►	Enhanced discussion on how we link our compensation program design to our strategy on key ESG matters	51
►	Described the GHG reduction goal that is part of the CEO’s long-term equity incentive compensation program for 2019	55

Southern Company 2020 Proxy Statement	9

10	Southern Company 2020 Proxy Statement

Southern Company Board of Director Nominees

E. Jenner Wood III, 68
Independent
Corporate Executive Vice President – Wholesale Banking, SunTrust Banks, Inc. (retired)

Tenure: **7 years**
Other Public Boards: **2**

Steven R. Specker, 74
Lead Independent Director
President and Chief Executive Officer, Electric Power Research Institute (retired)

Tenure: **9 years**
Other Public Boards: **0**

William G. Smith, Jr., 66
Independent
Chairman, President and Chief Executive Officer, Capital City Bank Group, Inc.

Tenure: **14 years**
Other Public Boards: **1**

Ernest J. Moniz, 75
Independent
Cecil and Ida Green Professor of Physics and Engineering Systems Emeritus, Special Advisor to the MIT President

Tenure: **2 years**
Other Public Boards: **0**

Dale E. Klein, 72
Independent
Associate Vice Chancellor of Research, University of Texas System

Tenure: **9 years**
Other Public Boards: **2**

John D. Johns, 68
Independent
Chairman, DLI North America Inc.

Tenure: **5 years**
Other Public Boards: **2**

Donald M. James, 71
Independent
Chairman and Chief Executive Officer, Vulcan Materials Company (retired)

Tenure: **20 years**
Other Public Boards: **1**

KEY TO BOARD COMMITTEES

- A Audit
- B Business Security and Resiliency
- C Compensation and Management Succession
- F Finance
- N Nominating, Governance and Corporate Responsibility
- O Operations, Environmental and Safety
- Chair

DIRECTOR NOMINEE TENURE

8.5 years

0-4 years
5-9 years
10-14 years
15+ years

DIRECTOR NOMINEE DIVERSITY

Ethnic Minorities **3**
Women **2**

DIRECTOR NOMINEE INDEPENDENCE

Independent **13**
Not Independent **1**

Southern Company 2020 Proxy Statement	11

Southern Company Board of Director Nominees

Board of Director Nominees Qualifications, Attributes, Skills and Experience

We believe effective oversight comes from a Board that represents a diverse range of experience and perspectives that provides the collective qualifications, attributes, skills and experience necessary for sound governance. The Nominating, Governance and Corporate Responsibility Committee establishes and regularly reviews with the Board the qualifications, attributes, skills and experience that it believes are desirable to be represented on the Board to ensure that they align with the Company’s long-term strategy.

We believe our Directors possess a range and depth of expertise and experience to effectively oversee the Company’s operations, risks and long-term strategy. During 2019, the Nominating, Governance and Corporate Responsibility Committee undertook a review of the collective qualifications, attributes, skills and experience that it desires on the Board and updated the Board composition analysis and associated definitions. The most important of these are described below.

PUBLIC COMPANY CEO EXPERIENCE	6/14
Experience serving as a public company CEO with strong business acumen and judgment.
AUDIT COMMITTEE FINANCIAL EXPERT	6/14

Experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor of a public company or experience actively supervising such person or persons. Experience preparing, auditing, analyzing or evaluating public company financial statements and an understanding of a company’s internal controls and procedures for financial reporting.

GEOGRAPHIC REGIONAL	8/14
Understanding and experience working in the business and political environment of the Company’s residential, commercial and industrial customer base.
NATIONAL SECURITY CLEARANCE	4/14
Holding active national security clearances such that one can provide effective oversight on key securities issues for the Company as an important component of U.S. critical infrastructure.
SOUTHERN OPERATING COMPANY BOARD EXPERIENCE	4/14
Experience serving on the board of directors of one of the Company’s operating companies.
BUSINESS INTEGRATION	10/14
Demonstrated leadership and operational experience with the integration and disposition of business divisions.
CYBERSECURITY	4/14
Experience and contemporary understanding of asymmetrical cyber threats (both to private and governmental actors), risk mitigation and policy gained through operational experience.
ENVIRONMENTAL	6/14

Exposure and understanding of oversight of environmental policy, regulation, risk and business operation matters in highly regulated industries. Experience reducing environmental risks to provide safe, reliable and responsible business operations. An in-depth understanding of the risks and opportunities for an organization in a low-carbon future.

FINANCE/BANKING	9/14
Exposure to deal-making (including in M&A), financial plans and programs and capital allocation experience, and familiarity with Wall Street and/or other major financial institutions.
GOVERNMENT AFFAIRS AND REGULATORY	9/14

Exposure to heavily regulated industries, having worked in public policy for a significant institution or leading a corporate function (e.g., government affairs) that influences the public policy and regulatory process, or a senior executive with experience directly managing one or more members of management engaged in such activities.

MAJOR PROJECTS	9/14

Experience overseeing, managing or advising on large scale capital projects in the industrial sector. Knowledge of creating long-term value through the financing of and capital allocation for the construction of large-scale capital projects.

NUCLEAR	5/14
Deep knowledge and experience in the construction, operations and regulation of nuclear energy.
TECHNOLOGY (DIGITAL)	4/14

Demonstrated experience leading digital technology strategy, navigating associated disruption of legacy businesses and/ or expertise in social media strategy, including knowledge of data analytics and associated IT infrastructure investments to support digital transformation.

TECHNOLOGY (TECHNICAL)	3/14

Deep knowledge and experience working with power generation technology, as well as an understanding of recent innovations in utility operational technology and technology disruptions affecting the utility industry.

UTILITY OPERATIONS	4/14

Experience in the management of electric and/or natural gas utilities, including expertise in electric power generation and transmission facilities and natural gas distribution and storage facilities, and proven experience navigating the risks (including financial, resiliency, health, safety and environmental) associated with utility operations.

12	Southern Company 2020 Proxy Statement

Southern Company Board of Director Nominees

ITEM 1

Election of 14 Directors

►The Board, acting upon the recommendation of the Nominating, Governance and Corporate Responsibility Committee, has nominated 14 of the Directors currently serving for re-election to the Southern Company Board of Directors.
— Janaki Akella
— Juanita Powell Baranco
— Jon A. Boscia
— Henry A. Clark Ill
— Anthony F. Earley, Jr.
— Thomas A. Fanning
— David J. Grain
— Donald M. James
— John D. Johns
— Dale E. Klein
— Ernest J. Moniz
— William G. Smith, Jr.
— Steven R. Specker
— E. Jenner Wood Ill

►Each nominee, if elected, will serve until the 2021 annual meeting of stockholders.
►The proxies named on the proxy form will vote each properly executed proxy form for the election of the 14 Director nominees, unless otherwise instructed. If any named nominee becomes unavailable for election, the Board may substitute another nominee. In that event, the proxy would be voted for the substitute nominee unless instructed otherwise on the proxy form.
The Board recommends a vote FOR each nominee for Director

Biographical Information about our Nominees for Director

Janaki Akella Independent
Digital Transformation Leader, Google LLC, multinational technology company specializing in internet-related products
Age: 59
Director since: 2019
Board committees: Operations, Environmental and Safety; Business Security and Resiliency
Other public company directorships: None

DIRECTOR HIGHLIGHTS
Dr. Akella’s qualifications include electrical engineering experience and knowledge, global business technology, data and analytics expertise and cybersecurity matters knowledge. Her understanding and involvement with technology market disruptions is particularly valuable to the Board as the Southern Company system continues to develop innovative business strategies.

►Dr. Akella serves as the Digital Transformation Leader of Google LLC, a position she has held since 2017. At Google, Dr. Akella addresses challenges and complex technical issues arising from new technologies and new business models.
►Prior to joining Google, Dr. Akella held a number of leadership positions during a 17-year career at McKinsey & Company, where she most recently served as principal. She led and contributed to over 100 consulting engagements in North America, Europe, Asia and Latin America with multiple project teams and client executives. She began her career with Hewlett-Packard as a member of the system technology technical staff, engineer scientist and technical contributor.
►She previously served on the Boards of the Guindy College of Engineering North American Alumni and the Churchill Club.

Southern Company 2020 Proxy Statement	13

Southern Company Board of Director Nominees

Juanita Powell Baranco Independent
Executive Vice President and Chief Operating Officer of Baranco Automotive Group, large retailer of new and used high-end automobiles
Age: 71
Director since: 2006
Board committee: Audit
Other public company directorships: None (formerly a Director of Cox Radio, Inc., John H. Harland Company and Georgia Power)

DIRECTOR HIGHLIGHTS
Ms. Baranco’s qualifications include senior leadership experience and governmental affairs knowledge and experience as well as risk management experience and deep operations experience as a successful business owner and operator. Her legal knowledge and background as a former assistant attorney general for the State of Georgia and her knowledge of our business from almost a decade of service on the Board of Directors of Georgia Power are also valuable to the Board.

►Ms. Baranco had a successful legal career, which included serving as Assistant Attorney General for the State of Georgia, before she cofounded the first Baranco automobile dealership in Atlanta in 1978.
►She served as a Director of Georgia Power, the largest subsidiary of the Company, from 1997 to 2006. During her tenure on the Georgia Power Board, she served as Chair of the Controls and Compliance Committee (formerly known as the Audit Committee) and as a member of the Diversity, Executive and Nuclear Operations Overview Committees.
►She served on the Federal Reserve Bank of Atlanta Board for a number of years and also on the Boards of Directors of John H. Harland Company and Cox Radio, Inc.
►An active leader in the Atlanta community, she serves on the Board of the Commerce Club, the Woodruff Arts Center and the Buckhead Coalition. She is past Chair of the Board of Regents for the University System of Georgia and past Board Chair for the Sickle Cell Foundation of Georgia, and she previously served on the Board of Trustees for Clark Atlanta University and on the Advisory Council for the Catholic Foundation of North Georgia. Ms. Baranco is also active in the Women Energy Directors Network, WomenCorporateDirectors Foundation (Atlanta chapter) and the International Women’s Forum.

Jon A. Boscia Independent
Founder and President, Boardroom Advisors, LLC (retired), board governance consulting firm
Age: 67
Director since: 2007
Board committees: Nominating, Governance and Corporate Responsibility (Chair); Operations, Environmental and Safety
Other public company directorships: None (formerly a Director of PHH Corporation, Sun Life Financial Inc., Armstrong World Industries, Lincoln Financial Group, Georgia Pacific Corporation and The Hershey Company)

DIRECTOR HIGHLIGHTS
Mr. Boscia’s qualifications include public company CEO experience, financial expertise, corporate governance expertise, capital allocation knowledge and experience and risk management experience. As a former president and chief executive officer of large companies, he contributes important operations management and strategic planning perspectives.

►Mr. Boscia founded Boardroom Advisors, LLC in 2008. He served as President from 2008 until his retirement in February 2018.
►From September 2008 until March 2011, Mr. Boscia served as President of Sun Life Financial Inc. In this capacity, Mr. Boscia managed a portfolio of the company’s operations with ultimate responsibility for the United States, United Kingdom and Asia business groups and directed the global marketing and investment management functions.
►Previously, Mr. Boscia served as Chairman of the Board and Chief Executive Officer of Lincoln Financial Group, a diversified financial services organization, until his retirement in 2007. Mr. Boscia became the Chief Executive Officer of Lincoln Financial Group in 1998. During his time at Lincoln Financial Group, the company earned a reputation for its stellar performance in making major acquisitions.
►Mr. Boscia is a past member of the Board of PHH Corporation, where he was Chair of the Audit Committee and a member of the Regulatory Oversight Committee, past member of the Board of Sun Life Financial Inc., where he was a member of the Investment Oversight Committee and the Risk Review Committee, and past member of the Board of The Hershey Company, where he chaired the Corporate Governance Committee and served on the Executive Committee.
►In addition, Mr. Boscia has served in leadership positions on other public company Boards as well as not-for-profit and industry Boards.

14	Southern Company 2020 Proxy Statement

Southern Company Board of Director Nominees

Henry A. “Hal” Clark III Independent
Senior Advisor of Evercore Inc. (retired), global independent investment advisory firm
Age: 70
Director since: 2009
Board committee: Audit
Other public company directorships: None

DIRECTOR HIGHLIGHTS
Mr. Clark’s qualifications include finance and capital allocation knowledge and experience, risk management experience, mergers and acquisitions experience and investment advisory experience specific to the power and utilities industries. The skills Mr. Clark developed with his extensive involvement in strategic mergers and acquisitions and capital markets transactions are particularly valuable to the Board as the Southern Company system continues to finance major capital projects.

►Mr. Clark was a Senior Advisor with Evercore Inc. (formerly Evercore Partners Inc.) from August 2011 until his retirement in December 2016. As a Senior Advisor, Mr. Clark was primarily focused on expanding advisory activities in North America with a particular focus on the power and utilities sectors.
►With more than 40 years of experience in the global financial and the utility industries, Mr. Clark brings a wealth of experience in finance and risk management to his role as a Director.
►Prior to joining Evercore, Mr. Clark was Group Chairman of Global Power and Utilities at Citigroup, Inc. from 2001 to 2009. He joined Lexicon Partners, LLC in July 2009, which Evercore Partners subsequently acquired in August 2011.
►His work experience includes numerous capital markets transactions of debt, equity, bank loans, convertible securities and securitization, as well as advice in connection with mergers and acquisitions. He also has served as policy advisor to numerous clients on capital structure, cost of capital, dividend strategies and various financing strategies.
►He has served as Chair of the Wall Street Advisory Group of the Edison Electric Institute.

Anthony F. “Tony” Earley, Jr. Independent
Chairman, President and Chief Executive Officer, PG&E Corporation (retired), public utility holding company providing natural gas and electric services
Age: 70
Director since: 2019
Board committees: Compensation and Management Succession; Operations, Environmental and Safety
Other public company directorships: Ford Motor Company

DIRECTOR HIGHLIGHTS
Mr. Earley’s qualifications include public company CEO experience and energy industry expertise including nuclear regulation, generation and technology, as well as cybersecurity matters, environmental matters and major capital projects. His experience as the president and chief executive officer of energy companies and his involvement in electric industry-wide research and development programs are valuable to the Board.

►Mr. Earley served as Chairman, President and Chief Executive Officer of PG&E Corporation from 2011 until February 2017, when he became Executive Chairman. He served as Executive Chairman until his retirement from PG&E in December 2017. On January 29, 2019, PG&E Corporation and its subsidiary Pacific Gas and Electric Company filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code as a result of wildfire claims in California.
►Before joining PG&E Corporation, he served in several executive leadership roles during 17 years at DTE Energy, including Executive Chairman, President, Chief Executive Officer and Chief Operating Officer. He served in various executive roles at Long Island Lighting Company, including President and Chief Operating Officer. He was also a partner at the Hunton & Williams LLP law firm (now Hunton Andrews Kurth LLP) as a member of the energy and environmental team, where he participated in the licensing of both nuclear and non-nuclear generating plants and represented nuclear utilities in rulemaking actions before the U.S. Nuclear Regulatory Commission.
►Prior to beginning his lengthy career in the utility industry, Mr. Earley earned a degree in physics and served in the U.S. Navy as an officer on the nuclear submarine, USS Hawkbill.
►Mr. Earley is a member of the Board of Directors of Ford Motor Company and serves as Lead Outside Director and on the Compensation (chairman), the Nominating and Governance and the Sustainability and Innovation Committees.
►He previously served on the executive committees of the Edison Electric Institute and the Nuclear Energy Institute and served on the Board of the Electric Power Research Institute.

Southern Company 2020 Proxy Statement	15

Southern Company Board of Director Nominees

Thomas A. Fanning
Chairman of the Board, President and Chief Executive Officer of Southern Company
Age: 63
Director since: 2010
Board committee: None
Other public company directorships: Vulcan Materials Company (formerly a Director of The St. Joe Company)

DIRECTOR HIGHLIGHTS
Mr. Fanning’s qualifications include public company CEO experience and electric and natural gas industry knowledge and experience, including nuclear and new technology matters, cybersecurity matters, environmental matters and governmental affairs and financial expertise. His deep knowledge of the Company, based on nearly 40 years of service, as well as his civic participation on a local and national level, are valuable to the Board.

►Mr. Fanning has held numerous leadership positions across the Southern Company system during his almost 40 years with the Company. He served as Executive Vice President and Chief Operating Officer of the Company from 2008 to 2010, leading the Company’s generation and transmission, engineering and construction services, research and environmental affairs, system planning and competitive generation business units. He served as the Company’s Executive Vice President and Chief Financial Officer from 2003 to 2008, where he was responsible for the Company’s accounting, finance, tax, investor relations, treasury and risk management functions. In those roles, he also served as the chief risk officer and had responsibility for corporate strategy.
►He serves as the co-chair of the Electricity Subsector Coordinating Council, which serves as the principal liaison between the federal government and the electric power sector to protect the integrity of the national electric grid. His leadership in the cybersecurity area was recognized by the U.S. Senate in 2019 with an appointment to the Cyberspace Solarium Commission, a group developing a protection strategy for the cyberspace interests of the United States.
►Mr. Fanning is a Director of Vulcan Materials Company, serving as a member of the Audit Committee and the Compensation Committee. He served on the Board of Directors of the Federal Reserve Bank of Atlanta from 2012 to 2018 and is a past chairman.
►He also served on the Board of Directors for the St. Joe Company, a real estate developer and asset manager, from 2005 to 2011.

David J. Grain Independent
Chief Executive Officer and Managing Director, Grain Management, LLC (Grain Management), private equity firm specializing in the communications industry
Age: 57
Director since: 2012
Board committees: Compensation and Management Succession; Finance (Chair)
Other public company directorships: New Fortress Energy LLC

DIRECTOR HIGHLIGHTS
Mr. Grain’s qualifications include capital allocation expertise, financial expertise, major capital projects knowledge and experience, technology innovations knowledge and experience and risk management experience. Mr. Grain’s knowledge and involvement managing large and small businesses and raising and managing investor capital, particularly in a regulated industry, is also valuable to the Board.

►Mr. Grain is the Chief Executive Officer of Grain Management, a private equity firm focused on global investments in the media and communications sectors, which he founded in 2006. With headquarters in Washington, D.C. and offices in New York City, New York and Sarasota, Florida, the firm manages capital for a number of the country’s leading academic endowments, public pension funds and foundations.
►Mr. Grain also founded and was Chief Executive Officer of Grain Communications Group, Inc.
►Prior to founding Grain Management, he served as President of Global Signal, Inc., Senior Vice President of AT&T Broadband’s New England Region and Executive Director in the High Yield Finance Department at Morgan Stanley.
►Mr. Grain was appointed by President Obama in 2011 to the National Infrastructure Advisory Council.
►He previously served as Chairman of the Florida State Board of Administration Investment Advisory Council as an appointee of former Governor Charlie Crist, where he provided independent oversight of the state board’s funds and major investment responsibilities, including investments for the Florida Retirement System programs.
►Mr. Grain is a Director of New Fortress Energy LLC, serving as a member of the Audit Committee.
►He is currently a member of the Advisory Board of the Amos Tuck School of Business Administration at Dartmouth College, serves on the Investment Committee of the United States Tennis Association and is a Trustee of the Brookings Institution.

16	Southern Company 2020 Proxy Statement

Southern Company Board of Director Nominees

Donald M. James Independent
Chairman of the Board and Chief Executive Officer of Vulcan Materials Company (retired), producer of aggregate and aggregate-based construction materials
Age: 71
Director since: 1999
Board committees: Compensation and Management Succession; Finance
Other public company directorships: Wells Fargo & Company (formerly a Director of Vulcan Materials Company and Protective Life Corporation)

DIRECTOR HIGHLIGHTS
Mr. James’ qualifications include public company CEO experience, a legal background as a former public company general counsel and an understanding of corporate governance, risk management, major capital projects and environmental matters. Mr. James brings important perspectives on management, operations and strategy from his experience as the former chief executive officer of a public company.

►Mr. James joined Vulcan Materials Company in 1992 as Senior Vice President and General Counsel. He next became President of the Southern Division, followed by Senior Vice President of the Construction Materials Group, and then President and Chief Operating Officer. In 1997, he was elected Chairman and Chief Executive Officer. Mr. James retired from his position as Chief Executive Officer of Vulcan Materials Company in July 2014 and Executive Chairman in January 2015. He retired in December 2015 as Chairman of the Board of Directors of Vulcan Materials Company.
►Prior to joining Vulcan Materials Company, Mr. James was a partner at the law firm of Bradley, Arant, Rose & White for 10 years.
►Mr. James serves on the Finance, the Governance and Nominating (Chair) and the Human Resources Committees of Wells Fargo & Company’s Board of Directors.
►Mr. James is a Trustee of Children’s of Alabama, where he serves on the Executive Committee and the Compensation Committee.

John D. Johns Independent
Chairman of DLI North America Inc., the oversight company for Protective Life Corporation (Protective Life), provider of financial services through insurance and investment products
Age: 68
Director since: 2015
Board committees: Compensation and Management Succession (Chair); Finance
Other public company directorships: Genuine Parts Company and Regions Financial Corporation (formerly a Director of Alabama Power)

DIRECTOR HIGHLIGHTS
Mr. Johns’ qualifications include public company CEO experience, financial expertise, capital allocation experience and risk management experience in a highly-regulated industry. His legal background as the former general counsel of a large energy public holding company that included natural gas operations and his prior service for over a decade on the Board of Directors of Alabama Power are also of significant value to the Board.

►Mr. Johns served as Chairman and Chief Executive Officer of Protective Life from 2002 to 2017 and President from 2002 to January 2016. He joined Protective Life in 1993 as Executive Vice President and Chief Financial Officer.
►Before his tenure at Protective Life, Mr. Johns served as general counsel of Sonat, Inc., a diversified energy company.
►Prior to joining Sonat, Inc., Mr. Johns was a founding partner of the law firm Maynard, Cooper & Gale, P.C.
►He previously served on the Board of Directors of Alabama Power from 2004 to 2015. During his tenure on the Alabama Power Board, he was a member of the Nominating and Executive Committees.
►He is a member of the Boards of Directors of Regions Financial Corporation, where he is Chairman of the Risk Committee, and Genuine Parts Company, where he serves as Lead Independent Director and chairs the Compensation, Nominating and Governance Committee and the Executive Committee.
►Mr. Johns has served on the Executive Committee of the Financial Services Roundtable in Washington, D.C. and is a past chairman of the American Council of Life Insurers.
►Mr. Johns has served as the Chairman of the Business Council of Alabama, the Birmingham Business Alliance, the Greater Alabama Council, Boy Scouts of America and Innovation Depot, Alabama’s leading business and technology incubator.

Southern Company 2020 Proxy Statement	17

Southern Company Board of Director Nominees

Dale E. Klein Independent
Associate Vice Chancellor of Research of the University of Texas System and former Commissioner and Chairman, U.S. Nuclear Regulatory Commission, federal agency responsible for regulation of nuclear reactor materials and safety
Age: 72
Director since: 2010
Board committees: Compensation and Management Succession; Operations, Environmental and Safety (Chair); Business Security and Resiliency
Other public company directorships: Pinnacle West Capital Corporation, Arizona Public Service Company

DIRECTOR HIGHLIGHTS
Dr. Klein’s qualifications include expertise in nuclear energy research, regulation, safety and technology, as well as experience in environmental matters and governmental affairs. His senior leadership skills demonstrated as the Chairman of the U.S. Nuclear Regulatory Commission are also important to the Board.

►Dr. Klein was Commissioner from 2009 to 2010 and Chairman from 2006 through 2009 of the U.S. Nuclear Regulatory Commission. He also served as Assistant to the Secretary of Defense for Nuclear, Chemical and Biological Defense Programs from 2001 through 2006.
►Dr. Klein has more than 40 years of experience in the nuclear energy industry.
►Dr. Klein began his career at the University of Texas in 1977 as a professor of mechanical engineering, which included a focus on the university’s nuclear program. He spent 33 years in various teaching and leadership positions, including Director of the nuclear engineering teaching laboratory, Associate Dean for research and administration in the College of Engineering and Vice Chancellor for special engineering programs.
►He serves on the Audit and Nuclear and Operating Committees of Pinnacle West Capital Corporation, an Arizona energy company, and is a member of the Board of Pinnacle West Capital Corporation’s principal subsidiary, Arizona Public Service Company.

18	Southern Company 2020 Proxy Statement

Southern Company Board of Director Nominees

Ernest J. Moniz Independent
Cecil and Ida Green Professor of Physics and Engineering Systems Emeritus, Special Advisor to the President of Massachusetts Institute of Technology (MIT) and former U.S. Secretary of Energy
Age: 75
Director since: 2018
Board committees: Nominating, Governance and Corporate Responsibility; Operations, Environmental and Safety; Business Security and Resiliency (Chair)
Other public company directorships: None

DIRECTOR HIGHLIGHTS
Dr. Moniz’s qualifications include senior leadership experience, energy industry experience, nuclear expertise and cybersecurity matters knowledge. Having served as U.S. Secretary of Energy, Dr. Moniz brings key insights about energy and environmental regulation and policy. His current roles in academia and as the leader of nonprofit energy industry organizations allow him to contribute up-to-date perspectives on clean energy, climate change, environmental matters and national security.

►Dr. Moniz is an American nuclear physicist who served as the 13th U.S. Secretary of Energy from May 2013 until January 2017. Dr. Moniz engaged regularly with issues related to energy regulation and policy, environmental regulation and policy and greenhouse gas emissions.
►He also serves as the President and Chief Executive Officer of The Energy Futures Initiative, Inc. (EFI) and Co-Chairman and Chief Executive Officer of the Nuclear Threat Initiative, positions he has held since June 2017. EFI is a non-profit organization providing analytically-based, unbiased policy options to advance a cleaner, safer, more affordable and more secure energy future. The Nuclear Threat Initiative is a non-profit, non-partisan organization working to protect lives, livelihoods and the environment from nuclear, biological, radiological, chemical and cyber dangers.
►Dr. Moniz’s involvement in national energy policy began in 1995, when he served as Associate Director for Science in the Office of Science and Technology Policy in the Executive Office of the President.
►He later oversaw the U.S. Department of Energy’s science, energy and security programs as Under Secretary from 1997 to 2001.
►He was a member of the President’s Council of Advisors on Science and Technology from 2009 to 2013 and received the Department of Defense Distinguished Public Service Award in 2016.
►Prior to his appointment as Secretary of Energy, he had a career spanning four decades at MIT, during which he was head of the MIT Department of Physics from 1991 to 1995 and in 1997, and he was the Founding Director of the MIT Energy Initiative and Director of the Laboratory for Energy and the Environment. Since January 2017, Dr. Moniz has served as the Cecil and Ida Green Professor of Physics and Engineering Systems Emeritus and Special Advisor to the President of MIT.
►Dr. Moniz is also a non-resident Senior Fellow at the Harvard Belfer Center and the inaugural Distinguished Fellow of the Emerson Collective.
►Dr. Moniz served on the U.S. Department of Defense Threat Reduction Advisory Committee and the Blue Ribbon Commission on America’s Nuclear Future. He also is Chair of the Advisory Board of the Clean Energy Venture Fund and the Lime Rock New Energy Fund, a member of the Council on Foreign Relations and a fellow of the American Association for the Advancement of Science, the American Academy of Arts and Sciences, the Humboldt Foundation and the American Physical Society. He has been honored by the governments of Cyprus, Portugal and Japan.

Southern Company 2020 Proxy Statement	19

Southern Company Board of Director Nominees

William G. Smith, Jr. Independent
Chairman of the Board, President and Chief Executive Officer of Capital City Bank Group, Inc., publicly-traded financial holding company providing a full range of banking services
Age: 66
Director since: 2006 Lead Independent Director, 2012-2014
Board committees: Audit (Chair)
Other public company directorships: Capital City Bank Group, Inc.

DIRECTOR HIGHLIGHTS
Mr. Smith’s qualifications include public company CEO experience, finance and capital allocation expertise, risk management expertise and audit and financial reporting experience. Mr. Smith contributes valuable perspectives on management, operations and regulatory compliance from his experience as the chief executive officer of a public company in a highly-regulated industry.

►Mr. Smith began his career at Capital City Bank in 1978, where he worked in a number of positions of increasing responsibility before being elected President and Chief Executive Officer of Capital City Bank Group, Inc. in January 1989. He was elected Chairman of the Board of the Capital City Bank Group, Inc. in 2003. He is also the Chairman and Chief Executive Officer of Capital City Bank.
►He previously served on the Board of Directors of the Federal Reserve Bank of Atlanta.
►Mr. Smith is the former Federal Advisory Council Representative for the Sixth District of the Federal Reserve System and past Chair of Tallahassee Memorial HealthCare and the Tallahassee Area Chamber of Commerce.

Steven R. Specker Lead Independent Director
President and Chief Executive Officer (retired), Electric Power Research Institute, a nonprofit organization conducting collaborative research and development related to the generation, delivery, and use of electricity
Age: 74
Director since: 2010 Lead Independent Director, 2018-present
Board committees: Nominating, Governance and Corporate Responsibility; Operations, Environmental and Safety
Other public company directorships: None

DIRECTOR HIGHLIGHTS
Dr. Specker’s qualifications include senior leadership experience, nuclear generation and nuclear energy technology and development expertise, regulatory experience, as well as knowledge and understanding of environmental matters and major capital projects. His background in clean energy innovation and electric industry-wide research and development spanning every aspect of generation, environmental protection, power delivery, retail use and power markets is valuable to our Board.

►Dr. Specker served as a member of the Board of Directors of TAE Technologies, Inc. from 2010 until 2018 and as its Chief Executive Officer from 2016 until his retirement in 2018. TAE Technologies is a private company focusing on the development of clean fusion energy technology.
►Dr. Specker served as President and Chief Executive Officer of the Electric Power Research Institute (EPRI) from 2004 until 2010.
►Prior to joining EPRI, Dr. Specker founded Specker Consulting, LLC, a private consulting firm, which provided operational and strategic planning services to technology companies serving the global electric power industry.
►Dr. Specker served in a number of leadership positions during his 30-year career at General Electric Company (GE), including serving as President of GE Nuclear Energy from 1992 until 2000.
►He currently serves on the Board of Smart Wires, Inc., a private company providing grid optimization solutions to the global electricity industry. He is also a former member of the Board of Trilliant Inc., a leading provider of smart grid communication solutions.

20	Southern Company 2020 Proxy Statement

Southern Company Board of Director Nominees

E. Jenner Wood III Independent
Corporate Executive Vice President – Wholesale Banking, SunTrust Banks, Inc. (retired), publicly-traded company providing a full range of financial services
Age: 68
Director since: 2012
Board committee: Audit
Other public company directorships: Genuine Parts Company, Oxford Industries, Inc. (formerly a Director of Crawford & Company and Georgia Power)

DIRECTOR HIGHLIGHTS
Mr. Wood’s qualifications include senior leadership experience as well as finance, banking and risk management knowledge and understanding. With his familiarity and knowledge gained from 10 years of service as a former member of the Board of Directors of Georgia Power, he contributes key perspectives on our operations and strategic imperatives.

►Mr. Wood served as Corporate Executive Vice President – Wholesale Banking of SunTrust Banks, Inc. from October 2015 until his retirement in December 2016. Prior to that, he served as Chairman and Chief Executive Officer of the Atlanta Division of SunTrust Bank from 2001 to 2015. He began his career with SunTrust Banks, Inc. in 1975 and advanced through various management positions including Chairman of the Board, President and Chief Executive Officer of the Georgia/North Florida Division and Chairman, President and Chief Executive Officer of SunTrust’s Central Group with responsibility over Georgia and Tennessee.
►He served as a member of the Board of Georgia Power from 2002 until May 2012. During his tenure on the Georgia Power Board, he served as Chair of the Finance Committee and as a member of the Compensation and Executive Committees. He also served as a Director of Crawford & Company, a large independent claims company, from 1997 to 2013.
►Mr. Wood is a Director of Oxford Industries, Inc., where he serves as Lead Director and a member of the Executive Committee, and a Director of Genuine Parts Company, where he serves on the Audit Committee and the Compensation, Nominating and Governance Committee.
►He is active in numerous civic and community organizations, serving as the past Chairman of the Metro Atlanta Chamber of Commerce and as Chairman of the Robert W. Woodruff Foundation, the Joseph B. Whitehead Foundation and the Lettie Pate Evans Foundation. Mr. Wood also serves as a Trustee of the Sartain Lanier Family Foundation and Chairman of the Jesse Parker Williams Foundation. In addition, he serves on the Board of Trustees of Emory University.

Mr. Larry D. Thompson will retire from our Board at the end of his term on the date of the annual meeting of stockholders. We sincerely thank Mr. Thompson for his many years of service on our Board, including serving as Lead Independent Director from 2015 to 2017 and serving as Chair of the Nominating, Governance and Corporate Responsibility Committee and as a member of the Audit Committee, Business Security and Resiliency Committee and Finance Committee.

Southern Company 2020 Proxy Statement	21

Corporate Governance at Southern Company

Key Governance Practices

Corporate Governance Standards, Practices and Principles

We seek to establish corporate governance standards and practices that create long-term value for our stockholders and positive influences on the governance of the Company. Below we identify each of the Investor Stewardship Group’s corporate governance principles and note how our specific actions, practices and beliefs are aligned with these principles.

Principle Boards are accountable to stockholders
►All Directors stand for stockholder election annually
►Majority voting standard in uncontested Director elections, and Directors not receiving majority support must tender their resignation for consideration by the Board
►Adopted market-standard proxy access for stockholders
►10% threshold for stockholders to request a special meeting
►Fully disclose our corporate governance practices

Principle Stockholders should be entitled to voting rights in proportion to their economic interest
►One class of common stock, with each share carrying equal voting rights (a “one-share, one-vote” standard)
Principle Boards should be responsive to stockholders and be proactive in order to understand their perspectives
►Proactive year-round stockholder outreach efforts that include participation of independent Directors and senior management, with feedback provided to the Board
►Regularly attend investor conferences to better understand emerging issues and stockholder perspectives and to facilitate in-person engagement opportunities
►Process in place for stockholders and interested parties to communicate with Lead Independent Director or other independent Directors
►Responded to a stockholder proposal that received significant support by posting our Planning for a low-carbon future report in April 2018 and setting GHG emission reduction goals for 2030 and 2050
►Responded to investor interest in aligning executive compensation with our GHG reduction goals by including, beginning in 2019, a metric that is aligned with our 2030 and 2050 goals as 10% of our CEO’s long-term equity incentive compensation award

Principle Boards should have a strong, independent leadership structure
►14 of 15 currently serving Directors, or 93%, are independent
►Strong Lead Independent Director with robust authority and responsibility that is disclosed to stockholders
►Annual Board review of leadership structure and disclosure of the Board’s reasoning underlying its leadership structure
►All Board committees are comprised of independent Directors and are chaired by independent Directors
►Independent Directors meet in executive session at every regular Board meeting and at every regular committee meeting

Principle Boards should adopt structures and practices that enhance their effectiveness
►Regular Board refreshment, with three new independent Directors added and three Directors retired since March 2018
►Added language to Corporate Governance Guidelines confirming the Board’s commitment to actively seeking out diverse candidates and including women and minority candidates in the pool from which the Board nominees are chosen
►Evergreen Board refreshment with nationally-recognized search firm on retainer
►Directors reflect a diverse mix of qualifications, skills and experience relevant to our businesses and strategies
►Of our currently serving Directors, 2 are women and 4 are ethnically diverse
►Annual Board self-assessment facilitated by an independent third party and annual committee self-assessment
►Board has full and free access to officers and employees
►During 2019, the Directors attended on average 96% of the total of all meetings of the Board and its committees, and all nominees for election at the 2019 annual stockholder meeting attended the meeting

Principle Boards should develop management incentive structures that are aligned with the long-term strategy of the company
►Say on Pay vote received over 94% stockholder support at 2019 annual meeting
►Incentive compensation performance metrics include outcome based measures that align with stockholder value, such as relative TSR, EPS and return on equity, as well as input measures that foster long-term sustainability, such as safety, customer satisfaction, reliability and culture
►Added GHG reduction metric to CEO’s long-term incentive compensation
►Responsive to stockholder feedback in considering adjustments to earnings and holding key members of management accountable

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Corporate Governance at Southern Company

Recent Governance and Disclosure Highlights

We are committed to enhancing our governance practices each year. Recent governance and disclosure highlights include:

2019

Q1		►Added Dr. Akella and Mr. Earley to the Board ►Restated our Certificate of Incorporation to make it easier for stockholders to identify its operative provisions
●

Q2		►Published our 2018 Corporate Responsibility Report
●
Q3
►Submitted the 2019 CDP Climate Disclosure survey and posted it on our website
►Established the Business Security and Resiliency Committee of the Board to oversee risks related to and preparedness for cybersecurity, physical security and resiliency of our enterprise
►Amended the Charter for the Operations, Environmental and Safety Committee to confirm that the committee provides oversight of business strategies designed to address the long-term reduction of carbon emissions and related risks and opportunities across the Company

●

Q4
►Updated the Corporate Governance Guidelines to include “Rooney Rule” language confirming the Board is committed to actively seeking out diverse candidates and will include women and minority candidates in the pool from which Board nominees are chosen; the update also reduces the number of public company boards on which a non-executive director may serve from five to four
►Amended and restated our By-Laws to modernize the provisions while continuing to protect stockholder rights
►Posted an updated ESG Reporting Template, as developed with the Edison Electric Institute for electric utilities

●

Enhanced ESG Disclosures

Review recent Southern Company ESG disclosures on the Corporate Responsibility page of our website at investor.southerncompany.com

Planning for a low-carbon future	EEI ESG/ Sustainability Reporting Template	Corporate Responsibility Report

We appreciate the growing interest by investors in ESG matters and regularly evaluate how we can enhance our disclosures and transparency.

►	In April 2018, we released the Planning for a low-carbon future report which detailed how we are taking steps to prepare for a low-carbon future, as well as the risks and opportunities for our Company in this transition. The report established GHG emissions reduction goals for 2030 and 2050 which encompass our electric and gas operations and outlined our strategy and commitment to achieving these goals in ways that make technical and economic sense.
►	We responded to the CDP Climate Disclosure surveys in 2018 and 2019 based on investor interest in the data. Our response is posted on our website for all investors to review. For 2019, Southern received a “B” or “Management” level score from CDP.
►	We regularly engage with key ESG rating firms to understand what information they rely on in their analysis and provide feedback when possible. For 2019, Southern received a rating of “AA” (on a scale of AAA - CCC) in the MSCI ESG Ratings assessment.

Southern Company 2020 Proxy Statement	23

Corporate Governance at Southern Company

Engaging with our Stakeholders

We place great importance on consistent dialogue with all our stakeholders, including stockholders, employees, customers and members of the communities that we serve. We regularly engage in discussions with, and provide comprehensive information for, constituents interested in Southern Company’s strategy, performance, governance, citizenship, stewardship and environmental compliance. We are receptive to stakeholder input, and we are committed to transparency and proactive interactions.

Stockholder Engagement

Our Board places great importance on regularly communicating with our stockholders to better understand their viewpoints and gather feedback regarding matters of investor interest. The Nominating, Governance and Corporate Responsibility Committee oversees our stockholder engagement efforts on behalf of the Board.

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Corporate Governance at Southern Company

Participants in various calls and meetings with our stockholders include:

►	Independent Directors (Lead Independent Director and Chair of our Compensation and Management Succession Committee)
►	Chairman and CEO (only when the engagement did not include a discussion of his compensation)
►	Chief Financial Officer
►	Chief Legal Officer
►	Senior Vice President of Environmental and System Planning
►	Senior Vice President of Human Resources/Total Rewards
►	Vice President, Corporate Governance
►	Director, Investor Relations and Corporate Governance

Stockholder feedback is communicated to our Board and its committees throughout the year.

In addition, our CFO and investor relations group lead our management team in hundreds of investor meetings throughout the year to discuss our business, our strategy and our financial results. Increasingly, these discussions also include ESG-related topics. Meetings include in-person, telephone and webcast conferences.

Environmental Stakeholder Engagement

Since 2011, we have held regular environmental stakeholder forums, webinars, calls and meetings covering a range of topics, including regulatory and policy issues, system risk and planning related to renewables, energy efficiency and GHG matters. Members of senior management participate in these events.

►	At the annual environmental stakeholder forum in May 2019, topics included carbon reduction efforts, R&D, understanding “just transition” concepts and advancing energy policy.
►	We had several follow-up conversations with participants in the stakeholder forum to further discuss topics raised at the forum, as well as a webinar to discuss coal combustion residuals.
►	We participated in a roundtable with several other utilities sponsored by a number of our environmental stakeholders to discuss “just transition” concepts, including the impact of the fleet transition on employees, customers and communities.
►	We participated in an in-person engagement that included several of our environmental stakeholders to discuss, among other topics, the continued decarbonization of the fleet, progress toward our emission reduction goals and the role of natural gas in the fleet transition.

Corporate Governance Website

Information relating to our corporate governance is available on the Corporate Governance page of our website at investor.southerncompany.com.

►	Board of Directors — Background and Experience
►	Composition of Board Committees
►	Board Committee Charters
►	Corporate Governance Guidelines
►	Link for on-line communication with Board of Directors
►	Management Council — Background and Experience
►	Executive Stock Ownership Requirements
►	Code of Ethics
►	Restated Certificate of Incorporation
►	Amended and Restated By-Laws
►	Securities and Exchange Commission (SEC) Filings
►	Policies and Practices for Political Spending and Lobbying-Related Activities
►	Anti-Hedging and Anti-Pledging Provision

These documents also may be obtained by requesting a copy from the Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308.

Southern Company 2020 Proxy Statement	25

Corporate Governance at Southern Company

Committees of the Board

Charters for each of the Board’s six standing committees can be found on the Corporate Governance page of our website at investor.southerncompany.com. All members of the Board’s standing committees are independent Directors.

Audit Committee
MEMBERS	William G. Smith, Jr., Chair Juanita Powell Baranco	Henry A. Clark III E. Jenner Wood III
ATTENDANCE	MEETINGS IN 2019 9	REPORT Page 86
The Audit Committee’s duties and responsibilities include the following:
►	Oversee the Company’s financial reporting, audit process, internal controls and legal, regulatory and ethical compliance.
►	Appoint the Company’s independent registered public accounting firm, approve its services and fees and establish and review the scope and timing of its audits.
►	Review and discuss the Company’s financial statements with management, the internal auditors and the independent registered public accounting firm, including critical accounting policies and practices, material alternative financial treatments within GAAP, proposed adjustments, control recommendations, significant management judgments and accounting estimates, new accounting policies, changes in accounting principles, any disagreements with management and other material written communications between the internal auditors and/or the independent registered public accounting firm and management.
►	Recommend the filing of the Company’s and its registrant subsidiaries’ annual financial statements with the SEC.

The Board has determined that all members of the Audit Committee are independent as defined by the NYSE corporate governance rules within its listing standards and rules of the SEC promulgated pursuant to the Sarbanes-Oxley Act of 2002.

The Board has determined that all members of the Audit Committee are financially literate under NYSE corporate governance rules and that William G. Smith, Jr. qualifies as an audit committee financial expert as defined by the SEC.

Business Security and Resiliency Committee
MEMBERS	Ernest J. Moniz, Chair Janaki Akella	Dale E. Klein Larry D. Thompson
ATTENDANCE	MEETINGS IN 2019 5
The Business Security and Resiliency Committee’s duties and responsibilities include the following:
►	Oversee management’s efforts to establish and continuously improve enterprise-wide security policies, programs, standards and controls, including those related to cyber and physical security.
►	Oversee management’s efforts to monitor significant security events and operational and compliance activities.

The Board has determined that each member of the Business Security and Resiliency Committee is independent.

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Corporate Governance at Southern Company

Compensation and Management Succession Committee
MEMBERS	John D. Johns, Chair Anthony F. Earley, Jr. David J. Grain	Donald M. James Dale E. Klein
ATTENDANCE	MEETINGS IN 2019 10	LETTER AND REPORT Page 44

The Compensation and Management Succession Committee’s duties and responsibilities include the following:

►	Evaluate the performance of the CEO at least annually, review the evaluation with the independent Directors of the Board and approve the compensation level of the CEO for ratification by the independent Directors of the Board based on this evaluation.
►	Oversee the evaluation and review and approve the compensation level of the other executive officers.
►	Review and approve compensation plans and programs, including performance-based compensation, equity-based compensation programs and perquisites.
►	Review CEO and other management succession plans with the CEO and the full Board, including succession of the CEO in the event of an emergency.
►	Review risks and associated risk management activities related to workforce issues.
►	Review the assessment of risk associated with employee compensation policies and practices, particularly performance-based compensation, as they relate to risk management practices and/or risk-taking incentives.
►	Review and discuss with management the CD&A.

The Board has determined that all members of the Compensation and Management Succession Committee are independent as defined by the NYSE corporate governance rules within its listing standards.

The Compensation and Management Succession Committee engaged Pay Governance to provide an independent assessment of the current executive compensation program and any management-recommended changes to that program and to work with management to ensure that the executive compensation program is designed and administered consistent with the Compensation and Management Succession Committee’s requirements. Pay Governance also advises the Compensation and Management Succession Committee on executive compensation and related corporate governance trends.

Pay Governance is engaged directly by the Compensation and Management Succession Committee and does not provide any services to management unless authorized to do so by the Compensation and Management Succession Committee. The Compensation and Management Succession Committee reviewed Pay Governance’s independence and determined that Pay Governance is independent and the engagement did not present any conflicts of interest. Pay Governance also determined that it was independent from management, which was confirmed in a written statement delivered to the Compensation and Management Succession Committee.

Southern Company 2020 Proxy Statement	27

Corporate Governance at Southern Company

Finance Committee
MEMBERS	David J. Grain, Chair Donald M. James	John D. Johns Larry D. Thompson
ATTENDANCE	MEETINGS IN 2019 6

The Finance Committee’s duties and responsibilities include the following:

►	Review the Company’s financial matters and recommend actions to the Board such as dividend philosophy and financial plan approval.
►	Provide input regarding the Company’s financial plan and associated financial goals.
►	Review the financial strategy of and the strategic deployment of capital by the Company.
►	Provide input to the Compensation and Management Succession Committee on financial goals and metrics for the Company’s annual and long-term incentive compensation programs.

The Board has determined that each member of the Finance Committee is independent.

Nominating, Governance and Corporate Responsibility Committee
MEMBERS	Jon A. Boscia, Chair Ernest J. Moniz Steven R. Specker
ATTENDANCE	MEETINGS IN 2019 5

The Nominating, Governance and Corporate Responsibility Committee’s duties and responsibilities include the following:

►	Recommend Board size and membership criteria and identify, evaluate and recommend Director candidates.
►	Oversee and make recommendations regarding the composition of the Board and its committees.
►	Review and make recommendations regarding total compensation for non-employee Directors.
►	Periodically review and recommend updates to the Corporate Governance Guidelines and Board committee charters.
►	Coordinate the performance evaluations of the Board and its committees.
►	Oversee the Company’s practices and positions to advance its corporate citizenship, including environmental, sustainability and corporate social responsibility initiatives.
►	Oversee the Company’s stockholder engagement program.

The Board has determined that each member of the Nominating, Governance and Corporate Responsibility Committee is independent.

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Corporate Governance at Southern Company

Operations, Environmental and Safety Committee
MEMBERS	Dale E. Klein, Chair Janaki Akella Jon A. Boscia	Anthony F. Earley, Jr. Ernest J. Moniz Steven R. Specker
ATTENDANCE	MEETINGS IN 2019 5

The Operations, Environmental and Safety Committee’s duties and responsibilities include the following:

►	Oversee information, activities and events relative to significant operations of the Southern Company system including nuclear and other power generation facilities, electric transmission and distribution, natural gas distribution and storage, fuel and information technology initiatives.
►	Oversee business strategies designed to address the long-term reduction of carbon emissions and related risks and opportunities across the Company.
►	Oversee significant environmental and safety regulation, policy and operational matters.
►	Oversee the Southern Company system’s management of significant construction projects.
►	Provide input to the Compensation and Management Succession Committee on the key operational goals and metrics for the annual short-term incentive compensation program.

The Board has determined that each member of the Operations, Environmental and Safety Committee is independent.

Board Composition and Structure

Board Refreshment

The Nominating, Governance and Corporate Responsibility Committee regularly considers the long-term makeup of our Board and how the members of our Board will change over time, including frequent consideration of potential Board candidates. In 2019, the Board updated the Corporate Governance Guidelines to confirm its belief in the importance of regular Board refreshment.

The Board aims to strike a balance between the knowledge that comes from longer-term service on the Board and the new experience and ideas that can come from adding Directors to the Board. The Board believes the average tenure of the Director nominees of approximately 8.5 years reflects the balance the Board seeks between different perspectives brought by longer-serving Directors and new Directors.

DIRECTOR NOMINEE TENURE
8.5 years

The Nominating, Governance and Corporate Responsibility Committee continues to focus on Board refreshment to align the Board’s long-term composition with the Company’s long-term strategy and to effect meaningful Board succession planning. The Nominating, Governance and Corporate Responsibility Committee has an evergreen Board search process in place and has engaged a nationally-recognized Board search firm to assist in the identification of qualified candidates.

During 2019, the Nominating, Governance and Corporate Responsibility Committee undertook a review of the collective qualifications, skills, attributes and experience that it desires on the Board and updated the Board composition analysis and associated definitions. The aim of the review and update was to consider the qualifications, skills, attributes and experiences that the Board believes are aligned with oversight of long-term strategy and related risks and opportunities.

Since March 2018, we have added three new independent Directors to the Board: Dr. Akella, Mr. Earley and Dr. Moniz. Over the same period of time, three directors have retired. Effective at the annual meeting, Mr. Thompson will retire from the Board. The Board aims to further refresh its membership in the coming year, with a particular focus on gender diverse Director candidates.

Southern Company 2020 Proxy Statement	29

Corporate Governance at Southern Company

Board Nomination Process

Identifying Nominees for Election to the Board

The Nominating, Governance and Corporate Responsibility Committee, comprised entirely of independent Directors, is responsible for identifying, evaluating and recommending nominees for election to the Board. Final selection of the nominees for election to the Board is within the sole discretion of the Board.

The Board believes that, as a whole, it should have collective qualifications, attributes, skills and experience beneficial to our Company and in line with our long-term strategic plans.

The following describes the selection process for new Directors.

Board Succession Planning	As it seeks potential candidates for Director, the Nominating, Governance and Corporate Responsibility Committee considers the qualifications, skills, attributes and experiences of the Board and identifies the skills and experiences of a candidate that would enhance the Board’s oversight of long-term strategy and related risks and opportunities.
Identification of Candidates	The Nominating, Governance and Corporate Responsibility Committee engages in an evergreen search process with the assistance of an independent search firm to identify qualified Director candidates based on the talent framework consistent with our leadership mission and aligned with our strategic imperatives that drive long-term value. The Nominating, Governance and Corporate Responsibility Committee also considers the following personal characteristics and qualifications:
►Highest degree of integrity and ethical standards
►Independence from management
►Ability to provide sound and informed judgment
►History of achievement that reflects superior standards
►Willingness to commit sufficient time
►Financial literacy
►Number of other board memberships
►Genuine interest in the Company and a recognition that, as a member of the Board, one is accountable to the stockholders of the Company, not to any particular interest group

As part of its evaluation of Board composition, the Committee will consider aspects of diversity, such as diversity of race, gender and ethnicity.

Meeting with Candidates	Potential Director candidates are initially interviewed by our Chairman and CEO, Lead Independent Director and members of the Nominating, Governance and Corporate Responsibility Committee. If there is a collective agreement that the Nominating, Governance and Corporate Responsibility Committee would like to move forward with the candidate, all members of the Board are provided an opportunity to interview the Director candidate and provide feedback to the Committee.
Decision and Nomination	The Nominating, Governance and Corporate Responsibility Committee recommends, and the full Board approves, the Director candidate best qualified to serve the interests of the Company and its stockholders for nomination.
Election	Stockholders consider the nominees and elect Directors at the annual meeting to serve one-year terms. The Board may also elect Directors on the recommendation of the Nominating, Governance and Corporate Responsibility Committee throughout the year, following the same process, when determined to be in the best interests of the Company and its stockholders.

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Corporate Governance at Southern Company

Proxy Access

Proxy access generally refers to the right of stockholders who meet certain ownership thresholds to nominate one or more Directors to the Board and have the nominees included in the Company’s proxy materials and on the Company’s proxy card.

The following are the key terms of our proxy access By-Law.

Any stockholder or group of up to 20 stockholders maintaining continuous qualifying ownership of at least 3% of our outstanding shares for at least 3 years

Can nominate, and include in our proxy materials, Director nominees constituting the greater of 2 nominees or 20% (rounded down) of the number of Directors in our proxy materials for the next annual meeting

Nominating stockholder(s) and the nominee(s) must also meet the eligibility requirements described in our By-Laws.

Stockholder Recommendation of Board Candidates

►	The Nominating, Governance and Corporate Responsibility Committee considers potential board candidates recommended by stockholders.
►	Recommendations can be made by submitting the candidate’s information to our Corporate Secretary in writing at Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308. Stockholders should provide as much relevant information about the candidate as possible, including the candidate’s biographical information and qualifications to serve.
►	A stockholder recommended candidate is reviewed in the same manner as a candidate identified by the Nominating, Governance and Corporate Responsibility Committee.
►	For information about the direct nomination of directors for election by stockholders at an annual meeting as provided in the By-Laws, see page 99.

Diversity of our Board

While our Corporate Governance Guidelines do not prescribe diversity standards, the Guidelines mandate that the Board as a whole should be diverse. Our Board believes that diversity is important, as a variety of viewpoints contribute to a more effective decision-making process.

►The Nominating, Governance and Corporate Responsibility Committee regularly evaluates the expertise and needs of the Board to determine the Board’s membership and size.
►As part of this evaluation, the Nominating, Governance and Corporate Responsibility Committee considers aspects of diversity, such as diversity of race, gender and ethnicity.
►The Nominating, Governance and Corporate Responsibility Committee also considers diversity of age, education, industry, business background and experience in the selection of candidates to serve on the Board.
DIRECTOR NOMINEE DIVERSITY

In 2019, the Board updated the Corporate Governance Guidelines to include “Rooney Rule” language confirming the Board is committed to actively seeking out diverse candidates and will include women and minority candidates in the pool from which Board nominees are chosen.

The Nominating, Governance and Corporate Responsibility Committee assesses the effectiveness of its efforts at pursuing diversity through its evaluations of the Board’s composition.

Southern Company 2020 Proxy Statement	31

Corporate Governance at Southern Company

Majority Voting for Directors and Director Resignation Policy

We have a majority vote standard for Director elections, which requires that a nominee for Director in an uncontested election receive a majority of the votes cast at a stockholder meeting in order to be elected to the Board. The Board believes that the majority vote standard in uncontested Director elections strengthens the Director nomination process and enhances Director accountability.

We also have a Director resignation policy, which requires any nominee for election as a Director to submit an irrevocable letter of resignation as a condition to being named as such nominee, which would be tendered in the event that nominee fails to receive the affirmative vote of a majority of the votes cast in an uncontested election at a meeting of stockholders. Such resignation would be considered by the Board, and the Board would be required to either accept or reject such resignation within 90 days from the certification of the election results.

Board Independence

Director Independence Standards

No Director will be deemed to be independent unless the Board affirmatively determines that the Director has no material relationship with the Company directly or as an officer, stockholder or partner of an organization that has a relationship with the Company. The Board has adopted categorical guidelines which provide that a Director will not be deemed to be independent if within the preceding three years:

►	The Director was employed by the Company or the Director’s immediate family member was an executive officer of the Company.
►	The Director has received, or the Director’s immediate family member has received, during any 12-month period, direct compensation from the Company of more than $120,000, other than Director and committee fees. (Compensation received by an immediate family member for service as a non-executive employee of the Company need not be considered.)
►	The Director was affiliated with or employed by, or the Director’s immediate family member was affiliated with or employed in a professional capacity by, a present or former external auditor of the Company and personally worked on the Company’s audit.
►	The Director was employed, or the Director’s immediate family member was employed, as an executive officer of a company where any of the Company’s present executive officers at the same time served on that company’s compensation committee.
►	The Director is a current employee, or the Director’s immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any year, exceeds the greater of $1,000,000 or 2% of that company’s consolidated gross revenues.
►	The Director or the Director’s spouse serves as an executive officer of a charitable organization to which the Company made discretionary contributions which, in any year, exceeds the greater of $1,000,000 or 2% of the organization’s consolidated gross revenues.

These guidelines are in compliance with the NYSE corporate governance rules within its listing standards.

Director Independence Review Process

At least annually, the Board receives a report on all commercial, consulting, legal, accounting, charitable or other business relationships that a Director or the Director’s immediate family members have with the Company and its subsidiaries. This report includes all ordinary course transactions with entities with which the Directors are associated.

►	The Board determined that the Company and its subsidiaries followed our procurement policies and procedures, that the amounts reported were well under the thresholds contained in the Director independence requirements and that no Director had a direct or indirect material interest in the transactions included in the report.
►	The Board reviewed all contributions made by the Company and its subsidiaries to charitable organizations with which the Directors are associated. The Board determined that the contributions were consistent with other contributions by the Company and its subsidiaries to charitable organizations and none were approved outside the Company’s normal procedures.

32	Southern Company 2020 Proxy Statement

Corporate Governance at Southern Company

►	In determining Director independence, the Board considers transactions, if any, identified in the report discussed above that affect Director independence, including any transactions in which the amounts reported were above the threshold contained in the Director independence requirements and in which a Director had a direct or indirect material interest. No such transactions were identified and, as a result, no such transactions were considered by the Board.
►	The Board also considered that, in the ordinary course of the Southern Company system’s business, electricity and natural gas are provided to some Directors and entities with which the Directors are associated on the same terms and conditions as provided to other customers of the Southern Company system.

As a result of its review process, the Board affirmatively determined that 13 of its 14 nominees for Director are independent. Mr. Thompson, who is retiring from the Board at the annual meeting, is also independent. The only member of the Board that is not independent is Mr. Fanning, Chairman, President and CEO of the Company.

►Janaki Akella ►Juanita Powell Baranco ►Jon A. Boscia ►Henry A. Clark III ►Anthony F. Earley, Jr. ►David J. Grain ►Donald M. James	►John D. Johns ►Dale E. Klein ►Ernest J. Moniz ►William G. Smith, Jr. ►Steven R. Specker ►E. Jenner Wood III	DIRECTOR NOMINEE INDEPENDENCE

Board Leadership Structure

Our Corporate Governance Guidelines and our By-Laws allow the independent Directors flexibility to split or combine the Chairman and CEO responsibilities. The independent Directors annually review our leadership structure to determine the structure that is in the best interest of Southern Company and its stockholders.

The Board continues to believe that its current leadership structure, which has a combined role of Chairman and CEO counterbalanced by a strong independent Board led by an empowered Lead Independent Director and fully-independent Board committees chaired by independent Directors, provides the optimal balance between independent oversight of management and unified leadership. The Board believes this leadership structure is most suitable for us at this time and is in the best interest of our stockholders.

►	The combined role of Chairman and CEO is held by Tom Fanning, who is the Director most familiar with our business and industry, including the regulatory structure and other industry-specific matters, as well as being most capable of effectively identifying strategic priorities and leading discussion and execution of strategy.
►	Independent Directors and management have different perspectives and roles in strategy development. The CEO brings Company-specific experience and expertise, while our independent Directors bring experience, oversight and expertise from outside the Company and its industry.
►	The Board believes that the combined role of Chairman and CEO promotes the development and execution of our strategy and facilitates the flow of information between management and the Board, which is essential to effective corporate governance.

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Corporate Governance at Southern Company

Role of the Lead Independent Director
DR. STEVEN R. SPECKER The independent Directors are committed to providing independent oversight of Southern’s long-term strategy and significant risks on behalf of all stockholders.

The Lead Independent Director is elected by the independent Directors of the Board. Dr. Specker was elected by the independent Directors in May 2018 to serve as Lead Independent Director.

The Lead Independent Director has the following key authorities and responsibilities:

►Working with the Chairman to set the agenda for Board meetings
►Approving the agenda (with the ability to add agenda items) and schedule for Board meetings to provide that there is sufficient time for discussion of all agenda items
►Approving information sent to the Board
►Chairing executive sessions of the non-management Directors, held at every regular board meeting, and having the ability to call an executive session
►Chairing Board meetings in the absence of the Chairman
►Meeting regularly with the Chairman
►Acting as the principal liaison between the Chairman and the non-management Directors (although every Director has direct and complete access to the Chairman at any time)
►Serving as the primary contact Director for stockholders and other interested parties
►Communicating any sensitive issues to the Directors
► Overseeing the independent Directors’ performance evaluation of the Chairman, in conjunction with the chair of the Compensation and Management Succession Committee

The Lead Independent Director is elected by the independent Directors of the Board to serve in the role for a period of generally two to three years. The Board’s succession planning process includes the regular review of the skills, qualifications, attributes and experiences of the independent Directors to identify potential future candidates for the Lead Independent Director role.

Role of the Independent Directors

The Board has strong, independent Directors that provide additional independent leadership to the Board and effective oversight of management. All members of our Board other than the Chairman and CEO, or 14 of our 15 currently serving Directors, are independent.

The independent Directors are free to raise subjects at a Board meeting that are not on the agenda for that meeting. The independent Directors meet in executive session without the Chairman and CEO present at every regular board meeting.

All of the Board’s six standing committees are comprised solely of independent Directors, and independent Directors chair all of these committees. Each Board committee has a designated member of senior management, other than the Chairman and CEO, that works with the independent Director that chairs that committee to develop the committee’s agenda for each meeting. The independent Director that chairs each committee reviews and approves the agenda and materials to be covered at the upcoming meeting. The independent Directors are free to raise subjects at a committee meeting that are not on the agenda for that meeting. Each Board committee meets in executive session at every regular committee meeting.

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Corporate Governance at Southern Company

The independent Directors evaluate the performance of the Chairman and CEO at least annually. The Lead Independent Director, in conjunction with the chair of the Compensation and Management Succession Committee, is responsible for overseeing the evaluation process. Input on the Chairman and CEO’s performance is sought from all of the independent Directors. The Lead Independent Director facilitates a robust discussion of the evaluation results with the independent Directors while meeting in executive session. The Lead Independent Director and the chair of the Compensation and Management Succession Committee together discuss the evaluation with the Chairman and CEO. The evaluation is used by the Compensation and Management Succession Committee to determine the compensation to be recommended for ratification by the independent Directors.

Meetings and Attendance

The Board met 8 times in 2019. All of our Directors attended at least 75% of applicable Board and committee meetings in 2019. Our Directors are engaged, as demonstrated by the average Director attendance at all applicable Board and committee meetings in 2019 of 96%.

All Director nominees are expected to attend the annual meeting of stockholders. All nominees for Director at the 2019 annual meeting were in attendance at the meeting.

ENGAGED DIRECTORS

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Corporate Governance at Southern Company

Board and Committee Responsibilities

Board Risk Oversight

The Board and its committees have both general and specific risk oversight responsibilities. The Board has broad responsibility to provide oversight of significant risks primarily through direct engagement with management and through delegation of ongoing risk oversight responsibilities to the committees. Any risk oversight that is not allocated to a committee remains with the Board.

At least annually, the Board reviews our risk profile to ensure that oversight of each risk is properly designated to an appropriate committee or the full Board. The charters of the committees and the checklist of agenda items for each committee define the areas of risk for which each committee is responsible for providing ongoing oversight.

Audit Committee
►Reviews risks and associated risk management activities related to financial reporting and ethics- and compliance-related matters.
►Reviews the adequacy of the risk oversight process and documentation that appropriate enterprise risk management and oversight are occurring. The documentation includes a report that tracks which significant risk reviews have occurred and the committee(s) reviewing such risks. In addition, an overview is provided at least annually of the risk assessment and profile process conducted by Company management.
►Receives regular updates from Internal Auditing and quarterly updates as part of the disclosure controls process.

Business Security and Resiliency Committee
►Reviews risks and associated risk management activities related to cybersecurity, physical security, operational resiliency and technological developments and the response to incidents with respect thereto.
►Reviews the adequacy of processes and procedures to protect critical cyber and physical assets and resiliency of ongoing operations.

Compensation and Management Succession Committee
►Reviews risks and associated risk management activities related to workforce issues.
►Reviews the assessment of risks associated with the Company’s employee compensation policies and practices, particularly performance-based compensation, as they relate to risk management practices and/or risk-taking incentives. The review is conducted at least annually and whenever significant changes to any business unit’s compensation practices are under consideration.

Finance Committee
►Reviews risks and associated risk management activities related to financial matters of the Company such as financial integrity, major capital investments, dividend policy, financing programs and financial and capital allocation strategies.

Nominating, Governance and Corporate Responsibility Committee
►Reviews risks and associated risk management activities related to the state and federal regulatory and legislative environment, stockholder activism and environmental, sustainability and corporate social responsibility.

Operations, Environmental and Safety Committee
►Reviews risks and associated risk management activities related to significant operations of the Southern Company system such as safety, system reliability, nuclear, gas and other operations, environmental regulation and policy, reducing carbon emissions, fuel cost and availability.

Each committee provides ongoing oversight for each of our most significant risks designated to it, reports to the Board on their oversight activities and elevates review of risk issues to the Board as appropriate. Each committee has a designated member of executive management as the primary responsible officer for providing information and updates related to the significant risks for that committee. These officers ensure that all significant risks identified in the risk profile we develop are regularly reviewed with the Board and/or the appropriate committee(s).

36	Southern Company 2020 Proxy Statement

Corporate Governance at Southern Company

Southern Company has a robust enterprise risk management program that facilitates identification, communication and management of the most significant risks throughout the Company employing a formalized framework in which risk governance and oversight are largely embedded in existing organizational and control structures. As a part of the governance structure, the CFO serves as the Chief Risk Officer and is accountable to the CEO and the Board for ensuring that enterprise risk oversight and management processes are established and operating effectively.

All Directors are actively involved in the risk oversight function, and we believe that our leadership structure supports the Board’s risk oversight responsibility. Each committee is chaired by an independent Director, and the Chairman and CEO does not serve on any committee. There is regular, open communication between management and the Directors.

Succession Planning and Talent Development

Valuing and developing our people is a strategic priority for our Company. To support this priority, we engage in detailed discussions around succession planning and talent development at all levels within our organization. We have robust discussions and actions that occur throughout the year. The Board meets potential leaders at many levels across the organization through formal presentations and informal events on a regular basis.

The Compensation and Management Succession Committee oversees the development and implementation of succession plans for senior leadership positions.

►	The process starts with management undertaking a full internal review of performance and development of leaders across the organization.
►	Management presents and discusses with the Compensation and Management Succession Committee its evaluation and recommendations for senior leadership succession regularly throughout the year.
►	The Compensation and Management Succession Committee updates the Board on these discussions.

The Compensation and Management Succession Committee is also regularly updated on key talent indicators for the overall workforce, including diversity and inclusion, recruiting and development programs.

The Board annually reviews succession plans for senior management and the CEO, including both a long-term succession plan and an emergency succession plan. To assist the Board, the CEO annually provides his assessment of senior leaders and their potential to succeed at key senior management positions. The evaluation is done in the context of the business strategy with a focus on risk management.

Political Contributions and Lobbying-Related Oversight

We believe that we have a responsibility to customers and stockholders to participate in the political process and, where appropriate, to make political contributions or expenditures (as defined by applicable law). The Company and its subsidiaries comply with all laws governing the use of corporate funds in connection with elections for public office. All political contributions or independent expenditures must be approved in advance.

Engagement in legislative and regulatory proceedings at the federal, state and local levels of government is crucial to our success, and we devote substantial attention and resources to interaction with government officials as public policy is debated and laws and regulations are developed. We also work with trade associations and industry coalitions as part of our government relations activities.

Southern’s political expenditures and lobbying-related activities are reviewed at least annually by the full Board.

We provide on our website an overview of our policies and practices for political spending and annually disclose our political contributions. We also provide on our website an overview of our policies and practices for lobbying-related activities and annually disclose the trade associations and coalitions engaged in lobbying to which we make yearly contributions of $50,000 or more.

The Center for Political Accountability Zicklin Index of Corporate Political Accountability and Disclosure ranked Southern in its top tier of S&P 500 companies for political transparency and accountability for 2019.

Southern Company 2020 Proxy Statement	37

Corporate Governance at Southern Company

Board Governance Processes

Board and Committee Self-Evaluation Process

The Board and each of its committees have a robust annual self-evaluation process.

1	●	Board Evaluation

The Lead Independent Director, in conjunction with the Nominating, Governance and Corporate Responsibility Committee, oversees the annual self-assessment process on behalf of the Board.

To help ensure a robust process, the Board has engaged an independent third party to facilitate its annual self-evaluation.

2	●	Committee Evaluations

The charter of each committee of the Board also requires an annual performance evaluation, which traditionally is overseen by the chair of each committee.
3	●	Interviews and Discussion

The Board self-evaluation process involves completion of a written questionnaire by each Board member, followed by an interview of each Director conducted by an independent third party. The independent third party reviews the results of the evaluation process with the Lead Independent Director. The Lead Independent Director leads a discussion with the full Board to review the results of the self-evaluation and identify follow up items.

The committee self-evaluation process involves a review and discussion for each committee. The process is led by the chair of each committee and is conducted in executive session.
4	●	Outcome

The objective is to allow the Directors to share their perspectives and consider adjustments or enhancements in response to the feedback.

Meetings of Non-Management Directors

Non-management Directors (our independent Directors) meet in executive session without any members of the Company’s management present at each regularly-scheduled Board meeting. These executive sessions promote an open discussion of matters in a manner that is independent of the Chairman and CEO. The Lead Independent Director chairs each of these executive sessions.

Certain Relationships and Related Transactions

We have a robust system for identifying potential related person transactions.

►	Our Audit Committee is responsible for overseeing our Code of Ethics, which includes policies relating to conflicts of interest. The Code of Ethics requires that all employees, officers and Directors avoid conflicts of interest, defined as situations where the person’s private interests conflict, or even appear to conflict, with the interests of the Company as a whole.
►	We conduct a review of our financial systems to identify potential conflicts of interest and related person transactions.
►	At least annually, each Director and executive officer completes a detailed questionnaire that asks about any business relationship that may give rise to a conflict of interest and all transactions in which the Company or one of its subsidiaries is involved and in which the executive officer, a Director or a related person has a direct or indirect material interest.
►	We have a Contract Manual and other formal written procurement policies and procedures that guide the purchase of goods and services, including requiring competitive bids for most transactions above $10,000 or approval based on documented business needs for sole sourcing arrangements.

38	Southern Company 2020 Proxy Statement

Corporate Governance at Southern Company

The approval and ratification of any related person transaction would be subject to these written policies and procedures which include:

►	a determination of the need for the goods and services;
►	preparation and evaluation of requests for proposals by supply chain management;
►	the writing of contracts;
►	controls and guidance regarding the evaluation of the proposals; and
►	negotiation of contract terms and conditions.

As appropriate, these contracts are also reviewed by individuals in the legal, accounting and/or risk management services departments prior to being approved by the responsible individual. The responsible individual will vary depending on the department requiring the goods and services, the dollar amount of the contract and the appropriate individual within that department who has the authority to approve a contract of the applicable dollar amount.

We do not have a written policy pertaining solely to the approval or ratification of related person transactions.

In 2019, Ms. Alexia B. Borden, the daughter of Paul Bowers, an executive officer of the Company, was employed by Alabama Power as senior vice president and general counsel and received total compensation of $796,102.

We do not have any other related person transactions that meet the requirements for disclosure in this proxy statement.

In the ordinary course of the Southern Company system’s business, electricity and natural gas are provided to some Directors and entities with which the Directors are associated on the same terms and conditions as provided to other customers of the Southern Company system.

Communicating with the Board

We encourage stockholders or interested parties to communicate directly with the Board, the independent Directors or the individual Directors, including the Lead Independent Director.

►	Communications may be sent to the Board as a whole, to the independent Directors or to specified Directors, including the Lead Independent Director, by regular mail or electronic mail.
►	Regular mail should be sent to our principal executive offices, to the attention of the Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308.
►	Electronic mail should be directed to corpgov@southerncompany.com. The electronic mail address also can be accessed from the Governance Inquiries link on the Corporate Governance page of our website at investor.southerncompany.com.

With the exception of commercial solicitations, all communications directed to the Board or to specified Directors will be relayed to them.

Southern Company 2020 Proxy Statement	39

Corporate Governance at Southern Company

Director Compensation

Only non-employee Directors of the Company are compensated for service on the Board.

In October 2019, the Nominating, Governance and Corporate Responsibility Committee engaged Pay Governance to provide an independent assessment of the non-employee director compensation program to ensure continued alignment with comparable companies and sound governance practices. Pay Governance reported that the Company’s program provides total direct compensation (retainer plus equity) below the median market practices of the utility and broader industry peer groups. Based on this assessment, the Nominating, Governance and Corporate Responsibility Committee recommended and the Board approved an increase in the equity portion of outside director annual compensation in the amount of $20,000, effective January 1, 2020.

For 2019, the pay components for non-employee Directors were:

Annual cash retainers
Cash retainer	$110,000
Additional cash retainer if serving as the Lead Independent Director of the Board	$30,000
Additional cash retainer if serving as a chair of a standing committee of the Board	$20,000
Additional cash retainer if served on the Business Security Subcommittee of the Operations,	$12,500
Environmental and Safety Committee (until May 22, 2019)(1)
Annual equity grant
In deferred common stock units until Board membership ends	$140,000
Meeting fees
Meeting fees are not paid for participation in a meeting of the Board	—
Meeting fees are not paid for participation in a meeting of a committee or subcommittee of the Board	—
(1)	The Business Security and Resiliency Committee was established as a standing committee of the Board in July 2019.

Director Compensation Table

The following table reports compensation to the non-employee Directors during 2019. Ms. Hagen retired from our Board in May 2019.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Janaki Akella	116,250	140,000	0	256,250
Juanita Powell Baranco	110,000	140,000	0	250,000
Jon A. Boscia	121,667	140,000	0	261,667
Henry A. Clark III	110,000	140,000	0	250,000
Anthony F. Earley, Jr.	110,000	140,000	0	250,000
David J. Grain	130,000	140,000	0	270,000
Veronica M. Hagen	45,833	58,333	0	104,167
Donald M. James	110,000	140,000	0	250,000
John D. Johns	130,000	140,000	0	270,000
Dale E. Klein	127,917	140,000	0	267,917
Ernest J. Moniz	127,917	140,000	0	267,917
William G. Smith, Jr.	130,000	140,000	0	270,000
Steven R. Specker	150,000	140,000	0	290,000
Larry D. Thompson	120,000	140,000	0	260,000
E. Jenner Wood III	110,000	140,000	0	250,000
(1)	Includes amounts voluntarily deferred in the Director Deferred Compensation Plan.
(2)	Represents the grant date fair market value of deferred common stock units.
(3)	No non-employee Director of the Company received perquisites in an amount above the reporting threshold.

40	Southern Company 2020 Proxy Statement

Corporate Governance at Southern Company

Director Stock Ownership Guidelines

Under our Corporate Governance Guidelines, non-employee Directors are required to beneficially own, within five years of their initial election to the Board, common stock of the Company equal to at least five times the annual cash retainer. The annual equity grant for non-employee Directors is required to be deferred until Board membership ends. All non-employee Directors either meet the stock ownership guideline or are expected to meet the guideline within the allowed timeframe.

Director Deferred Compensation Plan

The annual equity grant to the independent Directors is required to be deferred in shares of common stock. The shares are not distributed until membership on the Board ends. The deferral is made under the Director Deferred Compensation Plan and invested in common stock units which earn dividends as if invested in common stock. Earnings are reinvested in additional stock units. Upon leaving the Board, distributions are made in common stock or cash.

In addition, Directors may elect to defer up to 100% of their remaining compensation in the Director Deferred Compensation Plan until membership on the Board ends. Such deferred compensation may be invested as follows, at the Director’s election:

►	in common stock units which earn dividends as if invested in common stock and are distributed in shares of common stock or cash upon leaving the Board; or
►	at the prime interest rate which is paid in cash upon leaving the Board.

All investments and earnings in the Director Deferred Compensation Plan are fully vested and, at the election of the Director, may be distributed in a lump-sum payment, or in up to 10 annual distributions after leaving the Board. We have established a grantor trust that primarily holds common stock that funds the common stock units that are distributed in shares of common stock. Directors have voting rights in the shares held in the trust attributable to these units.

Southern Company 2020 Proxy Statement	41

Compensation Discussion and Analysis

What you will find in this CD&A:

CD&A At-a-Glance	43
We highlight key items that are discussed in the CD&A
Letter from the Compensation and Management Succession Committee	44
The Compensation and Management Succession Committee (Compensation Committee or Committee) describes its key focus areas for 2019 and its key decisions with respect to payouts for the year
CEO Pay for Performance Alignment	46
We demonstrate how CEO pay is aligned with our performance and stockholder interests
Stockholder Outreach and Say on Pay Response	47
We describe what we heard from investors on executive compensation topics from our outreach efforts and how the Committee responded to the input
Executive Compensation Program	48
We describe the details of our executive compensation program, including base salary, short- and long-term incentive awards and benefits
GHG Reduction Metric	55
We describe the metric that is aligned with our GHG emission reduction goals and part of the CEO’s long-term incentive award beginning in 2019
Annual Change in Pension Value	59
We describe the drivers for changes to the annual pension value reported in the Summary Compensation Table
Compensation Governance Practices, Beliefs and Oversight	60
We describe our key compensation beliefs, the active compensation governance oversight by the Committee and the Board, peer groups and other compensation policies and practices

CD&A Enhancements:
►	Ease of Use: CD&A At-a-Glance provides an easily understandable overview for investors of key items discussed in the CD&A
►	Goal Rigor: Enhanced discussion of our compensation program goal setting process and goal rigor analysis
►

Strategic Alignment of ESG Matters: Enhanced discussion on how we link our compensation program design to our strategy on key ESG matters, including an update on progress towards the GHG emission reduction goal for the CEO’s 2019-2021 long-term incentive program

This CD&A focuses on the compensation for our CEO, CFO and our three other most highly compensated executive officers serving at the end of 2019. Collectively, these officers are referred to as the NEOs.

Tom Fanning
Chairman of the Board, President and CEO of Southern Company
Andrew Evans
Executive Vice President and CFO of Southern Company
Paul Bowers
Chairman, President and CEO of Georgia Power
Mark Crosswhite
Chairman, President and CEO of Alabama Power
Kimberly Greene
Chairman, President and CEO of Southern Company Gas

42	Southern Company 2020 Proxy Statement

Compensation Discussion and Analysis

CD&A At-a-Glance

KEY 2019 COMPANY HIGHLIGHTS
51.6% Total Shareholder Return Over $2.5 billion in dividends to stockholders	More than $20 billion increase in market capitalization Reached major milestones on Plant Vogtle construction project	Adjusted EPS exceeded guidance range 3 constructive rate case outcomes	72 consecutive years of dividends paid 18 consecutive years of dividend increases

Our Compensation Beliefs

►	In 2019, we continued to focus on ensuring that our compensation program is designed and implemented to drive long-term value creation for our stockholders and reflects feedback from our ongoing stockholder engagement program.
►	Our compensation program is designed to support our human capital strategy of investing in our employees to attract, engage, competitively compensate and retain key talent and reinforce our pay for performance philosophy.
►	We target the total direct compensation for our executives at market median and place a very significant portion of that target compensation at risk. For our CEO, 89% of pay is at risk. This approach helps ensure management accountability to deliver on our annual and long-term commitments to stockholders.

Key Company Performance Metrics
We delivered exceptionally strong financial, operational and stock price performance in 2019.

Exceeded our 2019 adjusted EPS goal	Target $3.04	Result $3.11	Payout 154%
Exceeded our 2019 operational goals, including safety, customer satisfaction and reliability	Target Various	Result Well above target	Payout 175%
Exceeded our peers on the three-year TSR goal*	Target Median	Result Above median	Payout 108%
*	Peers are described on page 62.

Compensation Decisions for the CEO

►	The CEO’s incentive compensation for 2019 reflects meaningful outperformance against the metrics and targets set by the Committee at the beginning of the applicable performance period.
►	Consistent with prior years, the Committee evaluated each earnings adjustment, both positive and negative, and decided to pay on adjusted EPS for both the short-term and long-term incentive programs. For 2019, paying on adjusted EPS excluded, among other items, the $1.3 billion gain from the sale of Gulf Power.

2019 Performance Pay Program	172% Achievement
2017-2019 Performance Share Program	134% Achievement

Responsiveness to Ongoing Stockholder Engagement and Feedback page 47

►	Added a GHG emission reduction goal to the CEO’s 2019-2021 long-term incentive award and continued the goal for the 2020-2022 performance period.
►	Enhanced our disclosure on the goal rigor and goal setting process undertaken by the Committee.
►	Enhanced our disclosure on how our annual incentive award aligns with our ESG efforts and human capital beliefs.

Goal Rigor and Goal Setting Process page 49

►	The goal setting process used by the Committee aims to align goals with the Company’s financial plan and EPS guidance and include the appropriate level of stretch in the goals to encourage management to deliver on commitments to stockholders.

Annual Change in Pension Value page 59

►	Increase in annual pension value is not due to any modification of the existing pension plan or formula and is primarily driven by macroeconomic factors such as low interest rates.

Southern Company 2020 Proxy Statement	43

Compensation Discussion and Analysis

Letter from the Compensation and Management Succession Committee

To our Fellow Stockholders:

As highlighted in the 2019 Company Performance Overview on page 4, Southern Company achieved numerous successes on multiple fronts over the past year. Under the leadership of our Chairman and CEO Tom Fanning, the Company had some of its strongest financial and operational performances in recent history. The Company’s TSR performance for 2019 was double that of the Philadelphia Utility Index. We made great strides in 2019 on our construction project at Georgia Power’s Plant Vogtle Units 3 and 4, meeting all major milestones for 2019.

During 2019, the Committee continued to focus on ensuring that our compensation programs are designed and implemented to drive long-term value creation for our stockholders, reflect feedback from our ongoing stockholder engagement program and are aligned with our compensation beliefs.

Compensation Committee Oversight and Engagement

In 2019, we continued to be actively engaged in our oversight responsibilities for executive compensation, leadership development and management succession planning. We met 10 times in 2019, with average Director attendance of 95%. The five independent Directors serving on the Compensation Committee bring a diverse range of qualifications, attributes, skills, experiences and perspectives to our decision-making. We are committed to aligning pay with performance each year, hiring, developing and retaining top talent and ensuring alignment of our compensation program with the Company’s long-term strategy.

Throughout 2019 and into 2020, we continued our involvement in stockholder outreach, which includes independent Director participation in key engagements. In addition to direct participation, Directors receive regular updates from management on our robust stockholder engagement program.

Key Focus Areas

An overview of the key focus areas for our Committee over the past year are described below.

CEO Performance

►	We reviewed and approved the CEO’s performance goals for 2019 and engaged in ongoing performance assessment dialogue throughout the year.
►	Utilizing an independent third-party, we facilitated a CEO performance review with the independent members of the Board. Details on CEO performance are on page 52.

Compensation Plan Design and Alignment with Business Strategy and Stockholder Interests

►	We conducted our annual rigorous program evaluation to assess:
—	Appropriateness of our incentive plan design to ensure that it strikes the right balance between short- and long-term results
—	Alignment of our incentive plan design with the business strategy and key financial objectives of superior risk-adjusted total shareholder return and regular, predictable, sustainable EPS and dividend growth, while maintaining financial integrity
—	Alignment with stockholder interests
►	Conclusion: We believe our plan design works as intended and aligns CEO performance with the long-term strategy of our business and value creation for stockholders.
►	For 2019, the Committee continued to uphold our philosophy of paying on adjusted earnings, excluding the $1.3 billion gain from the sale of Gulf Power, among other items, in the calculation of payouts under the short- and long-term incentive plans. The Committee will continue to be actively engaged in reviewing all earnings adjustments and, if needed, apply discretion to align pay with performance.

Goal Setting and Earnings Adjustments

►	We reviewed, assessed and continued our practice of setting financial goals consistent with earnings guidance and our financial plan.
►	We remained actively engaged in reviewing any EPS adjustment by considering (1) management’s control over the item, (2) whether the item was contemplated in the financial plan, (3) alignment of pay outcome with stockholder impact and (4) alignment of pay outcome with management accountability.
►	Our policy is to pay on adjusted earnings and apply discretion, either positive or negative, if needed to align pay with performance.

Human Capital Engagement

►	Our employees are one of our greatest assets, and our actions demonstrate the value we place on our people. We are fully committed to the long-term value that is created by attracting, developing,

44	Southern Company 2020 Proxy Statement

Compensation Discussion and Analysis

including and retaining an engaged, healthy, sustainable and socially responsible workforce. Our robust workforce is a leading indicator of our business performance.
►	We believe in and invest in the well-being of our employees through a comprehensive total rewards strategy that includes competitive salary, annual incentive awards for nearly all employees and health, welfare and retirement benefits designed to encourage physical, financial and emotional well-being for all employees.
►	We continued quarterly engagement with management on key talent at the local business unit or operating company level, including their specific human resources initiatives and actions on diversity and inclusion, culture and employee attraction, engagement and retention efforts.

Motivating and Retaining Key Talent and Thoughtful Succession Planning

►	We identified strategies and tools to motivate and retain key talent.
►	We actively engaged in the identification and review of key talent throughout the organization.
►	We continued the engagement of a third-party consultant to review CEO and senior management succession planning.

Pay Decisions

The Committee believes that the compensation programs are appropriate and effectively align executive pay with Company performance by:

►	Placing the majority of the CEO’s total compensation at risk
—	Providing direct alignment of a portion of the CEO’s variable pay with stockholder return
—	89% of the CEO’s target pay is at risk
►	Striking the right balance between short- and long-term goals
—	CEO target compensation is significantly weighted towards the long-term, with 74% of target total direct compensation in the long-term incentive program
►	Aligning performance metrics
—	Primarily focusing on outcome-based measures that create stockholder value on a risk adjusted basis, such as relative TSR, ROE and adjusted EPS growth
—	Including input measures intended to create long-term sustainability for our stockholders, such as GHG reduction, safety, customer satisfaction and culture
—	Actively evaluating pay outcomes, goal rigor and earnings adjustments

Every year, the Committee follows a robust and rigorous review process to ensure that the compensation programs as implemented are producing the desired outcomes that are aligned with stockholders’ long-term interests and overall Company performance.

2019 Incentive Compensation Pay Decisions for the CEO

Our strong Company results and the CEO’s outstanding individual performance resulted in the following incentive payouts:

►	2019 Performance Pay Program annual incentive award of $3,496,675 (172% of target)
►	2017-2019 Performance Share Program incentive award of $13,166,879 (134% of target)

For the 2019 incentive payouts, the Committee excluded, among other items, the $1.3 billion gain from the sale of Gulf Power.

Report of the Compensation Committee

We met with management to review and discuss the CD&A. Based on that review and discussion, we recommended to the Board that the CD&A be included in this proxy statement.

John D. Johns	Anthony F. Earley, Jr.	David J. Grain	Donald M. James	Dale E. Klein
Chair

Southern Company 2020 Proxy Statement	45

Compensation Discussion and Analysis

CEO Pay for Performance Alignment

2019 CEO Incentive Payouts Demonstrate Pay for Performance Alignment

CEO TARGET PAY

We have strong alignment between CEO pay and performance based on three factors:

►We place the majority of the CEO’s total compensation at risk
►We have metrics and targets in place to align pay with long-term value creation for stockholders
►We actively review earnings adjustments to ensure pay outcome is consistent with stockholder interests

CEO Pay Closely Aligned to Stock Price Performance and Total Shareholder Return

Southern Company created significant stockholder returns through stock price appreciation and dividends in 2019 with more than $20 billion in value created and dividend payments to stockholders of over $2.5 billion. The charts below show:

►	Alignment between CEO incentive pay and the Company’s stock price performance over the last three years
►	Southern’s 2019 TSR result of 51.6% is almost double the TSR result for the Philadelphia Utility Index (UTY)

THREE-YEAR CEO INCENTIVE PAY* ALIGNED WITH STOCK PRICE PERFORMANCE (CEO pay in millions)			SOUTHERN TSR SIGNIFICANTLY OUTPERFORMED UTY IN 2019

Target Incentive Pay Represents the target PPP and the target PSP and PRSUs granted for the applicable year	Actual Incentive Pay Represents actual payouts for the applicable year	$100 investment Value of $100 investment in Southern Company on December 31st of each of 2016 through 2019	■ SO TSR ■ UTY TSR
*	Excludes stock options exercises. See the options exercise table on page 70 for more details.

46	Southern Company 2020 Proxy Statement

Compensation Discussion and Analysis

Stockholder Outreach and Say on Pay Response

We are committed to engaging with our stockholders year-round. Feedback from our stockholders has resulted in changes to our executive compensation program over time.

At our 2019 annual meeting, we received over 94% support of the votes cast on the Say on Pay vote. Though our Say on Pay results for 2019 continued to be very strong, we continued our stockholder outreach efforts through 2019 and early 2020, reaching out to the holders of about 50% of our stock. Since January 2019, we have had engagements with stockholders representing over 30% of our stock. An overview of what we heard from the engagements and how we have responded with respect to executive compensation matters is described below.

What We Heard	What We Did

Alignment between CEO pay and financial performance

Consistent with the over 94% support for the 2019 Say on Pay vote, stockholders have expressed the following:

►Satisfaction with the 2018 payout decisions
►Support of the overall pay program designs
►A better understanding of the process used by the Committee for the evaluation of EPS adjustments and final determination of incentive compensation payouts
►Trust that the Committee will continue to act to ensure pay for performance alignment

✓Committee continued to evaluate plan design to ensure that the programs are producing outcomes that are aligned with stockholders’ interests and overall Company performance
✓Committee continued to review all adjustments to earnings, whether positive or negative, to determine their appropriateness based on management control, materiality and overall impact to investors
✓For the 2019 payouts, the Committee excluded, among other items, the $1.3 billion gain reflected in GAAP earnings from the sale of Gulf Power.

Linking CEO pay with GHG reduction goals ►Stockholders applauded the GHG reduction goals we set in April 2018 ►Stockholders expressed interest in the Company linking GHG reduction goals with CEO pay
✓Committee added a new compensation metric for 2019 CEO compensation tied to the Company’s GHG reduction goals
✓Meaningful portion of CEO’s 2019 long-term equity incentive award is aligned with the Company’s GHG reduction goals, including quantitative measures consistent with our 2030 goal and qualitative measures to help us reach our 2050 goal
✓Continued the GHG reduction goal as part of the CEO’s long-term incentive award for 2020

Human capital management ►Interest from stockholders on succession planning for key executive positions
✓Committee continued to focus on human capital management to ensure that we attract, motivate, reward and retain critical key talent for the enterprise
✓Continued engagement and regular review sessions for CEO and senior management succession planning with the support of external consulting expertise

Southern Company 2020 Proxy Statement	47

Compensation Discussion and Analysis

Executive Compensation Program

Overview of Key Compensation Components

Element	Vehicle	Link to Stockholder Value
Base Salary	Cash	►Fixed cash compensation rewards scope of responsibility, experience and individual performance to attract and retain top talent
Annual Performance Pay Program (PPP)	Cash
►Promotes strong short-term business results by rewarding value drivers, without creating an incentive to take excessive risk
►Serves as key compensation vehicle for rewarding annual results and differentiating performance each year

Long-Term Program	Performance share units (PSUs) in the Performance Share Program (PSP) (paid in shares of common stock) Performance restricted stock units (PRSUs) (paid in shares of common stock)
►PSUs reward achievement of financial goals and stock price performance compared to utility peers over a three-year period
►PRSUs reward achievement of financial goals related to our ability to pay regular dividends
►Equity awards provide a significant stake in the long-term financial success of the Company that is aligned with stockholder interests and promotes employee retention
►For the CEO, equity awards link a meaningful portion of long-term compensation with the Company’s GHG reduction goals

Employee Savings Plan	401(k)	►Creates shared responsibility for retirement through matching contributions
Pension	Defined benefit pension plan and restoration plans	►Financially efficient vehicle to provide market-competitive retirement benefits while promoting employee retention

Base Salary

►	The CEO recommends base salary adjustments for each of the other executive officers for the Compensation Committee’s review and approval. The recommendations consider competitive market data provided by the Committee’s independent compensation consultant, the need to retain an experienced team, internal equity, time in position, recent base salary adjustments and individual performance. Individual performance includes, among other things, the individual’s relative contributions to the achievement of financial and operational goals in prior years.
►	Base salary adjustments are effective as of March 1 each year.
►	The Compensation Committee determines the CEO’s base salary based on its comprehensive review of his individual performance, considering competitive market data provided by the independent compensation consultant.

Name	March 1, 2018 Base Salary ($)	March 1, 2019 Base Salary ($)
Tom Fanning	1,350,000	1,400,000
Andrew Evans	800,000	832,000
Paul Bowers	890,458	908,267
Mark Crosswhite	806,000	830,180
Kimberly Greene	749,871	764,868

48	Southern Company 2020 Proxy Statement

Compensation Discussion and Analysis

Annual Incentive Compensation (At Risk)

2019 Annual Performance Pay Program

►	PPP is an annual cash incentive award program that provides the opportunity to receive an annual cash award based on the achievement of predetermined financial, operational and individual goals.
►	The formula for computing PPP payouts is as follows:

Base Salary	x	Target Award Percentage	x	Performance Goal Achievement	=	PPP Award Earned

		(% of Base Salary; varies by pay grade)		(% of target level; payout ranges from 0% to 200%)		(ranges from 0% to 200%)

2019 PPP GOAL WEIGHTING

CEO and CFO

45% EPS	30% Operational	25% Individual

Other NEOs

25% EPS	25% Net Income	25% Operational	25% Individual

PPP Goal Rigor and Process Used to Set Goals

►	The Committee establishes the financial goals of EPS and net income based on the Company’s financial plan and value proposition, focusing on providing regular, predictable and sustainable EPS and dividend growth and strong returns on capital.
►	The Company’s goal setting process employs a multi-layered approach and analysis that incorporates a blend of objective and subjective business considerations and other analytical methods to help ensure that the goals are sufficiently rigorous each year.

FINANCIAL GOAL SETTING PROCESS

Belief: The Committee believes that paying on adjusted EPS and net income in conjunction with active Committee engagement ensures that pay outcomes are aligned with stockholder interests

The Committee reviews the financial plan approved by the Finance Committee to reflect the current economic and regulatory environment and expectations for investment opportunities with the aim to deliver regular, predictable and sustainable EPS and dividend growth to investors over the long-term.

The Committee believes that setting goals in support of the achievement of our long-term EPS growth objectives is in the best interest of investors, rather than comparisons of year-over-year GAAP results. This approach is focused on the long-term EPS growth trajectory and, when setting the EPS goal, considers unique factors that may have impacted the prior year’s actual results, such as:

►Weather-related revenue and expenses
►Regulatory, legislative or policy changes from federal or state authorities
►Impact of acquisitions and dispositions

The Committee calibrates the EPS goal to align with our publicly announced guidance range and considers industry comparisons and growth expectations to establish the threshold, target and maximum performance levels.

The Committee is actively engaged at every Board meeting in reviewing any EPS or net income adjustments by considering:

►Whether the item was contemplated in the financial plan
►Whether the item was outside of normal operations (one-time versus recurring item or something outside of management’s control)
►Whether the pay outcome would align with stockholder impact

Southern Company 2020 Proxy Statement	49

Compensation Discussion and Analysis

EPS Goal Setting Rigor Highlights

►	The adjusted EPS guidance range for 2019 was $2.98 to $3.10, and the target for the annual incentive plan was set at $3.04. This represents an increase of almost 6% from the 2018 target of $2.875.
►	The EPS target for 2019 was lower than the adjusted 2018 EPS result primarily due to (i) weather impacts in 2018 and (ii) work performed by PowerSecure in Puerto Rico in 2018 after Hurricane Maria.
►	For 2020, the EPS target (or middle of guidance) is $3.16 compared to the adjusted 2019 EPS result of $3.11. The 2020 EPS target reflects year-over-year growth of 12 cents from the 2019 target, and 5 cents above the adjusted 2019 EPS result.

Active Committee Engagement in Reviewing Goal Adjustments has been demonstrated in the past years

►	In 2017, the Committee applied a 40% (~$4.7M) reduction to the CEO’s total compensation.
►	In 2018, the Committee applied a 52% (~$6.1M) reduction to the CEO’s total compensation.
►	In 2019, the Committee excluded the $1.3 billion gain from the sale of Gulf Power in calculating adjusted EPS results.

OPERATIONAL GOAL SETTING PROCESS

Belief: The Committee believes that operational goal targets should be set at challenging levels to achieve and drive long-term growth and success

The Committee establishes operational goals that are primarily based on industry benchmarks, with the objective of delivering top quartile results compared to industry peers.

For goals that do not have a comparable industry benchmark, the Committee sets stretch targets to motivate continuous improvement.

As part of its goal-setting process, the Committee reviews previous goals and performance along with input from the Operations, Environmental and Safety Committee on operational goals to appropriately align the threshold, target and maximum goals with expected Company performance.

No payout can be made if events occur that impact the Company’s financial ability to fund the common stock dividends.

2019 Financial Performance

Financial Goal Achievement for 2019 PPP

We exceeded the financial goals for the year set by the Compensation Committee for 2019 financial performance.

Financial Goals	Threshold ($)	Target ($)	Maximum ($)	Result ($)	Calculated Achievement (%)
EPS*	2.89	3.04	3.19	3.11	154%
Alabama Power Net Income* (millions)	846	955	1,086	1,070	192%
Georgia Power Net Income* (millions)	1,443	1,584	1,740	1,720	190%
Southern Company Gas Net Income* (millions)	420	464	508	513	200%
*	In determining EPS and net income for compensation goal achievement purposes, the Compensation Committee excluded acquisition, disposition and integration impacts, including related impairment charges; charges, associated legal expenses and tax impacts related to plants under construction; earnings from the Wholesale Gas Services business; and impairment charges associated with a natural gas storage facility and a leveraged lease investment. For a reconciliation of EPS, as adjusted, to EPS under GAAP, see page 101.

Goal	What it measures and how we set the goal	Why it’s important
EPS

The Company’s net income from ongoing business activities divided by average shares outstanding during the year

EPS target is consistent with our business plan and aligned with the midpoint of our publicly-announced guidance range for the year

Supports commitment to provide stockholders solid, risk-adjusted returns and to support and grow the dividend
Business Unit Net Income	Net income after dividends on preferred and preference stock, if any Target is consistent with our 2019 business plan	Supports delivery of stockholder value and contributes to the Company’s sound financial policies and stable credit ratings

50	Southern Company 2020 Proxy Statement

Compensation Discussion and Analysis

2019 Operational Performance

Operational Goal Achievement for 2019 PPP

The Company’s operational goals reflect our aim to deliver clean, safe, reliable and affordable energy to our customers. These goals also promote our sustainable business model by focusing on our workforce development and improving our community through providing reliable and affordable energy and reflect the Company’s focus on ESG matters, which are discussed in the Company’s Corporate Responsibility Report.

The following table provides a summary of the operational goals for the Company’s CEO and CFO.

Category and Relationship to ESG	Weight	Goal	Performance	Goal Payout
Human Capital Safety Diversity Sustainable Workforce	20%	►Safety – Reduce serious injuries (<0.10) and achieve milestones for critical risk controls and the safety & health management system	►Exceeded safety goal: serious injuries decreased 40% in 2019	199%
	20%	►Culture – Improve representation of minorities and women in leadership and across the organization, achieve top quartile performance on Diversity Inc. ranking and spending targets with diverse suppliers	►Exceeded culture goal: improved diverse representation across the Company and recognized as one of the top 50 companies for diversity by DiversityInc.	142%
Customer Satisfaction and Reliability Community Impact Safety Economic Development Customer Relationships	30%	►Customer Satisfaction – Achieve 2nd quartile ranking on benchmarks surveys for the traditional electric operating companies; improve customer experience survey results for gas operations	►Exceeded customer satisfaction goal: achieved top quartile rankings in customer satisfaction for each customer segment	189%
	8.5%	►Power Delivery – Maintain transmission and distribution system reliability, based on historical performance of the frequency and duration of outages	►Exceeded power delivery goal	136%
	3%	►Gas Operations – Improve pipeline safety and reliability by reducing damages from excavations and leak response time; achieve pipeline replacement target	►Exceeded gas operations goal	169%
Generation Efficiency Safety	8.5%	►Generation Availability – Achieve top quartile peak season EFOR	►Exceeded goal; achieved industry-leading peak EFOR results	200%
Environmental Footprint		►Nuclear Operations – Achieve targets for nuclear safety, reliability and availability	►Met nuclear operations goal	102%
Strategic Projects Environmental Footprint Community Impact Economic Development	10%	►Plant Vogtle Units 3 and 4 Construction Project Execution – Assessment of current year progress on the safety, quality and productivity of the construction schedule, operational readiness and investment recovery	►Reached all pre-established major milestones for 2019	188%
Total	100%			175%

Southern Company 2020 Proxy Statement	51

Compensation Discussion and Analysis

The operational goals for the other NEOs are aligned with their specific operating company, and the structure is consistent with the goals for the Southern Company CEO and CFO. Their operational goal weights are:

►	Paul Bowers: Safety at 20%, Culture at 10%, Customer Satisfaction at 30%, Power Delivery Reliability at 10%, Generation Availability at 10% and Plant Vogtle Units 3 and 4 Project Execution at 20%
►	Mark Crosswhite: Safety at 20%, Culture at 20%, Customer Satisfaction at 30%, Power Delivery Reliability at 15% and Generation Availability at 15%
►	Kimberly Greene: Safety at 20%, Culture at 20%, Customer Satisfaction at 30%, Miles of Main Replaced at 10%, Damage Ratio at 10% and Leak Response at 10%

2019 Individual Performance

CEO Performance Assessment

2019 was a year of strong overall performance and many strategic advances for the Company, led by our team of executive officers. The Committee firmly believes that the overall individual performance for the executive officer team well exceeded target for the year, given the Company’s significant financial, operational and strategic successes.

Tom Fanning, Chairman of the Board, President and CEO
Our CEO’s exemplary work and leadership throughout 2019 drove and delivered Southern’s outstanding financial and operational results. Our Board believes that Mr. Fanning is among the best CEOs in the energy industry. Below are highlights of the CEO’s performance.

CONSTRUCTION OVERSIGHT AT PLANT VOGTLE UNITS 3 AND 4
►Reached our pre-established major milestones for 2019 at Georgia Power’s Plant Vogtle Units 3 and 4 construction project while maintaining costs in line with our approved budget
►Continued critical involvement and engagement with the oversight and governance committees for the Plant Vogtle Units 3 and 4 construction project

DELIVER FINANCIAL AND OPERATIONAL SUCCESSES
►Provided leadership to exceed financial (as adjusted) and operational targets
►Extremely strong 2019 financial success
—Adjusted EPS at $3.11 compared to our guidance range of $2.98 to $3.10
—Satisfied expected equity needs through 2024
►Outstanding safety results with serious injuries decreasing 40% in 2019 compared to 2018
►Top quartile operational performance
—Achieved top quartile customer satisfaction results on the Customer Value Benchmark Study and JD Power surveys
—Industry leading generation reliability
—Continued to provide reliable power delivery and storm restoration service
—Maintained reliable gas operations with strong customer satisfaction

SUCCESSFUL REGULATORY OUTCOMES FOR CUSTOMERS AND STOCKHOLDERS
►Demonstrated the constructive and credit-supportive nature of our state regulatory environments as we concluded several key regulatory proceedings across our footprint.
—Georgia Power, Nicor Gas and Atlanta Gas Light
►Productive long-term strategy of transitioning the fleet
—2019 energy mix is down to 22% coal
—Reduced GHG emissions by 44% through 2019 as compared to 2007 levels
—Continued investments in renewables
—Retired 2,000 MWs of coal generation
►Continued to drive ESG strategy and engage with key stakeholders
►Ongoing substantive engagement with environmental stakeholder groups throughout the year

CULTURE AND HUMAN CAPITAL
►Strong emphasis and engagement on culture, diversity and inclusion, equality and human capital matters
►Continued to advance the workforce and Company culture through focus on safety, total rewards strategy, diversity and inclusion, succession planning and development for all employees

52	Southern Company 2020 Proxy Statement

Compensation Discussion and Analysis

INDUSTRY LEADERSHIP AND CREDIBILITY CREATED LONG-TERM VALUE FOR STOCKHOLDERS
►Industry leadership demonstrated through various roles and engagements on cybersecurity and resiliency matters
—Involvement with the federal executive and legislative branches, including appointment as a member of the Cyberspace Solarium Commission
—Principal of the American Energy Innovation Council
—Co-chair of Electricity Subsector Coordinating Council
—Member of the Tri-Sector Executive Working Group (public-private partnership that facilitates and integrates a collaborative approach to risk management through prioritization, planning, and response across the financial services, communications and electricity sectors)
►Leadership in creating positive outcomes for stockholders, such as a premier position on cybersecurity and physical security
►Named one of the Atlanta Business Chronicle’s “Most Admired CEOs” for public companies

Other NEOs Performance Assessment

Andrew Evans	Paul Bowers	Mark Crosswhite	Kimberly Greene
Executive Vice President and CFO of the Company	Chairman, President and CEO of Georgia Power	Chairman, President and CEO of Alabama Power	Chairman, President and CEO of Southern Company Gas

Individual performance for executive officers was differentiated based on a review of actual achievement. The following areas were considered for assessing each member of the executive team individually:

►Provided leadership to exceed financial (as adjusted) and operational targets
►Continuously excelled at the fundamentals of our business by achieving high customer satisfaction ratings relative to peers and internal customer satisfaction metrics
►Strategic execution of transactions that support long-term stockholder returns, including value accretive transactions to efficiently raise capital and strengthen our credit profile
►Constructive regulatory outcomes for customers and stockholders
►Continued to make strides on expanding solar, wind and gas platforms as part of our fleet transition
►Led extraordinary efforts and commitment to serve our communities during and after the multiple severe weather events experienced during 2019
►Maintained pivotal national leadership roles in energy, economic and security advisory roles
►Continued to advance the workforce and Company culture through focus on safety, compensation and benefits, diversity and inclusion, performance management, succession planning and development for all employees
►Reached all pre-established major milestones at Georgia Power’s Plant Vogtle Units 3 and 4 construction project

2019 PPP Payouts

Name	Target 2019 PPP Opportunity (% of salary)	Target 2019 PPP Opportunity ($)	EPS Payout (%)(1)	Net Income Payout (%)(1)	Operational Payout (%)(1)	Individual Payout (%)(1)	Total Payout (%)(1)	2019 PPP Payout ($)
Tom Fanning	145%	2,030,000	154%	NA	175%	200%	172%	3,496,675
Andrew Evans	80%	665,600	154%	NA	175%	175%	166%	1,104,896
Paul Bowers	80%	726,614	154%	190%	185%	200%	182%	1,319,531
Mark Crosswhite	80%	664,144	154%	192%	164%	170%	170%	1,129,045
Kimberly Greene	80%	611,894	154%	170%	153%	175%	162%	992,493
(1)	Shown as rounded numbers. The net income payout for Kimberly Greene reflects the Southern Company Gas net income goal payout at 200% and an economic earnings goal for the Wholesale Gas Services business with a goal payout at 0%.

Southern Company 2020 Proxy Statement	53

Compensation Discussion and Analysis

Long-Term Equity Incentive Compensation (At Risk)

Evolution of Long-Term Equity Incentive Program Over Time

Our long-term equity incentive program has evolved in response to stockholder feedback and our ongoing evaluation of best practices.

2012-2014
►60% performance shares with one performance goal, relative TSR, over a three-year performance period and ►40% stock options
2015-2016
►100% performance shares with three performance goals, cumulative EPS, equity-weighted ROE and relative TSR, over a three-year performance period
2017

►70% performance shares with three performance goals, cumulative EPS, consolidated ROE and relative TSR, over a three-year performance period and
►30% PRSUs with a one-year financial performance goal based on cash from operations which, if achieved, results in vesting over a three-year period

2018-2019

►70% performance shares with two performance goals, consolidated ROE and relative TSR, over a three-year performance period and
►30% PRSUs with a one-year financial performance goal based on cash from operations which, if achieved, results in vesting over a three-year period

2019 (for CEO)

►65% performance shares with two performance goals, relative TSR and consolidated ROE, over a three-year performance period,
►10% performance shares with a performance goal tied to GHG reduction targets over a three-year performance period and
►25% PRSUs with a one-year financial performance goal based on cash from operations which, if achieved, results in vesting over a three-year period

2019 Long-Term Equity Incentive Grants

►Long-term performance-based awards are intended to promote long-term success and increase stockholder value by directly tying a substantial portion of the NEOs’ total compensation to the interests of stockholders.
—65% of the CEO’s and 70% of the other NEOs’ long-term equity incentive award is in PSUs that are earned solely based on the achievement of pre-established performance goals over a three-year performance period from 2019 to 2021. Performance goals include relative TSR measured against a custom peer group and consolidated ROE. Payouts can range from 0% to 200% of target, based on actual level of goal achievement.
—25% of the CEO’s and 30% of the other NEOs’ long-term equity incentive award is in PRSUs that are earned only if a pre-established performance goal of cash from operations is met. If the goal is not met, all PRSUs are forfeited. If the goal is met, the PRSUs vest one-third per year over a three-year period.
—10% of the CEO’s long-term equity incentive award is in PSUs that are earned based on the achievement of pre-established performance goals aligned with the Company’s 2050 GHG reduction goal, including both quantitative and qualitative measures.
►If earned, awards are paid in common stock. Accrued dividend equivalent units (DEUs) are received only if the underlying award is earned.
►The number of shares granted was determined by using the target value divided by the closing price of Common Stock on February 11, 2019, the date the Compensation Committee approved the grant. Performance share awards with performance tied to relative TSR are valued in the Summary Compensation Table and Grants of Plan-Based

54	Southern Company 2020 Proxy Statement

Compensation Discussion and Analysis

Awards Table using a Monte Carlo analysis, resulting in amounts that differ from what is shown in this CD&A. For more information on the valuation of those performance shares and the Monte Carlo value, see the footnotes following the Summary Compensation Table and the Grants of Plan-Based Awards Table.

2019-2021 Performance Share Program Award

The PSP award includes financial and market-based performance goals over the three-year performance period from 2019 to 2021 and is further subject to a credit quality threshold requirement.

Goal	What it measures	Why it’s important
Relative TSR

TSR relative to a utility peer group of companies that are believed to be most similar to the Company in both business model and investors. It measures investment gains arising from stock price appreciation and dividends received from that investment. The peer group is described on page 62 and is subject to change based on merger and acquisition activity.

Aligns pay with investor returns relative to peers
Consolidated ROE	Consolidated Southern Company ROE of the traditional electric operating companies, Southern Company Gas and Southern Power	Aligns pay with Southern Company’s ability to maximize return on capital invested
GHG Reduction Goal (for CEO only)	GHG reduction goal measures the progress on the Company’s carbon emissions reduction commitment	Aligns pay with Southern Company’s trajectory to our 2030 goal of 50% GHG emission reduction compared to 2007

The financial and GHG goals are also subject to a credit quality threshold requirement that encourages the maintenance of adequate credit ratings to provide an attractive return to investors. If the primary credit rating falls below investment grade at the end of the three-year performance period, the payout for the ROE goal will be reduced to zero.

For each of the financial performance measures, a threshold, target and maximum goal was set at the beginning of 2019. The threshold, target and maximum for the GHG emission reduction goal are described in the next section.

	Relative TSR Performance	Consolidated ROE Performance	Payout
Maximum	90th percentile or higher	12.5%	200%
Target	50th percentile	10.5%	100%
Threshold	10th percentile	9.0%	0%

GHG Reduction Goal for CEO’s 2019 Long-Term Incentive Award

To demonstrate our commitment to the GHG reduction goals, the Compensation Committee added a new metric to the CEO’s 2019 long-term equity incentive award. A meaningful portion of the CEO’s 2019 PSP award (10% or up to $2 million) is aligned with our GHG reduction goals. This goal has both quantitative and qualitative components.

Quantitative Metric: Performance over the period from 2019 through 2021 is aligned with a trajectory to our 2030 goal of 50% GHG emission reduction as compared to 2007. The metric is defined in terms of net megawatt (MW) change, which includes:

►	Adding zero-carbon megawatts
►	Placing coal in retirement status or inactive reserve (which means no longer available for routine economic commitment and dispatch but available for resiliency and reliability)

2019-2021 Net MW Change(1)	Payout % of Target	Estimated % Complete by 2021 of GHG Emission Reduction Goal for 2030
< 2,204 MW	0%	42% of 50% GHG emission reduction goal, equivalent to 84% achievement of 2030 goal
2,641 MW	50%	43% of 50% GHG emission reduction goal, equivalent to 86% achievement of 2030 goal
3,080 MW	100%	44% of 50% GHG emission reduction goal, equivalent to 88% achievement of 2030 goal
3,518 MW	150%	45% of 50% GHG emission reduction goal, equivalent to 90% achievement of 2030 goal
(1)	Goal is expressed in net MW change. Not all megawatts have the same GHG emission impacts.

Southern Company 2020 Proxy Statement	55

Compensation Discussion and Analysis

Qualitative Modifier: The qualitative modifier creates incentives to achieve our 2050 goal through a qualitative assessment by the Compensation Committee, that is discussed with the Board, of the CEO’s leadership in advancing the energy portfolio of the future. The payout modifier, which is applied to the payout determined under the quantitative metric, is up to 30%.

►	Leadership and energy policy (nationally and within the industry)
►	R&D investments (such as EPRI and Southern proprietary R&D)
►	Investments (such as corporate venture capital spend and Energy Impact Partners)
►	New business development (through Southern Power, PowerSecure, Sequent and liquefied natural gas (e.g., renewables, distributed generation, distributed infrastructure, Bloom Energy, Greener State))

Achievement	Modifier
Fails to meet	0%
Meets	+15%
Exceeds	+30%

Performance Update: 2019-2021 GHG Reduction Goal

Quantitative Metric:

►	The target goal for the 2019-2021 award is a 3,080 net MW change. Through the end of 2019, the Company is trending favorably, with much of the target already accomplished through new solar generation placed into service in 2019 and the 2019 retirements of Plant Hammond, Plant Gorgas and Plant McIntosh Unit 1. The retirement of Plant Gorgas was not forecasted or included in the original IRP plan on which the goal was based.

Qualitative Modifier:

The Committee noted the following accomplishments during 2019 that facilitate our ability to achieve our 2050 goal:

►	Leadership and energy policy
—	Meetings on climate policies with key members of the House Energy and Commerce Committee and the House Select Committee on the Climate Crisis
►	R&D investments
—	Southern continues to operate the DOE-sponsored National Carbon Capture Center (NCCC) and is transitioning the center to focus on carbon capture for natural gas combustion processes; NCCC secured three new project partners: NRECA, TVA and TOTAL
—	Secured co-funding for a project to advance hydrogen-based energy solutions for decarbonization
►	Investments
—	Committed additional $50 million for deployment over 5 years (2020-2024) in a second Energy Impact Partners fund
►	New business development
—	Southern Power investment of almost $900 million for the construction of three wind facilities, adding 438 MW to our renewable fleet
—	Acquired or partnered with companies for over 100 MW of energy storage and Bloom Energy Servers

Looking Ahead: 2020-2022 GHG Reduction Goal

The Committee has continued including the GHG goal as part of the CEO’s long-term equity incentive award for the 2020 through 2022 performance period.

Quantitative Metric: Performance over the period from 2020 through 2022 remains aligned with a trajectory to our 2030 goal of 50% GHG emission reduction as compared to 2007. The 150% payout stretch net MW change goal for 2020-2022 has been set about 60% higher than the target net MW change goal, meaning that it is more challenging to reach the maximum payout for the 2020-2022 performance period. Threshold for 2020-2022 has been set to the target level of the 2019-2021 goal, preventing any payout if the target of the 2019-2021 performance period is not reached.

Qualitative Modifier: Qualitative payout modifier goal categories remain the same.

56	Southern Company 2020 Proxy Statement

Compensation Discussion and Analysis

2019 Performance Restricted Stock Units Award

►	The PRSU award includes a financial performance goal of cash from operations that must be met after the first year for any PRSUs to vest during the three-year period.
►	PRSUs are earned only if Southern Company’s cash from operations in 2019 exceeds $2.425 billion, the amount of dividends paid in 2018. If earned, the PRSUs vest one-third each year over a three-year period.
►	The Compensation Committee believes that allocating a portion of the long-term equity incentive program to PRSUs with a one-year performance goal related to our ability to pay regular dividends and a payout period of three years continues to provide alignment with stockholders and enhance retention.

2019 Long-Term Equity Incentive Grants

	Target as Percent of Base Salary		PSP – Relative TSR (40%)	PSP – Consolidated ROE(1)	PSPs – GHG(1)	PRSUs – Cash From Operations(1)	Total Long-Term Grant (100%)
Tom Fanning	700%		$3,919,996	2,449,985	980,024	2,449,985	9,799,991
		# of units	79,610	49,756	19,903	49,756	199,025
Andrew Evans	275%		$915,224	686,406		686,406	2,288,035
		# of units	18,587	13,940		13,940	46,467
Paul Bowers	275%		$999,080	749,334		749,334	2,497,748
		# of units	20,290	15,218		15,218	50,726
Mark Crosswhite	275%		$913,205	684,879		684,879	2,282,963
		# of units	18,546	13,909		13,909	46,364
Kimberly Greene	235%		$718,953	539,227		539,227	1,797,408
		# of units	14,601	10,951		10,951	36,503
(1)	Certain metrics for the 2019-2021 long-term equity incentive grant for the CEO are weighted slightly different than for the other NEOs. For the CEO, 25% of the long-term grant is tied to the PSP ROE goal, 10% is tied to the PSP GHG goal and 25% is allocated to PRSUs. For the other NEOs, 30% of the long-term grant is tied to the PSP ROE goal and 30% is allocated to PRSUs.

2017-2019 Performance Share Program Actual Payout

The calculated payout for the 2017-2019 PSP awards was 134% of target.

	Grant Date Target Value of PSUs Granted ($)	Value of Actual PSU Payout ($)(1)
Tom Fanning	6,142,470	13,166,879
Andrew Evans	1,679,984	3,601,181
Paul Bowers	1,664,156	3,567,229
Mark Crosswhite	1,491,867	3,197,872
Kimberly Greene	1,113,218	2,386,246
(1)	Based on the closing price of our stock on the date the Committee approved payouts. Includes accrued DEUs.

Recent Payout Results for the Long-Term Equity Incentive Awards

The chart below summarizes calculated payouts for the four most recent PSP award three-year performance cycles, including the recently completed 2017-2019 performance cycle. The chart does not reflect reductions, if any, determined by the Committee.

The 2017-2019 performance period was the first award cycle to include PRSUs, which comprised 30% of the total long-term equity incentive grant for that performance period. The chart below does not include PRSU payouts, which are described in more detail following the chart.

Southern Company 2020 Proxy Statement	57

Compensation Discussion and Analysis

Performance Period	Performance Measures	Weight	2013	2014	2015	2016	2017	2018	2019	Total Calculated Payout
2017-2019 PSUs	Relative TSR - Custom Peer Group	30%						108%		134%
	Cumulative EPS*	20%						129%
	Consolidated ROE*	20%						177%
2016-2018 PSUs	Relative TSR - Custom Peer Group	50%					23%			95%
	Cumulative EPS*	25%					160%
	Equity-weighted ROE*	25%					173%
2015-2017 PSUs	Relative TSR - Custom Peer Group	50%				63%				113%
	Cumulative EPS	25%				158%
	Equity-weighted ROE	25%				167%
2014-2016 PSUs	Relative TSR - Custom Peer Group	100%			0%					0%
2013-2015 PSUs	Relative TSR - Custom Peer Group	50%		0%						28%
	Relative TSR - Philadelphia Utility Index	50%		55%
*	In determining EPS and ROE for compensation goal achievement purposes for the 2017-2019 performance period, the Compensation Committee excluded acquisition, disposition and integration impact, including related impairment charges (2017-2019); earnings from the Wholesale Gas Services business (2017-2019); charges, associated legal expenses and tax impacts related to plants under construction, including additional equity return related to the Kemper IGCC in 2017 (2017-2019); the 2019 earnings impact of the Toshiba parent guarantee proceeds paid in 2017 (2018); charges for a write-down of Gulf Power's ownership of Plant Scherer Unit 3 (2017); settlement proceeds of Mississippi Power's claim for lost revenue resulting from the 2010 Deepwater Horizon oil spill in the Gulf of Mexico (2018); additional net tax benefits as a result of implementing federal tax reform legislation (2017 and 2018); and impairment charges associated with a natural gas storage facility and a leveraged lease investment (2019).

The PRSUs granted to the NEOs in 2017 were subject to a one-year financial goal (Southern Company 2017 cash from operations must exceed the amount paid in dividends in 2016). If the goal was not met, then all of the PRSUs would be forfeited. However, since the goal was met, the PRSUs vested 1/3 each year over a three-year period. The first third vested upon certification of the achievement of the goal by the Compensation Committee, and the remaining 2/3 vested ratably on the second and third anniversaries of the grant date.

The Compensation Committee reserves the right to approve adjustments in determining actual performance achievement.

Benefits

Retirement Benefits

►	Employee Savings Plan: Substantially all employees are eligible to participate in the Employee Savings Plan (ESP), our 401(k) plan. The NEOs are also eligible to participate in the Supplemental Benefit Plan (SBP), which is a nonqualified deferred compensation plan where we can make contributions that are prohibited to be made under the ESP due to limits prescribed for 401(k) plans under the tax code.
►	Pension Benefits: Substantially all employees participate in a funded Pension Plan. Normal retirement benefits become payable when participants attain age 65. These benefits vest after the employee completes five years of vesting service. The Company also provides unfunded benefits to certain employees, including the NEOs, under two nonqualified plans: the Supplemental Benefit Plan (Pension-Related) (SBP-P) and the Supplemental Executive Retirement Plan (SERP). The SBP-P and the SERP provide additional benefits the Pension Plan cannot pay due to limits applicable to the Pension Plan.
►	Deferred Compensation Benefits: We offer a Deferred Compensation Plan (DCP), which is an unfunded plan that permits participants to defer income as well as certain federal, state and local taxes until a specified date or their retirement, disability, death or other separation from service.

Change-in-Control Protections

►	We believe that change-in-control protections allow management to focus on potential transactions that are in the best interest of our stockholders.
►	Change-in-control protections include severance pay and, in some situations, vesting or payment of incentive awards.

58	Southern Company 2020 Proxy Statement

Compensation Discussion and Analysis

►	We provide certain severance payments if there is a change in control of the Company and a termination of the executive’s employment (either involuntary termination not for cause or voluntary termination for good reason), often called a “double trigger”.
►	Severance payment for the CEO is three times salary plus target PPP opportunity. For the other NEOs, severance is two times salary plus target PPP opportunity. No excise tax gross-up would be provided.

Perquisites

►	We provide limited perquisites to our executive officers, consistent with the Company’s goal of providing market-based compensation and benefits.
—	The Compensation Committee recognizes that permitting limited personal use of system aircraft for certain executives allows them to continue to perform their duties in a safe, secure environment and promotes safe and effective use of their time. For 2019, the Compensation Committee approved personal use of system aircraft for Mr. Fanning. Amounts for the personal use of system aircraft for Mr. Fanning are included in the Summary Compensation Table.
—	The personal safety and security of employees at home, at work and while traveling is of utmost importance to the Company. Given Mr. Fanning’s profile and high visibility, the Committee believes that the costs of his security program are appropriate and a necessary business expense and that we can benefit from the added security measures for him. Costs reported in the Summary Compensation Table reflect the ongoing security services provided during 2019.
►	No tax assistance is provided on perquisites to executive officers of the Company, except on certain relocation-related benefits that are generally available to all employees.

Understanding the Annual Change in Pension Value

No additional pension benefits	►	2019 increased pension value is not due to any modifications to the existing pension program or formulas
	►	Pension formula considers years of service, which has an impact on the year over year change in pension value
Increase is primarily driven by macroeconomic and non-performance factor changes	►	Traditional pension plans are extremely sensitive to interest rate changes, which are macroeconomic factors out of the Company’s control
	►	Unlike the short-term and long-term incentive programs which are purely performance based, pension values are driven mostly by non-performance factors
High prevalence of traditional pension plans in utility industry	In industries such as the utility industry, traditional pension plans are highly prevalent as they:
	►	Are the most economically efficient way to provide financial well-being at retirement to our employees
	►	Help us retain and protect the significant investment we make in our highly skilled workforce and attract the right talent for the future
	►	Align with our business model
Compensation Committee is committed to the ongoing sustainability of the pension plan	►	Over the years, the Committee has taken actions to ensure the sustainability of pension benefits for the future, shift to a more shared responsibility between employer and employee and meet evolving workforce needs in order to attract and retain employees
	►	The pension plan formula changed in 2018 for new participants from a final average earning formula to a cash balance formula
	►	Eligibility was closed to additional participants in the nonqualified pension plan program beginning in 2016
	►	The Committee will continue to assess the pension program to ensure sustainability for the future and meet evolving workforce needs in order to attract and retain the best talent

Southern Company 2020 Proxy Statement	59

Compensation Discussion and Analysis

Compensation Governance Practices, Beliefs and Oversight

Executive Compensation Best Practices

What We Do	What We Don’t Do
✓Compensation Committee ensures that actual payouts align with performance and stockholder interest
✓100% of short- and long-term incentive awards are performance-based
✓Independent compensation consultant retained by the Compensation Committee
✓Policy against hedging and pledging of stock by Directors and executive officers
✓Executive officers receive limited ongoing perquisites that make up a small portion of total compensation
✓Strong stock ownership requirements for Directors and executive officers
✓Change-in-control severance payouts require double-trigger of change in control and termination of employment
✓Clawback provision for incentive compensation awards
✓89% of CEO target pay is at risk based on achievement of performance goals
✓Engagement in year-round stockholder outreach efforts
✓Dividends on stock awards received only if underlying award is earned

✕No tax gross ups for executive officers (except on certain relocation-related expenses)
✕No employment agreements with our executive officers
✕No stock option repricing without stockholder approval
✕No excise tax gross-ups on change-in control severance arrangements

Our Compensation Program is Designed to Further Our Long-Term Strategy

Operating premier state-regulated utilities and investing in energy infrastructure under long-term contracts are the focus of our customer-centric business model, which is designed to support regular, predictable and sustainable long-term earnings and dividend growth. We believe in several overarching principles in designing the compensation program to tie to our long-term strategy.

Alignment with Strategy

►	Metrics and targets support long-term business strategy of superior risk-adjusted returns
►	Annual financial goals are aligned with investor guidance

Balance and Sustainability

►	Designs balance achievement of short-term goals and long-term value creation
►	Designs balance operational goals and financial objectives to help ensure sustainable results for our stakeholders
►	Designs help ensure programs reward behaviors that drive long-term sustainability for customers, stockholders, employees and the communities we serve

Pay for Performance

►	Ensure a strong pay-for-performance relationship exists between business results, stockholder returns and payouts
►	Where appropriate, use individual performance metrics to enhance pay-for-performance relationship
►	Ensure appropriate pay mix (i.e., the percent of total pay derived from annual and long-term incentives) accurately reflects the scope of responsibility of the role
►	Compensation Committee exercises discretion when necessary to ensure actual payouts are appropriately aligned with business performance and stockholder returns

60	Southern Company 2020 Proxy Statement

Compensation Discussion and Analysis

Clawback of Awards

We grant all incentive awards to our executive officers under our Omnibus Plan. The Omnibus Plan includes a clawback provision that applies to annual and long-term incentive awards granted under the Omnibus Plan.

If we are required to prepare an accounting restatement due to material noncompliance as a result of misconduct, and an executive officer of the Company knowingly or grossly negligently engaged in or failed to prevent the misconduct or is subject to automatic forfeiture under the Sarbanes-Oxley Act of 2002, the executive officer must repay us the amount of any payment in settlement of awards earned or accrued during the 12-month period following the first public issuance or filing that was restated.

Compensation Governance Oversight by the Board and its Committees

The Board and its committees are actively engaged in the compensation process to ensure appropriate compensation governance oversight.

Principle	Description	Application
Collaboration	►Obtain review and input into financial and operational goals from applicable Board committees
►The Finance Committee reviews the Company’s financial plan and the proposed compensation program financial goals to ensure that the goals are aligned with the financial plan and are rigorous and provides its input to the Compensation Committee.
►The Operations, Environmental and Safety Committee reviews the proposed operational goals compared to industry benchmarks and prior year results and provides its input to the Compensation Committee.

Alignment	►The Compensation Committee ensures alignment of financial targets for compensation programs with financial plan and EPS guidance	►The Compensation Committee approves an EPS goal that is aligned with the EPS guidance range established at the beginning of the year.
Analysis and Discretion	►Active involvement by the Compensation Committee in ensuring alignment between calculated performance results and payouts under incentive compensation programs
►The Compensation Committee receives updates on financial and operational progress against goals at each regular meeting and engages in regular dialogue regarding progress towards goals and impacts to at-risk compensation.
►The CEO, assisted by Human Resources staff, reviews the individual performance results for the other executive officers with the Compensation Committee.
►The Compensation Committee carefully considers all adjustments to financial goals in light of overall Company performance and retains discretion to adjust payouts up or down to ensure appropriate alignment between rewarding performance and holding management accountable for decisions that impact stockholders.
►No decisions are made by the Compensation Committee with respect to payouts for the Company’s executive officers until after the end of the performance period.

Engagement	►Ensure Board engagement in key compensation decisions
►At every Board meeting, the Chair of the Compensation Committee reports to the full Board the key items discussed and any actions taken at each Compensation Committee meeting.
►All independent Directors are engaged in setting the CEO’s annual individual performance goals and reviewing the performance of the CEO each year.
►The Compensation Committee reviews all decisions about CEO compensation with the independent Directors for ratification by the independent Directors.

Southern Company 2020 Proxy Statement	61

Compensation Discussion and Analysis

Peer Groups and Establishing Market-Based Compensation Levels

Peer Group for 2019 Compensation Decisions	Peer Group for Relative TSR Metric for 2019-2021 Performance Period
►Used to determine the total direct compensation for our executives
►Approximates the competitive market in which we compete for talent in executive and managerial roles
►Consists of 22 publicly traded energy services companies (subject to changes resulting from mergers and acquisitions)
►In 2019, Pay Governance, in conjunction with the Compensation Committee, conducted a detailed review of internal considerations and external practices for the determination of the compensation peer group.
►Adjustments to the peer group and the benchmarking approach were made to focus on large companies (at least $6 billion in revenues) with more similar businesses, including other large diversified utilities that have combined electric and gas operations.
►We target the total direct compensation for our executives at market median of the peer group.

►Used to measure our relative TSR performance (used in the PSP award)
►The peer group against which we measure our relative TSR for the 2019-2021 performance period for the performance shares consists of 21 publicly traded energy services companies that we believe are most similar to Southern Company in both their business model and investors.
►The Compensation Committee considers companies that have at least 70% regulated assets and $7 billion in market capitalization.
►Several companies in the relative TSR peer group do not meet the revenue size requirement to be included in the compensation peer group, and some companies might not participate in the survey from which the data for the compensation peer group is derived.

Peers used for 2019 Compensation Decisions	Peers used for Both	Peers used for Relative TSR
Dominion Energy, Inc. Energy Transfer Partners, L.P. Exelon Corporation FirstEnergy Corp. National Grid plc NextEra Energy, Inc. PG&E Corporation Public Service Enterprise Group Incorporated	Ameren Corporation
American Electric Power Company, Inc.
CenterPoint Energy, Inc.
CMS Energy Corporation
DTE Energy Company
Duke Energy Corporation
Edison International
Entergy Corporation
FirstEnergy Corp.
PPL Corporation
Sempra Energy
Xcel Energy Inc.
Alliant Energy Corporation
Consolidated Edison, Inc.
Eversource Energy
Evergy, Inc. (formerly Westar)
Fortis Energy Services
Great Plains Energy Incorporated
OGE Energy Corp.
Pinnacle West Capital Corporation
WEC Energy Group, Inc.

62	Southern Company 2020 Proxy Statement

Compensation Discussion and Analysis

Other Compensation and Governance Inputs, Policies and Practices

Role of the Compensation Committee

►	The Compensation Committee is responsible for overseeing the development and administration of our compensation and benefits policies and programs as well as the review and approval of all aspects of our executive compensation programs.
►	The Compensation Committee is supported in its work by the HR Department, the Finance Committee (financial goals), the Operations, Environmental and Safety Committee (operational goals) and the Compensation Committee’s independent compensation consultant.

Role of the CEO

►	The CEO makes recommendations to the Compensation Committee regarding other executive officers with respect to (1) base salary adjustments, (2) PPP targets and individual performance achievement payouts and (3) long-term incentive compensation program targets. These recommendations are based upon market data provided by the independent compensation consultant, the CEO’s assessment of each executive officer’s performance, the performance of the individual’s respective business or function and employee retention considerations.
►	The Compensation Committee considers the CEO’s recommendations in approving the compensation for the other executive officers. However, the Compensation Committee makes the final decisions with respect to compensation decisions for the executive officers.
►	The CEO does not play any role with respect to decisions impacting his own compensation.

Role of the Independent Compensation Consultant

►	The Compensation Committee has retained Pay Governance as its independent executive compensation consultant. Pay Governance reports directly to the Compensation Committee. A representative of Pay Governance attends meetings of the Compensation Committee, as requested, and communicates with the Compensation Committee Chair between meetings.
►	Pay Governance provides various executive compensation services to the Compensation Committee pursuant to a written consulting agreement with the Compensation Committee. Generally, these services include advising the Compensation Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relation to the executives’ performance.
►	In 2019, Pay Governance provided an annual competitive evaluation of target total compensation for the NEOs. Additionally, the Compensation Committee relies on Pay Governance to provide information and advice on executive compensation and related corporate governance trends throughout the year. Pay Governance provided no services to Company management during 2019.
►	The Compensation Committee retains authority to hire Pay Governance directly, approve its compensation, determine the nature and scope of its services, evaluate its performance and terminate its engagement. The Compensation Committee has assessed the independence of Pay Governance pursuant to the listing standards of the NYSE and SEC rules and concluded that Pay Governance is independent and that no conflict of interest exists that would prevent Pay Governance from serving as an independent consultant to the Compensation Committee.

Prohibition on Hedging and Pledging of Common Stock

Our insider trading policy includes an “anti-hedging” provision that prohibits Directors and employees (including officers) and certain of their related persons (such as certain of their family members and entities they control) from purchasing or selling, or making any offer to purchase or sell, derivative securities relating to securities of the Company or its subsidiaries. The policy specifies examples of covered derivative securities, including exchange-traded options to purchase or sell securities of the Company or its subsidiaries (so-called “puts” and “calls”) or financial instruments, that are designed to hedge or offset any decrease in the market value of securities of the Company or its subsidiaries (including but not limited to prepaid variable forward contracts, equity swaps, collars and exchange funds).

Our insider trading policy also includes a “no pledging” provision that prohibits pledging of our stock for all Southern Company executive officers and Directors.

Southern Company 2020 Proxy Statement	63

Compensation Discussion and Analysis

Stock Ownership Requirements

We believe ownership requirements align the interests of officers and stockholders by promoting a long-term focus and long-term share ownership. All of our executive officers are subject to stock ownership requirements, expressed as a multiple of base salary. All of the NEOs are meeting their applicable ownership requirements.

Multiple of Salary
CEO
Other NEOs

Ownership arrangements counted toward the requirements include shares owned outright, those held in Company-sponsored plans and common stock accounts in the DCP and the SBP.

Newly-elected and newly-promoted officers have approximately six years from the date of their election or promotion to meet the applicable ownership requirement. Under our stock ownership guidelines, the ownership requirement is reduced by one-half at age 60. However, all NEOs meet the full, unreduced amount, even if they are over age 60.

During 2019, Mr. Fanning exercised 2,337,096 stock options and increased his ownership by 270,597 shares in conjunction with the option exercise. The chart shows the stock ownership for Mr. Fanning as of December 31, 2019. He exceeds his stock ownership requirement by almost five times.

CEO STOCK OWNERSHIP AS OF DECEMBER 31, 2019

Impact of Section 162(m) of the Tax Code on Compensation

Historically, Section 162(m) of the tax code limited the tax deductibility of the compensation of certain executive officers that exceeded $1 million per year unless the compensation was paid under a performance-based plan that has been approved by stockholders. However, due to the elimination of the performance-based compensation exception under Section 162(m) of the tax code as a result of the enactment of the Tax Cuts and Jobs Act of 2017, it is likely that some compensation paid after 2017 will no longer satisfy the requirements for tax deductibility under Section 162(m). Our compensation program historically was designed with the intention that compensation paid in various forms may be eligible to qualify for deductibility under Section 162(m) of the tax code, but there have been and may be other exceptions for administrative or other reasons, and the Compensation Committee retains the discretion to award compensation that may not be tax deductible.

Despite the changes to Section 162(m) of the tax code, the Compensation Committee continues to believe that a significant portion of our executive officers’ compensation should be performance based and tied to pre-approved performance measures.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is made up of independent Directors of the Company who have never served as executive officers of the Company. During 2019, none of the Company’s executive officers served on the Board of Directors of any entities whose executive officers serve on the Compensation Committee.

64	Southern Company 2020 Proxy Statement

Executive Compensation Tables

Summary Compensation Table

Name (a)	Year (b)	Salary ($) (c)	Stock Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)	Total without Change in Pension Value ($)*
Thomas A. Fanning Chairman, President and CEO, Southern Company	2019	1,389,616	10,836,513	3,496,675	11,927,890	214,491	27,865,185	15,937,295
	2018	1,350,000	9,112,550	1,522,699	880,693	231,749	13,097,691	12,216,998
	2017	1,340,000	8,774,953	1,298,700	4,174,657	113,918	15,702,228	11,527,571
Andrew W. Evans Executive Vice President and CFO, Southern Company	2019	825,354	2,530,039	1,104,896	973,986	49,489	5,483,764	4,509,778
	2018	800,000	2,199,958	1,177,078	105,985	104,703	4,387,724	4,281,739
	2017	784,615	2,399,974	1,286,400	474,941	122,839	5,068,770	4,593,829
W. Paul Bowers Chairman, President and CEO, Georgia Power	2019	904,568	2,761,923	1,319,531	3,816,375	59,846	8,862,243	5,045,868
	2018	885,171	2,448,751	837,743	1,153,981	51,642	5,377,288	4,223,307
	2017	859,486	2,377,403	1,135,359	2,103,914	53,783	6,529,945	4,426,031
Mark A. Crosswhite Chairman, President and CEO, Alabama Power	2019	825,158	2,524,432	1,129,045	3,703,350	52,679	8,234,664	4,531,313
	2018	799,681	2,216,483	1,222,541	672,043	50,538	4,961.286	4,289,243
	2017	758,588	2,131,235	996,588	1,328,591	46,466	5,261,468	3,932,877
Kimberly S. Greene Chairman, President and CEO, Southern Company Gas	2019	761,753	1,987,512	992,493	1,301,978	50,246	5,093,982	3,792,004
*	In order to show the effect that the year-over-year change in pension value had on total compensation, as determined under applicable SEC rules, we have included an additional column to show total compensation without the change in pension value. The amounts reported in this additional column differ substantially from the amounts reported in the Total column required by SEC rules and are not a substitute for that amount. The change in pension value is subject to many external variables, such as interest rates, that are not related to Company performance and does not represent compensation granted or received by the NEOs in the applicable year.

Column (a)

Ms. Greene was not an NEO in 2017 or 2018.

Column (d)

This column does not reflect the value of stock awards that were actually earned or received in 2019. Rather, as required by applicable rules of the SEC, this column reports the aggregate grant date fair value of performance shares and PRSUs granted in 2019.

The value reported for the performance shares related to relative TSR and consolidated ROE is based on the probable outcome of the performance conditions as of the grant date, using a Monte Carlo simulation model and the closing price of common stock on the grant date. No amounts will be earned until the end of the three-year performance period on December 31, 2021. The value then can be earned based on performance ranging from 0% to 200%, as established by the Compensation Committee.

The aggregate grant date fair value of the performance shares granted in 2019 assuming that the highest level of performance is achieved is as follows: Fanning — $14,813,008; Evans - $3,687,266; Bowers — $4,025,178; Crosswhite — $3,679,106 and Greene — $2,896,570.

Southern Company 2020 Proxy Statement	65

Executive Compensation Tables

The value reported for the performance shares granted to Mr. Fanning related to the GHG reduction goals in 2019 is based on the closing price of common stock on the date of the grant. No amounts will be earned until the end of the three-year performance period on December 31, 2021. The value then can be earned based on performance ranging from 0% to 195%, as established by the Compensation Committee. The aggregate grant date fair value of the performance share granted to Mr. Fanning in 2019 related to the GHG reduction goals assuming the highest level of performance is achieved is $1,911,046.

The amounts in column (d) also reflect the grant date fair value of PRSUs granted to all of the NEOs in 2019 as described in the CD&A. The aggregate grant date fair value of the PRSUs granted in 2019 and reported in column (d) is as follows: Fanning — $2,449,985; Evans — $686,406; Bowers — $749,334; Crosswhite — $684,879; and Greene — $539,227.

See Note 12 to the financial statements included in the 2019 annual report for a discussion of the assumptions used in calculating these amounts.

Column (e)

The amounts in this column reflect actual payouts under the annual PPP. The amount reported for 2019 is for the one-year performance period that ended on December 31, 2019.

Column (f)

This column reports the aggregate change in the actuarial present value of each NEO’s accumulated benefit under the applicable Pension Plan and supplemental pension plans (collectively, Pension Benefits) as of December 31 of the applicable year.

The Pension Benefits as of each measurement date are based on the NEO’s age, pay and service accruals and the plan provisions applicable as of the measurement date. The actuarial present values as of each measurement date reflect the assumptions the Company selected for cost purposes as of that measurement date; however, the NEOs were assumed to remain employed at any Company subsidiary until their benefits commence at the pension plans’ stated normal retirement date, generally age 65.

Pension values may fluctuate significantly from year to year depending on a number of factors, including age, years of service, annual earnings and the assumptions used to determine the present value, such as the discount rate. For 2019, the discount rate assumption used to determine the actuarial present value of accumulated pension benefits, as required by SEC rules, was lower than in 2018. For Mr. Fanning, this lower discount rate assumption significantly increased the present value of the accumulated benefit. See page 59 of the CD&A for more information regarding the amounts included in this column.

This column also reports any above-market earnings on deferred compensation under the DCP. However, there were no above-market earnings on deferred compensation in the years reported.

The values reported in this column are calculated pursuant to SEC requirements and are based on assumptions used in preparing the Company’s audited financial statements for the applicable fiscal years. The plans utilize a different method of calculating actuarial present value for the purpose of determining a lump sum payment, if any. The change in pension value from year to year as reported in the table is subject to market volatility and may not represent the value that an NEO will actually accrue or receive under the plans during any given year.

66	Southern Company 2020 Proxy Statement

Executive Compensation Tables

Column (g)

The amounts reported in this column for 2019 are itemized below.

	Perquisites ($)	Tax Reimbursements ($)	Company Contribution to 401(k) Plan ($)	Company Contribution to Supplemental Retirement Plan ($)	Total ($)
Tom Fanning	143,612	0	14,280	56,599	214,491
Andrew Evans	7,735	0	13,942	27,813	49,489
Paul Bowers	13,929	0	14,064	31,853	59,846
Mark Crosswhite	10,763	0	14,113	27,803	52,679
Kimberly Greene	11,637	0	14,040	24,569	50,246

Perquisites includes financial planning, personal use of corporate aircraft and other miscellaneous perquisites.

►	Financial planning is provided for most officers of the Company, including all of the NEOs. The Company provides an annual subsidy of up to $20,000 per year for Mr. Fanning and up to $15,000 per year for all other NEOs to be used for financial planning, tax preparation fees and estate planning.
►	The Southern Company system has aircraft that are used to facilitate business travel. All flights on these aircraft must have a business purpose, except limited personal use that is associated with business travel is permitted. The amount reported for such personal use is the incremental cost of providing the benefit, primarily fuel costs and airport costs as well as any incidental costs for the crew. Also, if seating is available, the Company permits a spouse or other family member to accompany an employee on a flight. However, because in such cases the aircraft is being used for a business purpose, there is no incremental cost associated with the family travel, and no amounts are included for such travel. Any additional expenses incurred that are related to family travel are included.
—	The Compensation Committee recognizes that permitting limited personal use of system aircraft for certain executives allows the them to continue to perform their duties in a safe, secure environment and promotes safe and effective use of their time. For 2019, the Compensation Committee approved personal use of system air for Mr. Fanning. The amount included for Mr. Fanning includes $127,372 in approved personal use of corporate aircraft.
►

The personal safety and security of employees at home, at work and while traveling is of utmost importance to us. The amount reported for Mr. Fanning includes $7,065 related to personal security expenses. Given Mr. Fanning’s profile and high visibility, we believe that the costs of his security program are appropriate and a necessary business expense and that we can benefit from the added security measures for him. Costs reported reflect the ongoing security services provided during 2019.

►	Other miscellaneous perquisites include the full cost to the Company of providing the following items: personal use of Company-provided tickets for sporting and other entertainment events, spousal expenses related to business travel and gifts distributed to and activities provided to attendees at Company-sponsored events.

Southern Company 2020 Proxy Statement	67

Executive Compensation Tables

Grants of Plan-Based Awards in 2019

This table provides information on short-term and long-term incentive compensation awards made in 2019.

Name (a)	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($) (j)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Tom Fanning		20,300	2,030,000	4,060,000
	2/11/2019				12,937	129,366	258,732		7,406,504
	2/11/2019				1,990	19,903	38,811		980,024
	2/11/2019					49,756			2,449,985
Andrew Evans		6,656	665,600	1,331,200
	2/11/2019				325	32,527	65,054		1,843,633
	2/11/2019					13,940			686,406
Paul Bowers		7,266	726,614	1,453,228
	2/11/2019				355	35,508	71,016		2,012,589
	2/11/2019					15,218			749,334
Mark Crosswhite		6,641	664,144	1,328,288
	2/11/2019				325	32,455	64,910		1,839,553
	2/11/2019					13,909			684,879
Kimberly Greene		6,119	611,894	1,223,788
	2/11/2019				256	25,552	51,104		1,448,285
	2/11/2019					10,951			539,227

Columns (c), (d) and (e)

These columns reflect the annual PPP opportunity for the NEOs. The information shown as “Threshold,” “Target” and “Maximum” reflects the range of potential payouts established by the Compensation Committee. The actual amounts earned for 2019 are included in column (e) of the Summary Compensation Table.

Columns (f), (g) and (h)

These columns reflect the long-term PSP performance shares and PRSUs granted to the NEOs in 2019. The information shown as “Threshold,” “Target” and “Maximum” reflects the range of potential shares that can be earned as established by the Compensation Committee for the performance shares, while the information shown as “Target” for the PRSUs reflects the number of potential shares that can be earned if the performance condition is met. Earned performance shares and accrued DEUs will be paid out in common stock following the end of the 2019–2021 performance period, based on the extent to which the performance goals are achieved. Any shares not earned are forfeited. PRSUs vest 1/3 each year only if the performance goal is met for 2019. If the performance goal is met, PRSUs are paid out in common stock after vesting; accrued DEUs are received only if the underlying award is earned. If the performance goal is not met, then all PRSUs are forfeited.

Column (j)

This column reflects the aggregate grant date fair value of the PSP performance shares, PRSUs and RSUs granted in 2019.

►	For the PSP performance shares, approximately 46% of the value of the performance shares is based on the probable outcome of the performance conditions as of the grant date using a Monte Carlo simulation model ($62.26), while the other approximately 54% is based on the closing price of common stock on the grant date ($49.24).

68	Southern Company 2020 Proxy Statement

Executive Compensation Tables

►	For the performance shares related to the GHG reduction goal for Mr. Fanning, the value of these shares is based on the closing price of the common stock on the grant date ($49.24).
►	The value of the PRSUs is based on the closing price of common stock on the grant date ($49.24). The assumptions used in calculating these amounts are discussed in Note 12 to the financial statements included in the 2019 annual report.

Outstanding Equity Awards at 2019 Fiscal Year-End

This table provides information about stock options and stock awards (performance shares and PRSUs) as of December 31, 2019.

Name (a)	Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Option Exercise Price ($) (c)	Option Expiration Date (d)	Number of Units of Stock That Have Not Vested (#) (e)	Market Value of Units of Stock That Have Not Vested ($) (f)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#) (g)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($) (h)
Tom Fanning						20,496	1,305,623
						45,629	2,906,588
						51,957	3,309,690
						159,240	10,143,619
						155,873	9,929,136
Andrew Evans						5,606	357,071
						11,016	701,703
						14,557	927,267
						38,444	2,448,884
						33,966	2,163,644
Paul Bowers	197,412	44.42	2/13/2022
	235,604	44.06	2/11/2023
	329,250	41.28	2/10/2024
						5,553	353,745
						12,263	781,126
						15,891	1,012,277
						42,791	2,725,812
						37,079	2,361,936
Mark Crosswhite						4,978	317,093
						11,098	706,958
						14,524	925,205
						38,733	2,467,296
						33,891	2,158,855
Kimberly Greene	329,113	46.74	4/1/2023
	70,909	41.28	2/10/2024
						3,714	236,606
						8,203	522,502
						11,436	728,443
						28,625	1,823,391
						26,683	1,699,678

Southern Company 2020 Proxy Statement	69

Executive Compensation Tables

Columns (b), (c) and (d)

Stock options have not been granted since 2014. Stock options vest one-third per year on the anniversary of the grant date. Options granted from 2009 through 2014 with expiration dates from 2019 through 2024 were fully vested as of December 31, 2017.

Options also fully vest upon death, total disability or retirement and expire three years following death or total disability or five years following retirement, or on the original expiration date if earlier.

Columns (g) and (h)

These columns reflect the remaining 1/3 of the PRSUs, including DEUs, granted to the NEOs in February 2017 and the remaining 2/3 of the PRSUs, including DEUs, granted to the NEOs in February 2018. The achievement of the respective performance goals for these shares were certified by the Compensation Committee on February 12, 2018 for the shares granted in 2017 and February 11, 2019 for the shares granted in 2018. The PRSUs that vested in 2019, including the DEUs, are reflected in the Option Exercises and Stock Vested in 2019 table. The remaining PRSUs granted in 2017 vest on the third anniversary of the grant date, and the remaining PRSUs granted in 2018 will vest on the second and third anniversaries of the grant date.

These columns also reflect the full number and value of PRSUs granted to the NEOs in February 2019 that vest 1/3 each year for a three-year period subject to the achievement of a one-year financial performance goal (Southern Company’s 2019 cash from operations exceeds the amount paid in dividends in 2018) and associated DEUs on the PRSUs. DEUs only pay out if the underlying shares vest. The Compensation Committee certified the achievement of this goal on February 11, 2020, and the first 1/3 vested upon that certification. The remaining 2/3 will vest equally on the second and third anniversaries of the grant date.

Column (g) also reflects the target number of performance shares granted under the PSP that can be earned at the end of each three-year performance period (January 1, 2018 through December 31, 2020 and January 1, 2019 through December 31, 2021). The number of shares reflected in column (g) also reflects the DEUs on the target number of performance shares. DEUs are credited over the performance period but are only received at the end of the performance period if the underlying performance shares are earned.

The performance shares granted for the January 1, 2017 through December 31, 2019 performance period vested on December 31, 2019 at 134% and are reported in the Option Exercises and Stock Vested in 2019 table.

The value in column (h) is derived by multiplying the number of shares in column (g) by the common stock closing price on December 31, 2019 ($63.70). The ultimate number of shares earned, if any, will be based on the actual performance results at the end of each respective performance period.

Option Exercises and Stock Vested in 2019

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Tom Fanning	2,337,096	46,875,432	233,441	14,270,056
Andrew Evans	—	—	112,751	6,848,140
Paul Bowers	488,796	9,227,184	63,197	3,863,750
Mark Crosswhite	267,442	2,980,116	56,706	3,466,277
Kimberly Greene	—	—	42,275	2,584,613

Columns (b) and (c)

Column (b) reflects the number of shares acquired upon the exercise of stock options during 2019 and column (c) reflects the value realized. The value realized is the difference in the market price over the exercise price on the exercise date.

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Columns (d) and (e)

Performance share grants made in 2017 were subject to a three-year performance period that ended on December 31, 2019. The award was earned at 134% of target. Column (d) includes the performance shares that were earned and associated DEUs, while column (e) reflects the value of the performance shares and associated DEUs, which is derived by multiplying the number of shares that vested by the market value of the underlying shares on December 31, 2019 ($63.70). The value shown in column (e) differs from the amounts shown in the CD&A, which reflects the market value on the date the Compensation Committee made its decisions about PSP payouts (February 11, 2020).

These columns also reflect the value of the PRSUs that vested in 2019, including associated DEUs. The value of the PRSUs is derived by multiplying the number of shares that vested by the market value of the underlying shares on the vesting date as follows:

►	$49.22 for the PRSUs that were granted in 2017 and vested 1/3 on February 13, 2019
►	$49.24 for the PRSUs that were granted in 2018 and vested 1/3 on February 11, 2019 upon certification of the performance goal from the Compensation Committee
►	$43.98 for the RSUs that were granted in 2018 and vested 1/3 on February 27, 2019

For Mr. Evans, column (d) also represents vested performance share units that were granted in September 2016 and include DEUs. 20,325 performance share units vested on July 1, 2019, and the value realized included in column (e) is the number of performance share units that vested multiplied by the closing price on the vesting date ($54.84). Additionally, 29,279 achievement performance shares vested as of December 31, 2019. These shares were granted in September 2016 in connection with the performance share units that vested in July 2019 and include DEUs. The value realized included in column (e) is the number of achievement performance share units that vested multiplied by the closing price on December 31, 2019 ($63.70).

Pension Benefits at 2019 Fiscal Year-End

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Tom Fanning	Pension Plan	38.00	2,193,818	—
	Supplemental Benefit Plan (Pension-Related)	38.00	23,001,151	—
	Supplemental Executive Retirement Plan	38.00	13,298,678	—
Andrew Evans	Pension Plan	18.00	686,590	—
	Supplemental Benefit Plan (Pension-Related)	2.00	706,442	—
	AGL Resources Inc. Excess Benefit	16.00	1,612,073	—
Paul Bowers	Pension Plan	39.67	2,314,336	—
	Supplemental Benefit Plan (Pension-Related)	39.67	11,649,628	—
	Supplemental Executive Retirement Plan	39.67	4,257,780	—
Mark Crosswhite	Pension Plan	14.92	715,119	—
	Supplemental Benefit Plan (Pension-Related)	14.92	3,494,633	—
	Supplemental Executive Retirement Plan	14.92	1,159,639	—
	Supplemental Retirement Agreement	15.00	5,535,097	—
Kimberly Greene	Pension Plan	12.17	537,590	—
	Supplemental Benefit Plan (Pension-Related)	12.17	1,928,134	—
	Supplemental Executive Retirement Plan	12.17	858,963	—

Below is a description of Pension Benefits for persons employed by the Southern Company system other than PowerSecure.

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Pension Plan

The Pension Plan is a tax-qualified, funded plan. It is the Company’s primary retirement plan. Substantially all Southern Company system employees participate in this plan after one year of service. Normal retirement benefits become payable when participants attain age 65 and complete five years of participation. Pension benefits are determined using various formulas based on date of hire. Benefits are limited to a statutory maximum. The statutory limit restricts eligible compensation under the pension plan; the limit for 2019 was $280,000.

Final Average Pay Formula – The description below applies to Mr. Fanning, Mr. Bowers, Mr. Crosswhite and Ms. Greene.

►	The plan benefit equals the greater of amounts computed using a 1.7% offset formula and a 1.25% formula. The highest three rates of pay out of a participant’s last ten calendar years of service are averaged to derive a final average pay.

—	The 1.7% offset formula amount equals 1.7% of final average pay times years of credited service less an offset related to Social Security benefits. The offset equals a service ratio times 50% of the anticipated Social Security benefits in excess of $4,200. The service ratio adjusts the offset for the portion of a full career that a participant has worked.
—	The 1.25% formula amount equals 1.25% of final average pay times years of credited service. For this formula, the final average pay computation is the same as above, but annual performance-based compensation earned each year is added to the base salary rates.

►	Early retirement benefits become payable once plan participants have, during employment, attained age 50 and completed 10 years of credited service. Participants who retire early from active service receive benefits equal to the amounts computed using the same formulas employed at normal retirement. However, a 0.3% reduction applies for each month (3.6% for each year) prior to normal retirement that participants elect to have their benefit payments commence. For example, 64% of the formula benefits are payable starting at age 55. As of December 31, 2019, all of the NEOs employed on that date and covered under the Final Average Pay Formula were retirement-eligible.
►	For NEOs covered under the Final Average Pay formula, the number of years of credited service is one year less than the number of years of employment.

Career Average Pay Formula: The description below applies to Mr. Evans.

►	The plan benefit equals 1% of career average pay plus 0.5% of career average pay in excess of 50% of the Social Security Taxable Wage Base. Eligible compensation includes base pay and annual performance-based compensation.
►	Early retirement benefits become payable once plan participants have, during employment, attained age 55 and completed five years of vesting service. Participants who retire early from active service receive reduced benefits. However, the reduced amount is subsidized so that the reduction from the normal retirement benefit is less severe than a full actuarial reduction. Employees who retire after age 62 with at least 25 years of service are eligible for an unreduced early retirement benefit.
►	As of December 31, 2019, Mr. Evans was not retirement-eligible.

The Pension Plan’s benefit formulas produce amounts payable monthly over a participant’s post-retirement lifetime. At retirement, plan participants can choose to receive their benefits from various forms of payment. All forms pay benefits monthly over the lifetime of the retiree or the joint lifetimes of the retiree and a beneficiary. A reduction applies if a retiring participant chooses a payment form other than a single life annuity. The reduction makes the value of the benefits paid in the form chosen comparable to what it would have been if benefits were paid as a single life annuity over the retiree’s life.

Participants vest in the Pension Plan after completing five years of vesting service. As of December 31, 2019, all of the NEOs were vested in their Pension Plan benefits. Participants who terminate employment after vesting can elect to have their pension benefits commence prior to age 65 provided they met the applicable early retirement age and service provisions. If such an election is made, the early retirement reductions that apply are actuarially determined factors.

If a participant dies while actively employed and is vested in the Pension Plan as of the date of death, the participant’s beneficiary is entitled to survivor benefits.

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If participants become totally disabled, periods that Social Security or employer-provided disability income benefits are paid will count as service for benefit calculation purposes. The crediting of this additional service ceases at the point a disabled participant elects to (a) commence retirement payments under the Final Average Pay Formula or (b) qualifies for unreduced benefits under the Career Average Pay Formula. Outside of this extra service crediting, the normal Pension Plan provisions apply to disabled participants.

SBP-P

The SBP-P is an unfunded retirement plan that is not tax qualified. This plan provides highly-paid employees any benefits that the Pension Plan cannot pay due to statutory pay/benefit limits. The SBP-P’s vesting and early retirement provisions mirror those of the Pension Plan. Its disability provisions mirror those of the Pension Plan but cease upon a participant’s separation from service.

Final Average Pay Formula: For participants under the Final Average Pay Formula, the amounts paid by the SBP-P are based on the additional monthly benefit that the Pension Plan would pay if the statutory limits and pay deferrals were ignored. When an SBP-P participant separates from service, vested monthly benefits provided by the benefit formulas are converted into a single sum value. It equals the present value of what would have been paid monthly for an actuarially determined average post-retirement lifetime. The discount rate used in the calculation is based on the 30-year U.S. Treasury yields for the September preceding the calendar year of separation, but not more than six percent.

Vested participants terminating prior to becoming eligible to retire will be paid their single sum value as of September 1 following the calendar year of separation. If the terminating participant is retirement-eligible, the single sum value will be paid in 10 annual installments starting shortly after separation. The unpaid balance of a retiree’s single sum will be credited with interest at the prime rate published in The Wall Street Journal. If the separating participant is a “key man” under Section 409A of the tax code, the first installment will be delayed for six months after the date of separation.

If an SBP-P participant who is subject to the Final Average Pay Formula dies while active after becoming vested in the Pension Plan, the beneficiary of the deceased participant will receive the single sum value in installments as soon as possible following death. The single sum value is calculated as if the participant had survived to age 50 and discounted back to the payment date (if earlier). Spouse beneficiaries receive 100% and non-spouse beneficiaries receive 50% of the single sum value.

Career Average Pay Formula: Vested monthly benefits earned prior to January 1, 2018 are paid in the same forms of payments available under the Pension Plan and are distributed at the later of separation of service of age 62. Vested monthly benefits earned on or after January 1, 2018 are converted into a single sum value similar to the provisions described above.

The values shown above for Mr. Evans includes $1,612,073, which is the accumulated value earned prior to January 1, 2018 under the AGL Excess Benefit Plan. The AGL Excess Benefit Plan was merged into the SBP-P effective January 1, 2018, but benefits earned under the AGL Excess Benefit Plan still have separate payment features.

If an SBP-P participant who is subject to the Career Average Pay Formula dies while active after becoming vested in the Pension Plan, the beneficiary of the deceased participant is entitled to a survivor benefit. The survivor benefit earned prior to January 1, 2018 under the AGL Excess Benefit Plan is equal to the benefit payable under the 50% Joint and Survivor annuity option and distributed at the later of age 62 or date of death. The survivor benefit earned on or after January 1, 2018 is equal to 50% of the single sum value and is payable following death.

SERP

The SERP is also an unfunded retirement plan that is not tax qualified. This plan provides highly-paid employees covered under the Final Average Pay Formula additional benefits that the Pension Plan and the SBP-P would pay if the 1.7% offset formula calculations reflected a portion of annual performance-based compensation. To derive the SERP benefits, a final average pay is determined reflecting participants’ base rates of pay and their annual performance-based compensation amounts, whether or not deferred, to the extent they exceed 15% of those base rates (ignoring statutory limits). This final average pay is used in the 1.7% offset formula to derive a gross benefit. The Pension Plan and the SBP-P benefits are subtracted from the gross benefit to calculate the SERP benefit.

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The SERP’s early retirement, survivor benefit and disability provisions mirror the SBP-P’s provisions. SERP benefits do not vest until participants become eligible to retire, so no benefits are paid if a participant terminates prior to becoming retirement-eligible. More information about vesting and payment of SERP benefits following a change in control is included under Potential Payments upon Termination or Change in Control. Effective January 1, 2016, participation in the SERP was closed to new hires and future promotions.

Supplemental Retirement Agreements (SRA)

The Company also provides supplemental retirement benefits to certain employees that were first employed by an affiliate of the Company in the middle of their careers. These SRAs provide for additional retirement benefits by giving credit for years of employment prior to employment with the Company or one of its affiliates. These agreements provide a benefit which recognizes the expertise brought to the Southern Company system, and they provide a strong retention incentive to remain with the Company, or one of its affiliates, for the vesting period and beyond. These supplemental retirement benefits are also unfunded and not tax-qualified.

The Company has an SRA with Mr. Crosswhite. Prior to his employment with the Southern Company system, Mr. Crosswhite provided legal services to Southern Company’s subsidiaries. His agreement provides an additional fifteen years of benefits. Mr. Crosswhite was vested in his benefits as of December 31, 2015.

Pension Benefit Assumptions

The following assumptions were used in the present value calculations for all pension benefits:

►	Discount rate — 3.43% Pension Plan and 3.08% supplemental plans (SBP-P, SERP and SRA) as of December 31, 2019
►	Retirement date — Earliest unreduced retirement age (age 62 for Mr. Evans and age 65 for all other NEOs)
►	Mortality after normal retirement — PRIA RP-2012 mortality tables with generational projections (MP-2019)
►	Mortality, withdrawal, disability and retirement rates prior to normal retirement — None
►	Annual performance-based compensation earned but unpaid as of the measurement date – 180% (Mr. Fanning only) or 150% (all other NEOs) of target opportunity percentages times base rate of pay for year amount is earned
►	Form of payment for pension benefits
—	Final Average Pay Formula:
—	Pension Plan
—	Male retirees: 20% single life annuity; 15% level income annuity; 35% joint and 50% survivor annuity; and 30% joint and 100% survivor annuity
—	Female retirees: 50% single life annuity; 25% level income annuity; 15% joint and 50% survivor annuity; and 10% joint and 100% survivor annuity
—	Spouse ages – Wives two years younger than their husbands

—	SBP-P, SERP and SRA
—	100% installment
—	Installment determination — 3.00% discount rate for single sum calculation and 4.75% prime rate during installment payment period

—	Career Average Pay Formula:
—	Pension Plan
—	40% life annuity; 30% joint and 50% survivor annuity; 30% joint and 100% survivor annuity
—	Spouse ages – Wives two years younger than their husbands

—	SBP-P
—	Pre-2018 accruals – 100% single life annuity
—	2018 and beyond accruals – 100% installment
—	Installment determination – 2019 417(e) interest rates and mortality for single sum calculation and 4.75% prime rate during installment payment period

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Nonqualified Deferred Compensation as of 2019 Fiscal Year-End

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Tom Fanning	443,587	56,599	1,291,845	0	7,872,513
Andrew Evans(1)	0	27,813	15,037	0	2,348,988
Paul Bowers	418,872	31,853	2,439,996	0	9,950,550
Mark Crosswhite	0	27,803	324,142	0	1,195,780
Kimberly Greene	0	24,569	67,815	0	219,416
(1)	The amounts shown for Mr. Evans include a 12/31/2019 balance of $2,282,644 under the AGL NSP, described below.

The Company provides the DCP (excluding PowerSecure employees), which is designed to permit participants to defer income as well as certain federal, state and local taxes until a specified date or their retirement or other separation from service. Up to 50% of base salary and up to 100% of performance-based non-equity compensation may be deferred at the election of eligible employees. As of January 1, 2018, all of the NEOs were eligible to participate in the DCP. Prior to January 1, 2018, Mr. Evans was a participant in the AGL NSP, described below.

Under the DCP, participants make an annual election to choose how much compensation to defer, when those deferrals will be paid and how distributions will be paid (in one to ten annual installments).

DCP participants have various deemed investment options -the stock equivalent account, the prime equivalent account and three equivalent index fund accounts. Under the terms of the DCP participants are permitted to transfer between investments at any time.

The amounts deferred in the stock equivalent account are treated as if invested at an equivalent rate of return to that of an actual investment in common stock, including the crediting of dividend equivalents as such are paid by Southern Company from time to time. It provides participants with an equivalent opportunity for the capital appreciation (or loss) and income of that of a Company stockholder. During 2019, the rate of return in the stock equivalent account was 51.62%.

Participants may also elect to have their deferred compensation deemed invested in the prime equivalent account, which is treated as if invested at a prime interest rate compounded monthly, as published in The Wall Street Journal as the base rate on corporate loans posted as of the last business day of each month by at least 75% of the United States’ largest banks. The interest rate earned on amounts deferred during 2019 in the prime equivalent account was 5.38%.

Participants may also elect to have their deferred compensation deemed invested in three index fund options. A deemed investment means the account is treated as if it is invested in a particular option, even though no investment is actually made. During 2019, the rate of returns under the equivalent index fund accounts were as follows:

►	Equivalent Vanguard institutional 500 Index Fund: 31.50%
►	Equivalent BlackRock Russell 2000 Index Fund: 25.69%
►	Equivalent BlackRock EAFE Equity Index Fund: 22.44%

Under the AGL NSP, each participant has an account which represents a bookkeeping entry reflecting contributions and earnings/losses on the actual performance of the participant’s notional investments. The notional investment options under the AGL NSP mirror the investment options offered under the DCP. Participants are 100% vested in their own contributions and vest in employer-matching contributions over a three-year period according to a vesting schedule. Mr. Evans has met the vesting requirements under the AGL NSP.

Distributions under the AGL NSP occur in the year following the year of termination of employment. Participants have the option of taking distributions, following termination of employment, in the following forms: a single lump sum cash payment; a lump sum cash payment of a portion of the participant’s account with the remainder distributed in up to 10 equal annual installments; or between one to 10 equal annual installments.

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The SBP is a nonqualified deferred compensation plan under which contributions are made that are prohibited from being made in the ESP. Under the tax code, employer-matching contributions are prohibited under the ESP on employee contributions above stated limits, and, if applicable, above legal limits set forth in the tax code. The contributions are treated as if invested in common stock and are payable in cash upon termination of employment in a lump sum or in up to 20 annual installments, at the election of the participant. The amounts reported in this column also were reported in the All Other Compensation column in the Summary Compensation Table.

Column (b)

This column reports the actual amounts of compensation deferred under the DCP by each NEO in 2019. The amount of salary deferred by the NEOs, if any, is included in the Salary column in the Summary Compensation Table. The amounts of performance-based compensation deferred in 2019 were the amounts that were earned as of December 31, 2018 but were not payable until the first quarter of 2019. These amounts are not reflected in the Summary Compensation Table because that table reports performance-based compensation that was earned in 2019 but not payable until early 2020.

Column (c)

This column reflects employer contributions under the SBP and DCP.

Column (d)

This column reports earnings or losses on compensation the NEOs elected to defer and on employer contributions under the SBP and DCP.

Column (f)

This column includes amounts that were deferred under the DCP or the AGL NSP and contributions under the SBP or the AGL NSP in prior years. The following chart shows the amounts previously reported.

	Amounts Deferred prior to 2019 and previously reported ($)	Employer Contributions prior to 2019 and previously reported ($)	Total ($)
Tom Fanning	4,054,759	627,986	4,682,745
Andrew Evans	375,132	248,852	623,984
Paul Bowers	3,943,932	256,843	4,200,775
Mark Crosswhite	412,501	91,783	504,284
Kimberly Greene	0	51,414	51,414

Potential Payments Upon Termination or Change in Control

This section describes and estimates payments that could be made to the NEOs serving as of December 31, 2019 under different termination and change-in-control events. The estimated payments would be made under the terms of Southern Company’s compensation and benefit program or the change-in-control severance program.

All of the NEOs are participants in Southern Company’s change-in-control severance program for officers. The amount of potential payments is calculated as if the triggering events occurred as of December 31, 2019 and assumes that the price of common stock is the closing market price on December 31, 2019.

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Description of Termination and Change-in-Control Events

The following charts list different types of termination and change-in-control events that can affect the treatment of payments under the compensation and benefit programs. No payments are made under the change-in-control severance program unless, within two years of the change in control, the NEO is involuntarily terminated or voluntarily terminates for good reason.

Traditional Termination Events

►	Retirement or Retirement-Eligible — Termination of NEO who is at least 50 years old and has at least 10 years of credited service (for NEOs under the Final Average Pay Formula) or age 55 with at least 5 years of vesting service (for Mr. Evans, who is under the Career Average Pay Formula).
►	Resignation — Voluntary termination of NEO who is not retirement-eligible.
►	Lay Off — Involuntary termination of NEO who is not retirement-eligible not for cause.
►	Involuntary Termination — Involuntary termination of NEO for cause. Cause includes individual performance below minimum performance standards and misconduct, such as violation of the Company’s Drug and Alcohol Policy.
►	Death or Disability — Termination of NEO due to death or disability.

Change-in-Control-Related Events

At the Company or the subsidiary company level:

►	Company Change in Control I — Consummation of an acquisition by another entity of 20% or more of common stock or, following consummation of a merger with another entity, the Company’s stockholders own 65% or less of the entity surviving the merger.
►	Company Change in Control II — Consummation of an acquisition by another entity of 35% or more of common stock or, following consummation of a merger with another entity, the Company’s stockholders own less than 50% of the Company surviving the merger.
►	Company Does not Survive Merger — Consummation of a merger or other event and the Company is not the surviving company or the common stock is no longer publicly traded.
►	Subsidiary Company Change in Control — Consummation of an acquisition by another entity, other than another subsidiary of the Company, of 50% or more of the stock of any of the Company’s subsidiaries, consummation of a merger with another entity and the Company’s subsidiary is not the surviving company, or the sale of substantially all the assets of any of the Company’s subsidiaries.

At the employee level:

►	Involuntary Change-in-Control Termination or Voluntary Change-in-Control Termination for Good Reason—Employment is terminated within two years of a change in control, other than for cause, or the employee voluntarily terminates for good reason. Good reason for voluntary termination within two years of a change in control generally is satisfied when there is a material reduction in salary, performance-based compensation opportunity or benefits, relocation of over 50 miles or a diminution in duties and responsibilities.

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The following chart describes the treatment of different pay and benefit elements in connection with the Traditional Termination Events as described above.

Program	Retirement/ Retirement-Eligible	Lay Off (Involuntary Termination Not For Cause)	Resignation	Death or Disability	Involuntary Termination (For Cause)
Pension Benefits Plans	Benefits payable as described in the notes following the Pension Benefits table	Benefits payable as described in the notes following the Pension Benefits table	Benefits payable as described in the notes following the Pension Benefits table	Benefits payable as described in the notes following the Pension Benefits table	Benefits payable as described in the notes following the Pension Benefits table
Short-Term Incentive Award	Prorated if before 12/31	Prorated if before 12/31	Forfeit	Prorated if before 12/31	Forfeit
Stock Options	Vest; expire earlier of original expiration date or five years	Vested options expire in 90 days; unvested are forfeited	Vested options expire in 90 days; unvested are forfeited	Vest; expire earlier of original expiration date or three years	Forfeit
Performance Share Units	No proration and paid on regular schedule, depending on amount actually earned	Forfeit	Forfeit	Prorated based on number of months employed during performance period; paid on regular schedule depending on amount actually earned.	Forfeit unpaid award, even if vested
PRSUs	No proration and paid on regular schedule (pending achievement of performance goal)	Forfeit unvested award	Forfeit unvested award	Vest; full payout of unvested amount; payable within 30 days	Forfeit unpaid award, even if vested
RSUs	Forfeit	Prorated vesting	Forfeit	Prorated vesting	Forfeit
Financial Planning Perquisite	Continues for one year	Terminates	Terminates	Continues for one year	Terminates
DCP	Payable per prior elections (lump sum or up to 10 annual installments)	Payable per prior elections (lump sum or up to 10 annual installments)	Payable per prior elections (lump sum or up to 10 annual installments)	Payable to beneficiary or participant per prior elections; amounts deferred prior to 2005 can be paid as a lump sum per the benefit administration committee’s discretion	Payable per prior elections (lump sum or up to 10 annual installments)
SBP–non-pension related	Payable per prior elections (lump sum or up to 20 annual installments)	Payable per prior elections (lump sum or up to 20 annual installments)	Payable per prior elections (lump sum or up to 20 annual installments)	Payable to beneficiary or participant per prior elections; amounts deferred prior to 2005 can be paid as a lump sum per the benefit administration committee’s discretion	Payable per prior elections (lump sum or up to 20 annual installments)

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The following chart describes the treatment of payments under compensation and benefit programs under different change-in-control events, except the pension plans. The pension plans are not affected by change-in-control events.

Program	Company Change in Control I	Company Change in Control II	Company Does Not Survive Merger or Subsidiary Company Change in Control	Involuntary Cange-in-Control- Related Termination or Voluntary Change- in-Control-Related Termination for Good Reason
Nonqualified Pension Benefits (except SRA)	All SERP-related benefits vest if participants vested in tax-qualified pension benefits; otherwise, no impact SBP-P benefits vest for all participants and single sum value of benefits earned to change-in-control date paid following termination or retirement	Benefits vest for all participants and single sum value of benefits earned to the change-in-control date paid following termination or retirement	Benefits vest for all participants and single sum value of benefits earned to the change-in-control date paid following termination or retirement	Based on type of change-in-control event
SRA	Not affected	Not affected	Not affected	Vest
Short-Term Incentive Award	If program is terminated, prorated at greater of target or three-year historical average payout at the applicable business unit	If program is terminated, prorated at greater of target or three-year historical average payout at the applicable business unit	Prorated at greater of target or three-year historical average payout at the applicable business unit	If not otherwise eligible for payment, if the program is still in effect, prorated at target performance level
Stock Options	Not affected	Not affected	Vest and convert to surviving company’s securities; if cannot convert, pay spread in cash	Vest
Performance Share Units	Not affected	Not affected	Vest at target and convert to surviving company’s securities; if cannot convert, pay spread in cash	Vest at target
PRSUs	Not affected	Not affected	Vest and convert to surviving company’s securities; if cannot convert, pay spread in cash	Vest
RSUs	Not affected	Not affected	Vest and convert to surviving company’s securities; if cannot convert, pay spread in cash	Vest
DCP	Not affected	Not affected	Not affected	Not affected
SBP	Not affected	Not affected	Not affected	Not affected
Severance Benefits	Not applicable	Not applicable	Not applicable	Two or three times base salary plus target short-term incentive award
Healthcare Benefits	Not applicable	Not applicable	Not applicable	Up to five years participation in group healthcare plan plus payment of two or three years’ premium amounts
Outplacement Services	Not applicable	Not applicable	Not applicable	Six months

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Potential Payments

This section describes and estimates payments that would become payable to the NEOs upon a termination or change in control as of December 31, 2019.

Pension Benefits

The amounts that would have become payable to the NEOs if the Traditional Termination Events occurred as of December 31, 2019 under the Pension Plan, the SBP-P, the SERP and, for Mr. Crosswhite, the SRA are itemized in the following chart. The amounts shown under the Retirement and Resignation or Involuntary Termination columns are amounts that would have become payable to the NEOs that were retirement-eligible on December 31, 2019 and are the monthly Pension Plan benefits and the first of 10 annual installments from the SBP-P, the SERP and the SRA.

Mr. Evans was not retirement-eligible on December 31, 2019. For Mr. Evans, the amounts shown under the Resignation or Involuntary Termination column are the amounts that would have become payable under the Pension Plan as a monthly annuity and payable under the SBP-P as a single sum. The SERP value shown is the benefit earned under the AGL Excess Benefit Plan prior to January 1, 2018 and payable as a monthly annuity.

The amounts shown that are payable to a beneficiary in the event of the death of the NEO are the monthly amounts payable to a beneficiary under the Pension Plan and the first of 10 annual installments payable to a spouse beneficiary from the SBP-P, the SERP and the SRA. If an executive designates a non-spouse beneficiary, then the amount payable is 50% of the amount shown. The amounts shown for Mr. Evans are the amounts that would have become payable to his spouse on a monthly basis under the Pension Plan and the SBP-P.

The amounts in this chart are very different from the pension values shown in the Summary Compensation Table and the Pension Benefits table. Those tables show the present values of all the benefit amounts anticipated to be paid over the lifetimes of the NEOs and their beneficiaries. Those plans are described in the notes following the Pension Benefits table.

	Plan	Retirement ($)	Resignation or Involuntary Termination ($)	Death Benefits ($)
Tom Fanning	Pension Plan	12,573	12,573	5,670
	SBP-P	2,446,321	2,446,321	2,446,321
	SERP	1,414,400	1,414,400	1,414,400
Andrew Evans	Pension Plan	—	1,758	807
	SBP-P	—	420,347	14,531
	SERP*	—	4,127	1,896
Paul Bowers	Pension Plan	13,281	13,281	5,990
	SBP-P	1,233,880	1,233,880	1,233,880
	SERP	450,966	450,966	450,966
Mark Crosswhite	Pension Plan	3,803	3,803	1,715
	SBP-P	404,182	404,182	404,182
	SERP	134,121	134,121	134,121
	SRA	640,177	640,177	640,177
Kimberly Greene	Pension Plan	2,495	2,495	1,145
	SBP-P	221,682	221,682	221,682
	SERP	98,757	98,757	98,757
*	The amounts shown for Mr. Evans under the SERP are the amounts he earned under the AGL Excess Benefit Plan prior to January 1, 2018.

80	Southern Company 2020 Proxy Statement

Executive Compensation Tables

As described in the change-in-control chart, the only change in the form of payment, acceleration or enhancement of the pension benefits is that the single sum value of benefits earned up to the change-in-control date under the SBP-P, the SERP and the SRA could be paid as a single payment rather than in 10 annual installments. Also, the SERP benefits vest for participants who are not retirement-eligible upon a change in control. Estimates of the single sum payment that would have been made to the NEOs, assuming termination as of December 31, 2019 following a change-in-control-related event, other than a Company Change in Control I (which does not impact how pension benefits are paid), are itemized below. These amounts would be paid instead of the benefits shown in the Traditional Termination Events chart above; they are not paid in addition to those amounts.

	SBP-P ($)	SERP* ($)	SRA ($)	Total ($)
Tom Fanning	24,463,206	14,144,001	0	38,607,207
Andrew Evans	420,347	4,127	0	424,474
Paul Bowers	12,338,798	4,509,662	0	16,848,460
Mark Crosswhite	4,041,816	1,341,213	6,401,773	11,784,802
Kimberly Greene	2,216,817	987,568	0	3,204,385
*	The amount shown for Mr. Evans under the SERP is the amount he earned under the AGL Excess Benefit Plan prior to January 1, 2018.

The pension benefit amounts in the tables above were calculated as of December 31, 2019 assuming payments would begin as soon as possible under the terms of the plans. Accordingly, appropriate early retirement reductions were applied. Any unpaid annual performance-based compensation was assumed to be paid at 1.80 times the target level for Mr. Fanning and 1.50 times the target level for all other NEOs. Pension Plan benefits were calculated assuming each NEO chose a single life annuity form of payment, because that results in the greatest monthly benefit. The single sum values were based on a 2.16% discount rate for the Final Average Pay Formula and 2018 IRC 417(e) required interest rates for the Career Average Pay Formula for accruals for 2018 and beyond.

Annual Performance Pay Program

The amount payable in the event of a change in control is the greater of target or the three-year historical average payout at the applicable business unit. Because actual payouts for 2019 performance were above the target level for all of the NEOs, the amount that would have been payable was the three-year historical average payout at the applicable business unit. There is no enhancement or acceleration of payments upon a change in control under the Southern Company Gas PPP.

Stock Options, Performance Shares, PRSUs and RSUs (Equity Awards)

Equity Awards would be treated as described in the Termination and Change-in-Control charts above. If Southern Company consummates a merger and is not the surviving company, all Equity Awards vest and performance shares vest at target. However, there is no payment associated with Equity Awards in that situation unless the participants’ Equity Awards cannot be converted into surviving company awards. In that event, the value of outstanding Equity Awards would be paid to the NEOs. In addition, if there is an Involuntary Change-in-Control Termination or Voluntary Change-in-Control Termination for Good Reason, Equity Awards vest and performance shares vest at target.

For stock options, the value is the excess of the exercise price and the closing price of common stock on December 31, 2019.

The value of performance shares and PRSUs is calculated using the closing price of common stock on December 31, 2019.

Southern Company 2020 Proxy Statement	81

Executive Compensation Tables

The chart below shows the number of stock options for which vesting would be accelerated and the amount that would be payable if there were no conversion to the surviving company’s stock options. It also shows the number and value of performance shares and PRSUs that would be paid.

	Number of Equity Awards with Accelerated Vesting (#)			Total Number of Equity Awards Following Accelerated Vesting (#)			Total Payable in Cash without Conversion of Equity Awards ($)
	Stock Options	Performance Shares	PRSUs	Stock Options	Performance Shares	PRSUs
Tom Fanning	0	315,114	118,083	0	315,114	118,083	27,594,657
Andrew Evans	0	72,410	31,178	0	72,410	31,178	6,598,569
Paul Bowers	0	79,870	33,707	762,266	79,870	33,707	23,050,047
Mark Crosswhite	0	72,624	30,601	0	72,624	30,601	6,575,433
Kimberly Greene	0	55,307	23,352	400,022	55,307	23,352	12,182,157

DCP and SBP

The aggregate balances reported in the Nonqualified Deferred Compensation table would be payable to the NEOs as described in the Traditional Termination and Change-in-Control-Related Events charts above. There is no enhancement or acceleration of payments under these plans associated with termination or change-in-control events, other than the lump-sum payment opportunity described in the above charts. The lump sums that would be payable are those that are reported in the Nonqualified Deferred Compensation table.

Healthcare Benefits

All of the NEOs except Mr. Evans were retirement-eligible as of December 31, 2019. Healthcare benefits are provided to retirees, and there is no incremental payment associated with the termination or change-in-control events, except in the case of a change-in-control-related termination, as described in the Change-in-Control-Related Events chart. The estimated cost of providing healthcare insurance premiums for up to a maximum of three years is $44,406 for Mr. Evans.

Financial Planning Perquisite

An additional year of the financial planning perquisite, which is set at a maximum of $20,000 per year for Mr. Fanning and $15,000 per year for all other NEOs, will be provided after retirement for retirement-eligible NEOs.

There are no other perquisites provided to the NEOs under any of the traditional termination or change-in-control-related events.

Severance Benefits

The NEOs are participants in a change-in-control severance plan. The plan provides severance benefits, including outplacement services, if within two years of a change in control they are involuntarily terminated not for cause or they voluntarily terminate for good reason. The severance benefits are not paid unless the NEO releases the employing company from any claims the NEO may have against the employing company.

►	The severance payment is three times the base salary and target payout under the annual PPP for Mr. Fanning and two times the base salary and target payout under the annual PPP for the other NEOs.
►	The estimated cost of providing the six months of outplacement services is $6,000 per NEO.
►	If any portion of the severance amount constitutes an “excess parachute payment” under Section 280G of the tax code and is therefore subject to an excise tax, the severance amount will be reduced unless the after-tax “unreduced amount” exceeds the after-tax “reduced amount.” Excise tax gross-ups will not be provided on change-in-control severance payments.

82	Southern Company 2020 Proxy Statement

Executive Compensation Tables

The table below estimates the severance payments that would be made to the NEOs if they were terminated as of December 31, 2019 in connection with a change in control.

Severance Amount ($)
Tom Fanning	10,290,000
Andrew Evans	2,995,200
Paul Bowers	3,269,762
Mark Crosswhite	2,988,648
Kimberly Greene	2,753,524

Equity Compensation Plan Information

The following table provides information as of December 31, 2019 concerning shares of common stock authorized for issuance under the Omnibus Plan. The Omnibus Plan was approved by stockholders in 2011.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,871,400	$42.52	8,625,439	(1)
Equity compensation plans not approved by security holders	n/a	n/a	n/a
(1)	Represents shares available for future issuance under the Omnibus Plan.

Pay Ratio Disclosure

For 2019, we have calculated the CEO pay ratio to be 166 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records as of December 31, 2019 and the methodology described below.

Excluding the change in pension value, we calculated the pay ratio to be 136 to 1. Given the large change in pension value for the CEO in 2019, we believe excluding the amount for the change in pension value is an appropriate measure.

►	The change in pension value as shown in the Summary Compensation Table is not due to any changes or modifications to the existing program or plan formula.
►	Traditional pension plans are extremely sensitive to interest rate changes, and changes to macroeconomic factors such as interest rates are outside of the Company’s control.

After identifying the median employee, as described below, we calculated the median employee’s annual total compensation.

►	The annual total compensation of the median employee, calculated in accordance with the Summary Compensation Table requirements and including amounts paid under nondiscriminatory health and welfare benefit plans, was $167,872. The median employee’s annual total compensation is comprised of approximately $81,400 in base salary, $15,400 in annual incentive payout, $4,100 in ESP matching contributions, $51,300 that represents the annual accounting change in pension value, $700 in perquisites and $15,100 in health and welfare equivalent benefits. The median employee is a Security Shift Lieutenant for one of our state-regulated electric utilities.
►	The CEO’s annual total compensation was $27,865,185. This amount includes the total compensation amount included in the Summary Compensation Table and approximately $14,000 in nondiscriminatory health and welfare benefits.

Southern Company 2020 Proxy Statement	83

Executive Compensation Tables

At December 31, 2019, the Southern Company system had over 27,000 employees across 34 states. We have an average tenure of approximately 15 years and an annual attrition rate of approximately 6.7%, which includes about 3.3% of in-service retirements. Compensation for the majority of our employees includes variable compensation under programs similar to the annual incentive plan described in the CD&A. Notwithstanding collective bargaining agreements that make certain employees ineligible for the annual incentive program, more than 94% of the total employees are eligible for some type of annual incentive program (including commissions and sales incentive plans). In addition, most employees are eligible to participate in the defined contribution and pension plans described earlier in the executive compensation tables.

We determined our median employee based on an analysis of all employees as of December 31, 2019. We used total cash compensation as reported in Form W-2 for 2019 as our consistently applied compensation measure. We then applied a statistical sampling approach to identify employees who we expected were paid within a +/- 0.1% range above and below our estimated median total cash compensation value. From this group, we selected an employee who was reasonably representative of our median employee based on average employee tenure and age. We did not exclude any employees across the Southern Company system in identifying the median employee nor did we annualize compensation for any of our employees.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

84	Southern Company 2020 Proxy Statement

Say on Pay Proposal

ITEM 2

Advisory Vote to Approve Executive Compensation (Say on Pay)

►As described in the CD&A beginning on page 42, we believe our compensation program provides the appropriate mix of fixed and at-risk compensation.
►The short- and long-term performance-based compensation program for our CEO ties pay to Company performance, rewards achievement of financial and operational goals, relative TSR and progress on meeting our GHG reduction goals, encourages individual performance that is in line with our long-term strategy, is aligned with stockholder interests and remains competitive with our industry peers.
The Board recommends a vote FOR this proposal

We design our compensation program to attract, engage, competitively compensate and retain our employees. We target the total direct compensation for our executives at market median and place a very significant portion of that target compensation at risk, subject to achieving both short-term and long-term performance goals.

The Compensation and Management Succession Committee believes that our compensation programs effectively align executive pay with performance by:

►	Placing the vast majority (89%) of the CEO’s total compensation at risk
►	Striking the right balance between short- and long-term results
►	Selecting appropriate performance metrics, including market-based measures such as relative TSR, long-term value creation metrics such as EPS and ROE, progress in meeting GHG reduction goals (for the CEO), annual operational goals and individual performance goals that drive our long-term business strategy
►	Actively evaluating any EPS adjustments

At our 2019 annual meeting, we received over 94% support of votes cast on our executive compensation program.

Throughout 2019 and into 2020, we continued our robust stockholder outreach program. We reached out to the holders of 50% of our stock and have had engagements with stockholders representing over 30% of our stock. Our independent Directors, including our Lead Independent Director and the chair of our Compensation and Management Succession Committee, have participated in key engagements. Feedback from our stockholders is carefully considered by the Committee in making compensation decisions.

Stockholders are voting to approve, on an advisory basis, the following resolution:

“RESOLVED, that the stockholders approve the compensation of the named executive officers described in the Compensation Discussion and Analysis, the Summary Compensation Table and the other compensation tables and accompanying narrative in the proxy statement.”

Although it is non-binding on the Board, the Compensation and Management Succession Committee will review and consider the vote results when making future decisions about the executive compensation program.

Southern Company 2020 Proxy Statement	85

Audit Committee Matters

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal controls over financial reporting, including disclosure controls and procedures, and for preparing the Company’s consolidated financial statements.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company and its subsidiaries and management’s report on the Company’s internal control over financial reporting in the 2019 annual report with management. The Audit Committee also reviews the Company’s quarterly and annual reporting on Forms 10-Q and 10-K prior to filing with the SEC. The Audit Committee’s review process includes discussions of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and estimates and the clarity of disclosures in the financial statements.

The independent registered public accounting firm is responsible for expressing opinions on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting with the criteria established in “Internal Control — Integrated Framework (2013)” issued by the Committee of Sponsoring Organizations of the Treadway Commission.

The Audit Committee has discussed with the independent registered public accounting firm the matters that are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. In addition, in accordance with the rules of the PCAOB, the Audit Committee has discussed with and has received the written disclosures and letter from the independent registered public accounting firm regarding its independence from management and the Company. The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the firm’s independence.

The Audit Committee discussed their overall audit scopes and plans separately with the Company’s internal auditors and independent registered public accounting firm. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their audits, evaluations by management and the independent registered public accounting firm of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting. The Audit Committee also meets privately with the Company’s compliance officer. The Audit Committee held nine meetings during 2019.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and filed with the SEC. The Audit Committee also reappointed Deloitte & Touche as the Company’s independent registered public accounting firm for 2020. Stockholders are being asked to ratify that selection at the 2020 annual meeting.

William G. Smith, Jr., Chair	Juanita Powell Baranco	Henry A. Clark III	E. Jenner Wood III

Policy on Audit and Non-Audit Services

The Audit Committee adopted a Policy on Engagement of the Independent Auditor for Audit and Non-Audit Services that includes preapproval requirements for the audit and non-audit services provided by Deloitte & Touche. All of the services provided by Deloitte & Touche in fiscal years 2019 and 2018 and related fees were approved in advance by the Audit Committee.

►	Under the policy, Deloitte & Touche delivers an annual engagement letter which provides a description of services anticipated to be rendered to the Company by Deloitte & Touche for the Audit Committee to approve. The Audit Committee’s approval of Deloitte & Touche’s annual engagement letter constitutes pre-approval of all services covered in the letter.

86	Southern Company 2020 Proxy Statement

Audit Committee Matters

►	In addition, under the policy, the Audit Committee has pre-approved the engagement of Deloitte & Touche to provide services related to the issuance of comfort letters and consents required for securities sales by the Company and services related to consultation on routine accounting and tax matters.
►	The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee with respect to permissible services up to a limit of $50,000 per engagement. The Chair of the Audit Committee is required to report any pre-approval decisions at the next scheduled Audit Committee meeting.
►	Under the policy, prohibited non-audit services are services prohibited by the SEC to be performed by Deloitte & Touche. These services include bookkeeping or other services related to the preparation of accounting records or financial statements of the Company, financial information systems design and implementation, appraisal or valuation services, fairness opinions or contribution-in-kind reports, actuarial services, internal audit outsourcing services, management functions or human resources, broker-dealer, investment advisor or investment banking services, legal services and expert services unrelated to the audit, and any other service that the PCAOB determines, by regulation, is impermissible. In addition, officers of the Company may not engage Deloitte & Touche to perform any personal services, such as personal financial planning or personal income tax services.

Principal Independent Registered Public Accounting Firm Fees

The following represents the fees billed to us for the two most recent fiscal years by Deloitte & Touche.

(in thousands)	2019	2018
Audit Fees(1)	$15,084	$16,996
Audit-Related Fees(2)	2,073	1,931
Tax Fees	—	—
All Other Fees(3)	68	41
Total	$17,225	$18,968
(1)	Includes services performed in connection with financing transactions
(2)	Includes fees in connection with audits of Southern Power partnerships and other non-statutory audits
(3)	Represents registration fees for attendance at Deloitte & Touche-sponsored education seminars

ITEM 3

Ratify the Independent Registered Public Accounting Firm for 2020

►The Audit Committee has appointed Deloitte & Touche as our independent registered public accounting firm for 2020. This appointment is being submitted to stockholders for ratification.
The Board recommends a vote FOR this proposal

The Audit Committee of the Board of Directors is directly responsible for the appointment, retention and oversight of the independent registered public accounting firm retained to audit our financial statements, including the compensation of such firm and the related audit fee negotiations.

Deloitte & Touche has served as our independent registered public accounting firm since 2002. To ensure continuing independence, the Audit Committee periodically considers whether there should be a change in the independent registered public accounting firm. The Audit Committee and its Chair also participate in the selection of Deloitte & Touche’s lead engagement partner in connection with the mandatory rotation requirements of the SEC.

The Audit Committee has appointed Deloitte & Touche as our independent registered public accounting firm for 2020. This appointment is being submitted to stockholders for ratification, and the Audit Committee and the Board of Directors believe that the continued retention of Deloitte & Touche to serve as our independent registered public accounting firm is in the best interests of the Company and our stockholders.

Representatives of Deloitte & Touche will attend the 2020 annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement if they desire to do so.

Southern Company 2020 Proxy Statement	87

Stock Ownership Information

Stock Ownership of Directors and Executive Officers

The following table shows the number of shares of common stock beneficially owned as of February 28, 2020 by Directors, nominees for Director, NEOs and executive officers. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. The shares owned by all Directors, nominees, NEOs and executive officers as a group constitute less than one percent of the total number of shares of common stock outstanding.

Directors, Nominees, and Executive Officers	Shares Owned Directly or Indirectly(1)		Deferred Common Stock Units(2)	Shares Individuals Have Rights to Acquire within 60 Days(3)	Total Shares Beneficially Owned(4)
Janaki Akella	—		3,256	—	3,256
Juanita Powell Baranco(5)	833		117,270	—	118,103
Jon A. Boscia	158,700	(6)	43,976	—	202,676
W. Paul Bowers	175,729		—	762,266	937,995
Henry A. Clark III	2,000		38,563	—	40,563
Mark A. Crosswhite	111,770		—	—	111,770
Anthony F. Earley, Jr.	24,261		4,271	—	28,532
Andrew W. Evans	145,086		—	—	145,086
Thomas A. Fanning	633,233		—	—	633,233
David J. Grain	10,791		43,331	—	54,122
Kimberly Scheibe Greene	80,291		—	400,022	480,313
Donald M. James	—		146,008	—	146,008
John D. Johns	496		55,960	—	56,456
Dale E. Klein	—		32,298	—	32,298
Ernest J. Moniz	—		6,188	—	6,188
William G. Smith, Jr.	9,433		103,234	—	112,666
Steven R. Specker	—		31,353	—	31,353
Larry D. Thompson	15,472		32,318	—	47,790
E. Jenner Wood III	6,526		41,795	—	48,321
Directors and Executive Officers as a Group (25 people)(7)	1,740,198		699,821	1,640,976	4,080,995
(1)

Includes shares held solely by or jointly with family members as follows: Mr. Bowers – 181; Mr. Crosswhite – 100; Mr. Earley – 1,261 shares; Mr. Johns – 486; Mr. Smith – 1,191; and Directors and Executive Officers as a Group – 13,705.

(2)	Represents the number of deferred common stock units held under the Director Deferred Compensation Plan that are payable in common stock or cash upon departure from the Board.
(3)	The shares in this column represent stock options and RSUs.
(4)	Beneficial ownership means the sole or shared power to vote, or to direct the voting of, a security, or investment power with respect to a security, or any combination thereof.
(5)	In addition to the shares reported for her, Ms. Baranco also owns 15,120 deferred share equivalents.
(6)	Includes 99,700 shares held by a family foundation for which Mr. Boscia has voting or investment control.
(7)	This item includes the NEOs and all executive officers serving as of February 28, 2020.

88	Southern Company 2020 Proxy Statement

Stock Ownership Information

Stock Ownership of 5% Beneficial Owners

According to a Schedule 13G/A filed with the SEC on February 10, 2020 by BlackRock, Inc., a Schedule 13G filed by State Street Corporation on February 14, 2020 and a Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group, the following reported beneficial ownership of more than 5% of our outstanding shares of common stock as of December 31, 2019.

Name and Address	Shares Beneficially Owned(1)	Percentage of Class Owned
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055	80,363,054	7.6%
State Street Corporation, One Lincoln Street, Boston, MA 02111	57,289,345	5.5%
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355	90,580,750	8.6%
(1)

According to the filings, BlackRock Inc. held all of its shares as a parent holding company or control person in accordance with SEC Rule 13(d)-1(b)(1)(ii)(G), State Street Corporation held all of its shares as a parent holding company or control person in accordance with SEC Rule 13(d)-1(b)(1)(ii)(G) and The Vanguard Group held all of its shares as an investment advisor in accordance with SEC Rule 13(d)-1(b)(1) (ii)(E).

According to the filings:
—	BlackRock, Inc. has sole voting power with respect to 72,758,027 of its shares and sole dispositive power with respect to all 80,363,054 of its shares.
—	State Street Corporation has shared voting power with respect to 48,464,693 of its shares and shared dispositive power with respect to 57,215,014 of its shares.
—

The Vanguard Group has sole voting power with respect to 1,823,992 of its shares, shared voting power with respect to 615,537 of its shares, sole dispositive power with respect to 88,542,728 of its shares and shared dispositive power with respect to 2,038,022 of its shares.

Delinquent Section 16(a) Reports

Based on our review of Forms 3, 4 and 5 and written representations furnished to us, we believe that the reports required to be filed by reporting persons during the fiscal year ended December 31, 2019 pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), were filed on a timely basis, except for the following reports due to administrative errors: a Form 4 for Ann P. Daiss to report a transaction in February 2019 involving shares acquired upon the vesting of the first third of restricted stock units granted on February 27, 2018, a Form 4 for Anthony F. Earley to report two transactions which occured in February and March 2019 involving shares acquired in a managed account held by a family member and a Form 4 for Christopher C. Womack to report a transaction in April 2019 involving a cash settlement of phantom stock that was based on a prior election from December 2011.

Southern Company 2020 Proxy Statement	89

Stockholder Proposals

In accordance with SEC rules, the text of the stockholder proposals, along with the supporting statements, appear below exactly as received by the Company. All statements in the stockholder proposals and supporting statements are the sole responsibility of the proponents. The stockholder proposals may contain assertions about the Company or other statements that we believe are incorrect. We have not attempted to refute all inaccuracies. The content in any website links included in the stockholder proposals and supporting statements is not part of this proxy statement.

The stockholder proposals are required to be voted on at the annual meeting only if properly presented. We will provide the addresses and number of voting securities held by each proponent promptly on receiving an oral or written request.

As described below, our Board unanimously recommends voting AGAINST the stockholder proposals.

ITEM 4

Proposal Regarding an Independent Board Chair

►The Comptroller of the City of New York, on behalf of various City employee retirement systems, has notified Southern that it intends to present the following proposal at the annual meeting.
The Board recommends a vote AGAINST this proposal

RESOLVED: Shareholders of The Southern Company (“Southern”) ask the Board of Directors to adopt a policy, and amend the bylaws as necessary, to require the Chair of the Board to be an independent director. The policy should provide that (i) if the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the policy within 60 days of that determination; and (ii) compliance with this policy is waived if no independent director is available and willing to serve as Chair. This policy shall apply prospectively so as not to violate any contractual obligation.

SUPPORTING STATEMENT

In our view, shareholder value is enhanced by an independent Board Chair who can provide a balance of power between the chief executive officer (“CEO”) and the Board and support strong Board oversight of management. According to proxy advisory Glass Lewis “shareholders are better served when the board is led by an independent chairman who we believe is better able to oversee the executives of the Company and set a pro-shareholder agenda without the management conflicts that exist when a CEO or other executive also serves as chairman.”

While separating the roles of Chair and CEO is the norm in Europe, 53% of S&P 500 boards have also implemented this leading practice. Directors on boards with a joint CEO-Chair report being more likely to have difficulty voicing a dissenting view (57% versus 41%) and to believe that one or more of their fellow directors should be replaced (61% versus 47%) according to a 2019 survey by PwC.

Southern’s CEOs have also served as Chair of the Board since 1994.

We believe independent Board leadership would be particularly useful to oversee the strategic transformation necessary for Southern to capitalize on the opportunities available in the transition to a low carbon economy. Unlike its peers Xcel Energy, Duke Energy, DTE and NRG, Southern has failed to set a target of achieving net zero emissions by 2050.1 Southern has the second highest CO2 emissions of any US privately/investor-owned power producer.2 We believe that a board chair independent of management would be better able to lead the process of setting a strategy to position Southern to take advantage of increased demand for decarbonized electricity and more effectively evaluate and mitigate the risks that excessive investment in natural gas infrastructure could become a stranded asset.3

We urge shareholders to vote for this proposal.

[1]

Daniel Tate, “Southern Company’s ‘Low to No Carbon’ Pledge Misleads Investors, Public,” Energy and Policy Institute, August 27, 2019, available at https://www.energyandpolicy.org/southern-company-carbon-misleads-investors/.

[2]	MJ Bradley, Benchmarking Air Emissions, June 2019, available at http://www.mjbradley.com/sites/default/files/Presentation_of_Results_2019.pdf p. 19
[3]	Mark Dyson et al, Prospects for Gas Pipelines in the Era of Clean Energy, Rocky Mountain Institute, 2019.

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Board’s Recommendation and Statement in Response

The Board recommends a vote AGAINST Item 4 for the following reasons:

The Board is committed to ensuring strong, independent oversight of management and efficient operation of the Board. The Company’s Corporate Governance Guidelines and By-Laws do not mandate a specific leadership structure but instead allow the Board annually to assess the most appropriate leadership structure. The Board believes effective oversight and operation of the Board is best achieved by preserving the Board’s ability to determine the optimal leadership structure for the Company and its stockholders at any given time.

The shareholder proposal is unnecessary, rigid and prescriptive and would restrict the Board’s decision-making ability and limit the options available to the Board in structuring effective leadership. The Board believes that the Company and its stockholders benefit from this flexibility, and that the Board is best positioned to lead this evaluation given its deep knowledge of the Company’s leadership team, strategic goals, risks and opportunities.

Southern’s Lead Independent Director role is robust and provides strong independent leadership

In 2014, stockholders voted on a similar proposal brought by the same proponent requesting that the Board adopt a policy requiring an independent board chairman. Although the proposal did not pass, the Board undertook changes to its leadership structure in response to feedback from stockholders. The Board amended the Corporate Governance Guidelines to change the Presiding Director’s title to Lead Independent Director, clarify the robust roles and responsibilities of the Lead Independent Director and confirm that the Board regularly evaluates whether or not to separate the roles of Chairman and CEO.

The Lead Independent Director‘s role includes the following functions and responsibilities:

►	Working with the Chairman to set the agenda for Board meetings
►	Approving the agenda (with the ability to add agenda items) and schedule for Board meetings to provide that there is sufficient time for discussion of all agenda items
►	Approving information sent to the Board
►	Chairing executive sessions of the non-management Directors, held at every regular board meeting, and having the ability to call an executive session
►	Chairing Board meetings in the absence of the Chairman
►	Meeting regularly with the Chairman
►	Acting as the principal liaison between the Chairman and the non-management Directors (although every Director has direct and complete access to the Chairman at any time)
►	Serving as the primary contact Director for stockholders and other interested parties
►	Communicating any sensitive issues to the Directors
►	Overseeing the independent Directors’ performance evaluation of the CEO, in conjunction with the chair of the Compensation and Management Succession Committee

The Lead Independent Director is elected by the independent Directors of the Board to serve in the role for a period of generally two to three years.

Strong, independent Directors provide additional effective oversight

The Board has strong, independent Directors that provide additional independent leadership to the Board and effective oversight of management. All members of our Board other than the CEO, or 14 of our 15 Directors, are independent.

The independent Directors are free to raise subjects at a Board meeting that are not on the agenda for that meeting. The independent Directors meet in executive session without the CEO present at every regular board meeting.

All of the Board’s six standing committees are comprised solely of independent Directors, and independent Directors chair all of these committees. Each Board committee has a designated member of senior management, other than the CEO, that works with the independent Director that chairs that committee to develop the committee’s agenda for each meeting. The

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independent Director that chairs each committee reviews and approves the agenda and materials to be covered at the upcoming meeting. The independent Directors are free to raise subjects at a committee meeting that are not on the agenda for that meeting. Each committee meets in executive session at every regular committee meeting.

The independent Directors evaluate the performance of the CEO at least annually. The Lead Independent Director in conjunction with the chair of the Compensation and Management Succession Committee is responsible for overseeing the evaluation process. Input on the CEO’s performance is sought from all of the independent Directors. The Lead Independent Director facilitates a robust discussion of the CEO evaluation results with the independent Directors while meeting in executive session. The Lead Independent Director and the chair of the Compensation and Management Succession Committee together discuss the evaluation with the CEO. The evaluation is used by the Compensation and Management Succession Committee to determine the CEO’s compensation to be recommended for ratification by the independent Directors.

The Lead Independent Director, in conjunction with the Nominating, Governance and Corporate Responsibility Committee, oversees an annual performance evaluation of the Board.

Southern’s board leadership structure facilitates flexible and effective oversight of management by the independent Directors

The Corporate Governance Guidelines allow the independent Directors flexibility to split or combine the Chairman and CEO responsibilities. The By-Laws provide that the Board may elect any director as Chairman, whether independent or not. The independent Directors annually review our leadership structure to determine what is in the best interest of the Company and its stockholders at that time.

The Board believes that its leadership structure decision should take into consideration the business needs, stockholder interests and individual skills, qualifications, attributes and experiences that may be required in an effective Chairman at any particular time. The Board believes that the Company and its stockholders benefit from this flexibility, and that the Board is best positioned to lead this evaluation given its deep knowledge of the Company’s leadership team, strategic goals, risks and opportunities.

During those periods in which the Chairman is not independent, the independent Directors elect a Lead Independent Director with the robust authority and responsibilities previously described. The Board believes this structure provides appropriate safeguards to help promote the independent functioning of the Board and effective oversight of management.

Adopting a rigid and prescriptive independent chairman policy, as the proposal requests, would unduly impair the Board’s ability to select the leadership structure best suited to meet the needs of the Company and its stockholders at any given point in time.

Southern’s independent Directors effectively oversee our transition and the risks and opportunities for our Company in a low-carbon future

The Board oversees our business strategy. A key element of our strategy includes the continued development and deployment of a diverse portfolio of energy resources to reliably and affordably serve our customers and communities, with a focus on reducing carbon emissions. In furtherance of this strategy, Southern was one of the first utilities to set meaningful enterprise-wide GHG reduction targets of 50% reduction in emissions by 2030 (as compared to 2007) and low to no emissions by 2050. As of the end of 2019, we have reduced emissions by 44%, and we estimate that we will achieve our 50% reduction goal well ahead of 2030.

We believe that our existing board leadership structure facilitated setting our 2030 and 2050 GHG reduction goals in April 2018 and identifying business strategies to achieve the goals. Southern has independent directors with the skills, qualifications, background and experience to understand climate-related issues and the risks and opportunities that the Company is facing in a low-carbon future. There is robust dialogue on climate-related topics at every Board meeting, including the executive sessions when the CEO is not present. Since we first set our ambitious GHG reduction goals, the dialogue around decarbonization in the U.S. and beyond has evolved to incorporate concepts around negative carbon and carbon offsets. These concepts have been a regular topic of conversation at key Board committees and with the full Board.

Southern is one of the very few companies that, in 2019, took the further step of tying a portion of the CEO’s long-term incentive compensation to the Company’s 2030 and 2050 GHG reduction goals. The Lead Independent Director, along with several other independent Directors, spearheaded the initiative to align a portion of the CEO’s pay with the reduction goals. This alignment further demonstrates the independent Directors’ commitment to effective oversight of the Company’s transition to a low-carbon future.

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Southern is committed to strong governance practices, including regular Board refreshment and active independent Director participation in key stockholder engagements

Southern’s Board is committed to strong governance practices, including regular Board refreshment as reflected by our ongoing evergreen director search. Since March 2018, the Board has added three new independent Directors and had three independent Directors retire. In 2019, the Corporate Governance Guidelines were updated to add “Rooney Rule” language, confirming the Board’s commitment to actively seeking out women and minority candidates to include in the pool from which Board nominees are chosen.

Southern has a robust, year-round outreach program. Independent directors regularly participate in engagements with our largest stockholders and with key investor initiatives, such as the Climate Action 100+ initiative. Over the last 12 months, the Lead Independent Director and the Chair of the Compensation and Management Succession Committee have directly engaged with stockholders representing over 25% of our outstanding shares without the CEO being present. Climate-related topics have been among key discussion items in the engagement meetings with the independent Directors, along with Board refreshment, executive compensation and Board risk oversight.

Southern has demonstrated strong stock price performance under its existing Board leadership structure

Southern’s stock price and total shareholder return significantly outperformed its peers and the S&P 500 in 2019. Southern also outperformed its peers and the S&P 500 for the three years from 2017 to 2019.

ITEM 5	Proposal Regarding a Report on Lobbying ►Joyce A. Lanning has notified Southern that she intends to present the following proposal at the annual meeting.	The Board recommends a vote AGAINST this proposal

Resolved, stockholders of The Southern Company (“Southern”) request the preparation of a report, updated annually, disclosing:

1.	Payments by Southern or its subsidiaries used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
2.	Southern’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

For purposes of this proposal, “lobbying” is attempting to influence the actions, policies, regulations, or decisions of government officials, legislators, regulators or regulatory bodies A “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Southern or any subsidiary is a member.

“Direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Southern’s website.

Southern’s 2012 lobbying policy commits to the disclosure of trade association payments for lobbying in excess of $50,000, but there is no voluntary disclosure of other payments for federal, state, local or grassroots lobbying.

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In September 2019, 200 institutional investors with a combined $6.5 trillion in assets-under-management called on Southern to align its climate lobbying with the goals of the Paris Agreement, warning that lobbying activities that are inconsistent with meeting climate goals are an investment risk. A recent study by Influence Map concluded that Southern is one of the most aggressive opponents of a Paris Aligned Climate Policy. Only BP, ExxonMobil and Chevron play a more harmful role than Southern, according to the study.1

The Utility Air Regulatory Group (UARG), of which a Southern subsidiary was a member, was the subject of a 2019 congressional investigation related to the rollback of Clean Air Act regulations.2 While UARG is not listed on Southern’s website, Politico reported that the subsidiary was the group’s second largest funder in 2017, with payments of over $600,000.3

Southern does not disclose state-level lobbying expenditures beyond legal requirements. Southern and its Georgia Power subsidiary paid for over 1,000 meals or entertainment for Georgia Public Service Commissioners, state legislators and other officials and their families in 2018-2019, but public records disclose neither the lobbyists’ salaries nor the issues on which they lobbied. In Mississippi, Southern spent $293,088 in 2018 to deploy twelve lobbyists. While little is known about Southern’s lobbying in Alabama, subsidiary Alabama Power had 16 active lobbyists in 2018 according to FollowTheMoney.org.

We believe the reputational damage stemming from direct and indirect lobbying efforts harms long-term value creation by Southern, and we urge the Board to institute comprehensive lobbying disclosure.

[1]	https://influencemap.org/report/Corporate-Climate-Policy-Footpint-2019-the-50-Most-Influential-7d09a06d9c4e602a3d2f5c1ae13301b8
[2]	https://energycommerce.house.gov/newsroom/press-releases/ec-leaders-launch-investigation-of-secretive-front-group-uarg-and-its-ties
[3]	https://www.politico.com/story/2019/02/20/epa-air-pollution-regulations-wehrum-1191258

Board’s Recommendation and Statement in Response

The Board recommends a vote AGAINST Item 5 for the following reasons:

The Board believes that it is important and appropriate to communicate with lawmakers and regulators about the interests of our Company, our customers, our employees, our stockholders and the communities that we serve. This proposal is unnecessary because Southern already has policies in place to provide transparency about its participation in the legislative process, including extensive disclosures about Southern’s lobbying activities that go beyond legal requirements. The Board provides effective oversight with respect to Southern’s lobbying and political activities. Preparing a special report is not an efficient use of resources as it would require us to incur duplicative, unnecessary expense and divert management attention away from our primary business activities.

Southern provides extensive disclosures about its lobbying activities

In response to a stockholder proposal received in 2012 on lobbying payments and policies, Southern enhanced the transparency about its participation in the legislative process. Since 2012, Southern has posted in the Corporate Governance section of its website the Overview of Southern Company Policies and Practices for Lobbying-Related Activities (Overview) document. The Overview can be found at https://s2.q4cdn.com/471677839/files/doc_downloads/list/Overview_of_Policies_and_ Practices_for_Lobbying-Related_Activities.pdf. The Overview describes the process by which lobbyists are selected and the regular updates provided to senior management, the CEO and the Board about Southern’s lobbying efforts.

Southern is subject to extensive federal, state and local lobbying disclosure requirements, which includes filing all required reports with Congress and with applicable state agencies. Southern’s reports on federal lobbying activities are readily available for public review on the websites of the U.S. House (lobbyingdisclosure.house.gov) and the U.S. Senate (www.senate.gov/lobby). These reports provide information on activities associated with influencing legislation through communication with any member or employee of Congress or with any covered executive branch official. The reports also provide disclosure on expenditures for the applicable quarter, describe the specific pieces of legislation that were the topic of communications, and identify the individuals who lobbied on behalf of the Company or any of its subsidiaries. Subsidiaries of the Company and their registered lobbyists file similar publicly available reports at the state level that are available for review by all interested parties from the applicable state ethics agencies.

As described in the Oversight document, Southern annually discloses on its website the trade associations and coalitions engaged in lobbying to which yearly payments of $50,000 or more are made. This voluntary disclosure goes beyond legal requirements and provides additional transparency about membership in trade associations that engage in lobbying activities. The disclosure is posted in the Corporate Governance section of our website at https://investor.southerncompany.com/information-for-investors/corporate-governance/political-contributions/default.aspx and is updated each year.

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Southern provides additional transparency on climate-related issues. Southern responds to the CDP Climate Disclosure survey and posts its response so that it is available for free to all interested parties. The 2019 survey response can be found at https://www.southerncompany.com/content/dam/southern-company/pdf/corpresponsibility/CDP-Climate-Disclosure-2019.pdf. The survey response (pages 78-83) discloses information about the trade associations where Southern is a member that are likely to take a position on climate change legislation. It also discloses Southern’s engagement in activities that could directly or indirectly influence public policy on climate-related issues and the climate-related legislative topics on which Southern has been engaging directly with policy makers.

In addition, the Center for Political Accountability Zicklin Index of Corporate Political Accountability and Disclosure ranked Southern in its top tier of S&P 500 companies for political transparency and accountability for 2019. A copy of the ranking can be found at www.politicalaccountability.net.

Southern has effective processes in place to oversee its lobbying activities and evaluate its ongoing membership in lobbying organizations, including independent oversight by the Board

Southern has put in place decision-making and oversight processes for governmental relations activities to ensure that they are conducted in accordance with all applicable laws and regulations as well as Southern’s commitment to act with integrity in all of its activities. Both management and the Board play important roles in these governance processes.

Lobbyists are carefully selected following a due diligence review and are engaged only with the approval of the senior external affairs officer and compliance officer of the applicable Southern entity. Federal lobbyists also require the approval of Southern’s senior external affairs officer and compliance officer. Management provides regular updates on lobbyists and lobbying activities to the CEO of the entity or entities involved and to the Management Council. The Board receives an annual report on our political, lobbying and trade association activities and monitors Southern’s memberships in trade associations and industry groups that engage in lobbying efforts on our behalf.

Southern regularly evaluates its participation in trade associations and industry groups, weighing the costs and benefits of continued membership. From time to time Southern determines not to renew its membership in an organization. For example, Southern did not renew its membership in America’s Power (formerly known as American Coalition for Clean Coal Electricity) in 2020, and, in an earlier year, Southern did not renew its membership in American Legislative Exchange Council.

Southern believes engagement in the legislative and regulatory process is crucial to our success

For a company in the highly regulated utility industry, engagement in legislative and regulatory proceedings at the federal, state and local levels of government is important to our business success. Trade associations and industry groups provide access to business, technical and industry expertise. Southern benefits by participating in these organizations. We believe that participation is in the best interest of our Company, our customers, our employees, our stockholders and the communities that we serve. We believe it is critical to provide information to legislators and regulators and their respective staffs on complex legislative and regulatory issues that impact the utility industry as public policy is debated and laws and regulations are developed that may impact our business.

Southern understands that individual stockholders may disagree with one or more positions expressed by certain organizations in which Southern is a member. In fact, given the breadth of business issues on which trade associations and industry groups are engaged, Southern does not always agree with all positions taken by the organizations where it is a member. While we may advise these organizations of our views on particular subjects, they are independent organizations that represent the interests of all their members, who may have divergent views and interests. Southern’s participation does not constitute an endorsement of every public policy position or point of view expressed by the organizations.

Additional lobbying disclosure is unnecessary

Southern participates in the political process in accordance with good corporate governance practices. The Board believes Southern’s lobbying activities are transparent, that it provides effective independent oversight of Southern’s lobbying and political activities and the adoption of this proposal is unnecessary given the extensive disclosure that Southern already provides. Adoption of this proposal would not be an efficient use of company resources as it would require us to incur unnecessary expense and divert management attention away from our primary business activities.

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FAQs about Voting and the Annual Meeting

The following table summarizes the Board’s voting recommendations for each proposal, the vote required for each proposal to pass and the effect of abstentions and uninstructed shares on each proposal.

Item	Board Recommendation	Voting Standard	Abstentions	Uninstructed Shares
Item 1 – Election of 14 Directors	FOR	Majority of votes cast for each Director	No effect	No effect
Item 2 – Advisory vote to approve executive compensation (Say on Pay)	FOR	Majority of votes cast	No effect	No effect
Item 3 – Ratification of the appointment of Deloitte & Touche as the independent registered public accounting firm for 2020	FOR	Majority of votes cast	No effect	Discretionary voting by broker permitted
Items 4–5 – Stockholder Proposals	AGAINST	Majority of votes cast	No effect	No effect

Information about the Virtual Annual Meeting

Q Why are you having a virtual annual meeting this year?

A The safety of our stockholders, employees and other attendees is of our utmost concern. Due to the COVID-19 (coronavirus) outbreak, and taking into account recent federal, state and local guidance that has been issued, our 2020 annual meeting will be a virtual annual meeting. There will be no physical meeting location for stockholders to attend. The only way to attend the 2020 annual meeting will be via the internet. We expect to resume an in-person annual meeting in 2021.

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the virtual annual meeting.

Q How do I attend the virtual annual meeting?

A To participate in the virtual annual meeting, visit www.virtualshareholdermeeting.com/SO2020 on May 27, 2020 and enter the 16-digit control number included on your proxy card, your Notice of Internet Availability of the proxy materials or the instructions that were included with your proxy materials. The meeting will begin at 10 a.m. ET on May 27, 2020, but you may begin to log into the meeting website beginning at 9:30 a.m. ET on May 27, 2020. If you cannot locate your 16-digit control number you will be able to login as a guest. However, if you login as a guest, you will not be able to vote your shares or ask questions during the meeting.

The virtual meeting platform is supported across most internet browsers and devices (desktops, laptops, tablets and smart phones) running updated versions of applicable software and plugins. Stockholders should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Stockholders should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

Q Can I still ask a question at the virtual annual meeting?

A Yes. Although the meeting is virtual this year, we still welcome questions from stockholders. If you wish to submit a question prior to the meeting, you may do so beginning one week in advance of the meeting on May 20, 2020 at 10:00 a.m. ET by logging into www.proxyvote.com, entering your 16-digit control number and typing your question in the “Question for Management” field. If you would like to ask a question during the meeting, you may do so after logging into the meeting at www.virtualshareholdermeeting.com/SO2020, as described above, and typing your question in the “Ask a Question” field.

We will try to answer all stockholder questions, subject to time constraints. We reserve the right to edit inappropriate language and to exclude questions that are personal matters, not pertinent to meeting matters, do not comply with the meeting rules of conduct or are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

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FAQs about Voting and the Annual Meeting

Q What do I do if I have technical difficulties during the virtual annual meeting?

A If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual annual meeting log in page.

Information about Voting

Q Who is entitled to vote?

A All stockholders of record at the close of business on the record date of March 30, 2020 may vote. On that date, there were 1,057,006,675 shares of the Company’s common stock outstanding and entitled to vote.

Q How do I vote my shares?

A You may give voting instructions by internet, by phone or, if you received a printed proxy form, by mail. Information for giving voting instructions is on the Notice or form of proxy and trustee voting instruction form (proxy form).

For those investors whose shares are held by a broker, bank or other nominee, you must complete and return the voting instruction form provided by your broker, bank or nominee in order to instruct your broker, bank or nominee on how to vote.

In addition, if you attend the virtual annual meeting, you will be able to cast your vote via the online meeting platform during a designated portion of the meeting. Have your Notice, proxy card or proxy form with the 16-digit control number available when you access the virtual annual meeting.

Q What shares are included on the proxy form?

A If you are a stockholder of record, you will receive only one Notice or proxy form for all the shares of common stock you hold in certificate form, in book-entry form and in any Company benefit plan.

Please vote proxies for all accounts to ensure that all of your shares are voted. If you wish to consolidate multiple registered accounts, contact EQ Shareowner Services at 1-800-554-7626 or at www.shareowneronline.com.

Q Will my shares be voted if I do not vote by internet, by telephone or by signing and returning my proxy form?

A If you are a holder of record and you do not vote, then your shares will not count in deciding the matters presented for stockholder consideration at the annual meeting.

If you are a current or former Southern Company system employee or other individual who holds shares of common stock in the Southern Company ESP and you do not provide the trustee of the ESP (Trustee) with timely voting instructions, the Pension Fund Investment Review Committee may direct the Trustee how to vote these shares.

Procedures are in place to safeguard the confidentiality of your voting instructions.

If you are a beneficial owner, you will receive voting instruction information from the bank, broker or other nominee through which you own your shares of common stock.

If your shares are held through a bank, broker or other nominee, your broker may vote your shares under certain limited circumstances if you do not provide voting instructions before the annual meeting. These circumstances include voting your shares on routine matters under NYSE rules, such as the ratification of the appointment of our independent registered public accounting firm described in Item 3 of this proxy statement. With respect to Item 3, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted. The remaining proposals are not considered routine matters under NYSE rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions, the brokerage firm cannot vote the shares on that proposal.

We encourage you to provide instructions to your broker or bank by voting your proxy so that your shares will be voted at the annual meeting in accordance with your wishes.

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FAQs about Voting and the Annual Meeting

Q What is notice and access?

A The SEC’s notice and access rule allows companies to deliver a Notice to stockholders in lieu of a paper copy of the proxy statement and annual report. The Notice provides instructions as to how stockholders can access the proxy statement and the annual report online, contains a listing of matters to be considered at the annual meeting and sets forth instructions as to how shares can be voted. Instructions for requesting a paper copy of the proxy statement and the annual report are set forth on the Notice.

Shares must be voted by internet, by phone or by completing and returning a proxy form. Shares cannot be voted by marking, writing on and/or returning the Notice. Any Notices that are returned will not be counted as votes.

Q What if I am a stockholder of record and do not specify a choice for a matter when returning a proxy form?

A Stockholders should specify their choice for each matter on the proxy form. If no specific instructions are given, proxies which are signed and returned will be voted in accordance with the Board’s recommendations.

Q Can I change my vote?

A Yes. If you are a holder of record, you may change your vote by submitting a subsequent proxy, by written request received by the Corporate Secretary prior to the annual meeting or by attending the virtual annual meeting and voting your shares via the online meeting platform.

If your shares are held through a broker, bank or other nominee, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions.

Q How are votes counted?

A Each share counts as one vote.

Q How many votes do you need to hold the annual meeting?

A A quorum is required to transact business at the annual meeting. Stockholders of record holding shares of stock constituting a majority of the shares entitled to be cast present virtually or represented by proxy constitutes a quorum.

Abstentions that are marked on the proxy form and broker non-votes are included for the purpose of determining a quorum, but shares that otherwise are not voted are not counted toward a quorum.

Q What are broker non-votes?

A Broker non-votes occur on a matter up for vote when a broker, bank or other holder of shares you own in “street name” is not permitted to vote on that particular matter without instructions from you, you do not give such instructions and the broker, bank or other nominee indicates on its proxy form, or otherwise notifies us, that it does not have authority to vote its shares on that matter. Whether a broker has authority to vote its shares on uninstructed matters is determined by NYSE rules.

Information about Stockholder Proposals and Nominations

Q When are stockholder proposals due for inclusion in our proxy materials for the 2021 annual meeting?

A The deadline for the receipt of stockholder proposals to be considered for inclusion in our proxy materials pursuant to Rule 14a-8 of the Exchange Act for the 2021 annual meeting is December 14, 2020. Such proposals must comply with the requirements of Rule 14a-8 and be submitted in writing to Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308. The proxies solicited by the Board of Directors for the 2021 annual meeting will confer discretionary authority on the proxy holders to vote in their discretion on any stockholder proposal or nomination presented at that meeting that is not included in our proxy materials.

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FAQs about Voting and the Annual Meeting

Q How can stockholders include nominees in our 2021 proxy materials under the provisions of our By-Laws (proxy access)?

A Under our By-Laws, stockholders may nominate a person for election as a director at an annual meeting to be included in our proxy materials if the stockholders satisfy certain requirements. Generally, a stockholder, or group of up to 20 stockholders, must own, continuously for at least three years, at least 3% of our outstanding shares that are entitled to vote generally in the election of directors to be eligible to make a proxy access nomination. Stockholders who meet these requirements may nominate the greater of two directors or directors representing 20% of the directors in office as of the last day a notice may be delivered.

If a stockholder wants to nominate a director to be included in our proxy materials and form of proxy for the 2021 annual meeting of stockholders, the nomination must be submitted in writing to Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta Georgia 30308 and received no earlier than November 14, 2020 and no later than December 14, 2020. However, if the annual meeting is more than 30 days before or after the anniversary of the previous year’s annual meeting, the Corporate Secretary must receive the notice no earlier than the 150th day before the annual meeting and not later than the 120th day before the annual meeting or the tenth day following the day on which first public announcement of the annual meeting date is first made by the Company.

If you will be nominating a director for election to be included in our 2021 proxy materials, there are special requirements that apply. These requirements are contained in Section 40 of our By-Laws, which are posted on the Corporate Governance page at investor.southerncompany.com.

Q How can stockholders make proposals or nominations at our 2021 annual meeting that will not be included in our proxy materials?

A Stockholders intending to present a proposal or make a nomination at our 2021 annual meeting that will not be included in our proxy materials must comply with the procedural requirements set forth in our By-Laws.

A stockholder must deliver a written notice of a proposal or nomination and the information required by our By-Laws to our Corporate Secretary at Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta Georgia 30308 not less than 60 nor more than 90 days prior to the first anniversary of the date on which the Company held the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is scheduled for a date more than 30 calendar days prior to or more than 70 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 60th calendar day prior to such annual meeting and the 10th calendar day following the day on which public announcement of the date of such meeting is first made.

Assuming the 2021 annual meeting is held on schedule (so that the 2021 annual meeting is not more than 30 calendar days prior to and not more than 70 calendar days after the anniversary date of the 2020 annual meeting), then we must receive the written of a proposal or nomination no earlier than February 26, 2021 and no later than March 28, 2021.

Any notice that is mailed, faxed, emailed or otherwise delivered to anyone other than our Corporate Secretary must still be received by the Corporate Secretary no later than the relevant date specified above.

Our By-Laws require a nominee to deliver signed forms of a questionnaire, representation, and agreement that our Corporate Secretary will provide upon request. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the annual meeting, any material interest of the stockholder in the business and certain other information about the stockholder. This is not a complete description of all information that is required to be provided to the Company. The By-Law requirements are contained in Sections 9, 10 and 11 of our By-Laws, which are posted on the Corporate Governance page at investor.southerncompany.com.

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FAQs about Voting and the Annual Meeting

Q Could any additional proposals be raised at the annual meeting?

A As described above, our By-Laws require that a stockholder provide advance notice of any proposal or nomination to be brought at an annual meeting that is not included in our proxy materials. Notices by stockholders to bring proposals and nominations for the 2020 annual meeting of stockholders in accordance with our By-Laws had to be delivered to, or received by, the Company not earlier than February 22, 2020 or later than March 23, 2020.

The Company did not receive any notices from stockholders pursuant to our By-Laws to bring proposals or nominations before the annual meeting. Therefore, we do not know of any items, other than those referred to in the Notice that may properly come before the meeting. If any other business properly comes before the meeting, the proxy holder will vote on those matters in accordance with their best judgment.

Other Information

Q Can I request a copy of the Company’s 2019 Annual Report on Form 10-K?

A Yes. A copy of our 2019 Annual Report on Form 10-K including financial statements, as filed with the SEC, may be obtained without charge upon written request to the Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308. You can also access the document on our website at investor.southerncompany.com.

Q Does the Company offer electronic delivery of proxy materials?

A Yes. Most stockholders can elect to receive an email that will provide an electronic link to the proxy statement, annual report and proxy voting site. Opting to receive your proxy materials on-line saves us the cost of producing and mailing documents.

You may sign up for electronic delivery when you vote your proxy via the internet or by visiting www.icsdelivery.com/so. Once you enroll for electronic delivery, you will receive proxy materials electronically as long as your account remains active or until you cancel your enrollment. If you consent to electronic access, you will be responsible for your usual internet-related charges (e.g., on-line fees and telephone charges) in connection with electronic viewing and printing of the proxy statement and annual report. We will continue to distribute printed materials to stockholders who do not consent to access these materials electronically.

Q What is “householding?”

A Stockholders sharing a single address may receive only one copy of the proxy statement and annual report or the Notice, unless the transfer agent, broker, bank or other nominee has received contrary instructions from any owner at that address. This practice, known as householding, is designed to reduce printing and mailing costs. If a stockholder of record would like to either participate or cancel participation in householding, he or she may contact EQ Shareowner Services at 1-800-554-7626. If you own indirectly through a broker, bank or other nominee, please contact your financial institution.

Q Who is soliciting my proxy and who pays the expense of such solicitations?

A Your proxy is being solicited on behalf of the Board.

We pay the cost of soliciting proxies. We have retained D.F. King & Co. to assist with the solicitation of proxies for a fee of $12,500, plus additional fees for telephone and other solicitation of proxies or other services, if needed, and reimbursement of out-of-pocket expenses. Our officers or other employees may solicit proxies to have a larger representation at the meeting. None of these officers or other employees will receive any additional compensation for these services. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of the common stock.

100	Southern Company 2020 Proxy Statement

Reconciliation of Non-GAAP Information

In this proxy statement, we show EPS as calculated in accordance with GAAP and adjusted EPS which excludes certain items. Southern Company management uses this non-GAAP measure to evaluate the performance of Southern Company’s ongoing business activities and its annual performance on a basis consistent with the assumptions used in developing applicable performance targets and to compare certain results to prior periods. Southern Company believes this presentation is useful to investors by providing additional information for purposes of evaluating the performance of its business activities. This presentation is not meant to be considered a substitute for financial measures prepared in accordance with GAAP.

	Year Ended December 31,
(In millions, except earnings per share)	2019	2018	2017
Net Income – GAAP	$4,739	$2,226	$842
Average Shares Outstanding	1,046	1,020	1,000
Basic Earnings Per Share	$4.53	$2.18	$0.84

Net Income – GAAP	$4,739	$2,226	$842
Less Non-GAAP Excluding Items:
Acquisition, Disposition, and Integration Impacts(1)	2,516	35	(35)
Tax Impact	(1,081)	(294)	(12)
Estimated Loss on Plants Under Construction(2)	(27)	(1,102)	(3,366)
Tax Impact	—	376	975
Loss on Plant Scherer Unit 3(3)	—	—	(33)
Tax Impact	—	—	13
Wholesale Gas Services(4)	215	42	(57)
Tax Impact	(52)	(4)	—
Asset Impairment(5)	(108)	—	—
Tax Impact	26	—	—
Litigation Settlement(6)	—	24	—
Tax Impact	—	(6)	—
Earnings Guidance Comparability Items(7):
Equity Return Related to Kemper IGCC Schedule Extension	—	—	47
Tax Impact	—	—	9
Adoption of Tax Reform	—	27	284
Net Income – Excluding Items	$3,250	$3,128	$3,017
Basic Earnings Per Share – Excluding Items	$3.11	$3.07	$3.02
(1)	Net income for the year ended December 31, 2019 includes: (i) a $2.6 billion pre-tax ($1.4 billion after-tax) gain on the sale of Gulf Power; (ii) a $23 million pre-tax ($88 million after-tax) gain on the sale of Plant Nacagdoches; and (iii) $18 million pre tax ($11 million after tax) of other acquisition, disposition, and integration impacts, partially offset by: (i) a $58 million pre-tax ($52 million after-tax) net loss, including impairment charges, associated with the sales of PowerSecure’s utility infrastructure services and lighting businesses and (ii) a $24 million pre-tax ($17 million after-tax) impairment charge in contemplation of the pending sale of Pivotal LNG and Atlantic Coast Pipeline. Net income for the year ended December 31, 2018 includes: (i) a net combined $249 million pre-tax gain ($93 million after-tax loss) on the sales of Elizabethtown Gas, Elkton Gas, Florida City Gas, and Pivotal Home Solutions, including a related impairment charge; (ii) a $119 million pre-tax ($89 million after tax) impairment charge associated with the sales of Plants Stanton and Oleander; and (iii) $95 million pre tax ($77 million after tax) of other acquisition, disposition, and integration costs. Net income for the year ended December 31, 2017 includes costs related to the acquisition and integration of Southern Company Gas and costs related to the dispositions of Elizabethtown Gas and Elkton Gas. Further impacts are expected to be recorded in 2020 in connection with the sale of Plant Mankato and the pending sale of Pivotal LNG and Atlantic Coast Pipeline.

Southern Company 2020 Proxy Statement	101

Reconciliation of Non-GAAP Information

(2)	Net income for all periods presented includes charges, associated legal expenses, and tax impacts related to Mississippi Power’s construction and abandonment of the Kemper IGCC. Additionally, the year ended December 31, 2018 includes a $95 million credit to net income primarily resulting from the reduction of a related state income tax valuation allowance recorded in 2017. Net income for the year ended December 31, 2018 also includes a $1.1 billion charge ($0.8 billion after tax) for an estimated probable loss on Georgia Power’s construction of Plant Vogtle Units 3 and 4. These items significantly impacted net income and earnings per share. Mississippi Power expects to substantially complete mine reclamation activities in 2020 and dismantlement of the abandoned gasifier-related assets and site restoration activities by 2024. The additional pre-tax period costs associated with these activities, including related costs for compliance and safety, asset retirement obligation accretion, and property taxes, are estimated to total $17 million in 2020, $15 to $16 million annually in 2021 through 2023, and $5 million in 2024. Further charges related to Plant Vogtle Units 3 and 4 may occur; however, the amount and timing of any such charges are uncertain.
(3)	Net income for the year ended December 31, 2017 includes a $32.5 million write-down ($20 million after tax) of Gulf Power’s ownership of Plant Scherer Unit 3 as the result of a retail rate case settlement.
(4)	Net income for all periods presented includes the Wholesale Gas Services business. Presenting net income and earnings per share excluding Wholesale Gas Services provides investors with an additional measure of operating performance that excludes the volatility resulting from mark-to-market and lower of weighted average cost or current market price accounting adjustments.
(5)	Net income for the year ended December 31, 2019 includes pre-tax impairment charges associated with a natural gas storage facility and a leveraged lease. Additional impairment charges associated with other natural gas storage facilities or this leveraged lease investment may occur; however, the amount and timing of any such charges are uncertain.
(6)	Net income for the year ended December 31, 2018 includes the settlement proceeds of Mississippi Power’s claim for lost revenue resulting from the 2010 Deepwater Horizon oil spill in the Gulf of Mexico.
(7)	Net income for the year ended December 31, 2017 includes AFUDC equity as a result of extending the schedule for the Kemper IGCC construction project beyond the dates assumed when Southern Company’s 2017 earnings guidance was initially presented. AFUDC equity ceased in connection with the project’s suspension in June 2017. Net income for the years ended December 31, 2018 and 2017 includes net tax benefits as a result of implementing the Tax Reform Legislation. During 2018, Southern Company obtained and analyzed additional information that was not initially available or reported as provisional amounts at December 31, 2017. Additional adjustments are not expected. Southern Company believes presentation of earnings per share excluding these adjustments provided investors with information comparable to guidance.

102	Southern Company 2020 Proxy Statement

Cautionary Note Regarding Forward-Looking Statements

Southern Company’s 2020 proxy statement contains forward-looking statements based on current expectations and plans that involve risks and uncertainties. Forward-looking statements include, among other things, statements concerning key financial objectives, GHG emission reduction goals and the construction and startup of Plant Vogtle Units 3 and 4. Southern Company cautions that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized.

The following factors, in addition to those discussed in Southern Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as supplemented, and in subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information:

►	the impact of recent and future federal and state regulatory changes, including tax, environmental and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations;
►	the potential effects of the continued outbreak of the novel coronavirus (COVID–19), including disruptions to supply chains, reduced labor ability or productivity, and reduced economic activity, which could have a variety of adverse impacts, including reduced demand for energy and a negative impact on the ability to develop, construct and operate facilities, including but not limited to the construction of Plant Vogtle Units 3 and 4;
►	the extent and timing of costs and legal requirements related to coal combustion residuals;
►	current and future litigation or regulatory investigations, proceedings or inquiries, including litigation and other disputes related to the Kemper County energy facility;
►	the effects, extent and timing of the entry of additional competition in the markets in which Southern Company’s subsidiaries operate, including from the development and deployment of alternative energy sources;
►	variations in demand for electricity and natural gas;
►	available sources and costs of natural gas and other fuels;
►	the ability to complete necessary or desirable pipeline expansion or infrastructure projects, limits on pipeline capacity and operational interruptions to natural gas distribution and transmission activities;
►	transmission constraints;
►	effects of inflation;
►	the ability to control costs and avoid cost and schedule overruns during the development, construction and operation of facilities or other projects, including Plant Vogtle Units 3 and 4, which includes components based on new technology that only within the last few years began initial operation in the global nuclear industry at this scale, and including changes in labor costs, availability and productivity; challenges with management of contractors or vendors; subcontractor performance; adverse weather conditions; shortages, delays, increased costs or inconsistent quality of equipment, materials and labor; contractor or supplier delay; delays due to judicial or regulatory action; nonperformance under construction, operating or other agreements; operational readiness, including specialized operator training and required site safety programs; engineering or design problems; design and other licensing-based compliance matters, including, for nuclear units, the timely submittal by Southern Nuclear Operating Company, Inc. of the Inspections, Tests, Analyses and Acceptance Criteria (standards established by the Nuclear Regulatory Commission (NRC)) documentation for each unit and the related reviews and approvals by the NRC necessary to support NRC authorization to load fuel; challenges with start-up activities, including major equipment failure, system integration or regional transmission upgrades; and/or operational performance;
►	the ability to overcome or mitigate the current challenges at Plant Vogtle Units 3 and 4, as described in Note 2 to the financial statements under "Georgia Power – Nuclear Construction" in the Form 10-K, that could impact the cost and schedule for the project;

Southern Company 2020 Proxy Statement	103

Cautionary Note Regarding Forward-Looking Statements

►	legal proceedings and regulatory approvals and actions related to construction projects, such as Plant Vogtle Units 3 and 4 and pipeline projects, including PSC approvals and FERC and NRC actions;
►	under certain specified circumstances, a decision by holders of more than 10% of the ownership interests of Plant Vogtle Units 3 and 4 not to proceed with construction and the ability of other Vogtle owners to tender a portion of their ownership interests to Georgia Power following certain construction cost increases;
►	in the event Georgia Power becomes obligated to provide funding to Municipal Electric Authority of Georgia (MEAG Power) with respect to the portion of MEAG Power’s ownership interest in Plant Vogtle Units 3 and 4 involving Jacksonville Electric Authority, any inability of Georgia Power to receive repayment of such funding;
►	the ability to construct facilities in accordance with the requirements of permits and licenses (including satisfaction of NRC requirements), to satisfy any environmental performance standards and the requirements of tax credits and other incentives and to integrate facilities into the Southern Company system upon completion of construction;
►	investment performance of the employee and retiree benefit plans and nuclear decommissioning trust funds;
►	advances in technology;
►	performance of counterparties under ongoing renewable energy partnerships and development agreements;
►	state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to return on equity, equity ratios, additional generating capacity and fuel and other cost recovery mechanisms;
►	the ability to successfully operate the electric utilities’ generating, transmission and distribution facilities and Southern Company Gas’ natural gas distribution and storage facilities and the successful performance of necessary corporate functions;
►	the inherent risks involved in operating and constructing nuclear generating facilities;
►	the inherent risks involved in transporting and storing natural gas;
►	the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities;
►	internal restructuring or other restructuring options that may be pursued;
►	potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries;
►	the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due and to perform as required;
►	the ability to obtain new short- and long-term contracts with wholesale customers;
►	the direct or indirect effect on the Southern Company system’s business resulting from cyber intrusion or physical attack and the threat of physical attacks;
►	interest rate fluctuations and financial market conditions and the results of financing efforts;
►	access to capital markets and other financing sources;
►	changes in Southern Company’s and any of its subsidiaries’ credit ratings;
►	changes in the method of determining London Interbank Offered Rate (LIBOR) or the replacement of LIBOR with an alternative reference rate;
►	the ability of Southern Company’s electric utilities to obtain additional generating capacity (or sell excess generating capacity) at competitive prices;
►	catastrophic events such as fires, earthquakes, explosions, floods, tornadoes, hurricanes and other storms, droughts, pandemic health events or other similar occurrences;
►	the direct or indirect effects on the Southern Company system’s business resulting from incidents affecting the U.S. electric grid, natural gas pipeline infrastructure or operation of generating or storage resources;
►	impairments of goodwill or long-lived assets; and
►	the effect of accounting pronouncements issued periodically by standard-setting bodies.

Southern Company expressly disclaims any obligation to update any forward-looking information.

104	Southern Company 2020 Proxy Statement

Definitions of Key Terms

Term	Definition
AFUDC	Allowance for funds used during construction
Alabama Power or APC	Alabama Power Company
Atlanta Gas Light	Atlanta Gas Light Company, a wholly-owned subsidiary of Southern Company Gas
Atlantic Coast Pipeline	Atlantic Coast Pipeline, LLC, a joint venture to construct and operate a natural gas pipeline in which Southern Company Gas has a 5% ownership interest
CD&A	Compensation Discussion & Analysis
CEO	Chief Executive Officer
CFO	Chief Financial Officer
Director Deferred Compensation Plan	Deferred Compensation Plan for Outside Directors of The Southern Company, as amended and restated effective January 1, 2008
EFOR	Equivalent forced outage rate
EPRI	Electric Power Research Institute
EPS	Earnings per share
ESG	Environmental, social and governance
GAAP	Generally accepted accounting principles
Georgia Power or GPC	Georgia Power Company
GHG	Greenhouse gas
Gulf Power	Gulf Power Company, until January 1, 2019 a wholly-owned subsidiary of Southern Company
IGCC	Integrated coal gasification combined cycle, the technology originally approved for Mississippi Power’s Kemper County Energy Facility (Plant Ratcliffe)
IRP	Integrated Resource Plan
LIBOR	London Interbank Offered Rate
MEAG Power	Municipal Electric Authority of Georgia
Mississippi Power or MPC	Mississippi Power Company
NEOs	Named Executive Officers
Nicor Gas	Northern Illinois Gas Company, a wholly-owned subsidiary of Southern Company Gas
Notice	Notice of internet availability of proxy materials
NRC	Nuclear Regulatory Commission
NYSE	New York Stock Exchange
Omnibus Plan	Southern Company Omnibus Incentive Compensation Plan
Pay Governance	Pay Governance LLC
Pivotal LNG	Pivotal LNG, Inc., a wholly-owned subsidiary of Southern Company Gas
PowerSecure	PowerSecure, Inc., a wholly-owned subsidiary of Southern Company
R&D	Research and development
SEC	U. S. Securities and Exchange Commission
Sequent	Sequent Energy Management, L.P., a wholly-owned subsidiary of Southern Company Gas
Southern Company, the Company, we, us or our	The Southern Company
Southern Company Gas or Gas	Southern Company Gas and its subsidiaries
Southern Company system	Southern Company, the traditional electric operating companies, Southern Power, Southern Company Gas, SEGCO, Southern Nuclear, SCS, Southern Linc, PowerSecure, and other subsidiaries
Southern Power	Southern Power Company and its subsidiaries
Tax code	Internal Revenue Code of 1986, as amended
Tax Reform Legislation	The Tax Cuts and Jobs Act, which became effective on January 1, 2018
TSR	Total shareholder return

The Southern Company Footprint

Our Companies

Electric Utilities	Southern Power
►Alabama Power ►Georgia Power ►Mississippi Power	►Leading U.S. wholesale energy provider ►About 50 natural gas, wind, solar and biomass projects across U.S.

Southern Company Gas	PowerSecure
►Natural gas distribution utilities in Georgia, Illinois, Tennessee and Virginia
►73,000 miles of state-regulated natural gas distribution pipelines with 2,600 miles of intrastate natural gas transmission infrastructure
►Distributed infrastructure technologies, energy efficiency and utility infrastructure solutions

C/O PROXY SERVICES
P.O. BOX 9112
FARMINGDALE, NY 11735
SCAN TO
VIEW MATERIALS & VOTE
Please consider furnishing your voting instructions electronically by internet or by phone. Processing paper forms is more than twice as expensive as electronic instructions.
If you vote by internet or phone, please do not mail this form.
VOTE BY INTERNET
Before the meeting: Go to www.proxyvote.com or scan the QR Barcode above
Use the internet to transmit your voting instructions until 11:59 p.m. Eastern Time on May 26, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
During the meeting: Go to www.virtualshareholdermeeting.com/SO2020
You may participate in the meeting via the internet and vote during the meeting. There will be no physical location for shareholders to attend and vote at the meeting this year. Use the information that is printed in the box marked by the arrow and follow the instructions to access the meeting and vote your shares.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on May 26, 2020. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date this proxy card and return it in the enclosed postage-paid envelope we have provided or return it to The Southern Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D02967-P35763-Z76554	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
THE SOUTHERN COMPANY

The Board of Directors recommends a vote FOR each nominee in Item 1.
1.	Election of 14 Directors:		For	Against	Abstain
	1a.	Janaki Akella	☐	☐	☐
	1b.	Juanita Powell Baranco	☐	☐	☐
	1c.	Jon A. Boscia	☐	☐	☐
	1d.	Henry A. Clark III	☐	☐	☐
	1e.	Anthony F. Earley, Jr.	☐	☐	☐
	1f.	Thomas A. Fanning	☐	☐	☐
	1g.	David J. Grain	☐	☐	☐
	1h.	Donald M. James	☐	☐	☐
	1i.	John D. Johns	☐	☐	☐
	1j.	Dale E. Klein	☐	☐	☐
	1k.	Ernest J. Moniz	☐	☐	☐
	1l.	William G. Smith, Jr.	☐	☐	☐

		For	Against	Abstain

	1m. Steven R. Specker	☐	☐	☐

	1n. E. Jenner Wood III	☐	☐	☐

The Board of Directors recommends a vote FOR Items 2 and 3.		For	Against	Abstain

2.	Advisory vote to approve executive compensation	☐	☐	☐

3.	Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2020	☐	☐	☐

The Board of Directors recommends a vote AGAINST Items 4 and 5.		For	Against	Abstain

4.	Stockholder proposal regarding an independent board chair	☐	☐	☐

5.	Stockholder proposal regarding a report on lobbying	☐	☐	☐

UNLESS OTHERWISE SPECIFIED ABOVE, THE SHARES WILL BE VOTED "FOR" ITEMS 1, 2 AND 3 AND "AGAINST" ITEMS 4 AND 5.

NOTE: The last instruction received in either paper or electronic form prior to the deadline will be the instruction included in the final tabulation.

This Form of Proxy will be voted as specified by the undersigned. If no choice is indicated, the shares will be voted as the Board of Directors recommends. On other matters that come before the annual meeting, and any adjournments or postponements thereof, the Proxies are authorized to vote in their discretion.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated April 13, 2020.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The proxy statement and the annual report are available at www.proxyvote.com.

D02968-P35763-Z76554

FORM OF PROXY AND TRUSTEE VOTING INSTRUCTION FORM	FORM OF PROXY AND TRUSTEE VOTING INSTRUCTION FORM

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS AND PLAN TRUSTEE

If a stockholder of record, the undersigned hereby appoints Thomas A. Fanning, Andrew W. Evans and James Y. Kerr II, or any of them, Proxies, with full power of substitution in each, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Southern Company, to be held on May 27, 2020 at 10:00 a.m., ET, via the internet at www.virtualshareholdermeeting.com/SO2020, and any adjournments or postponements thereof, on all matters properly coming before the meeting, including, without limitation, the items listed on the reverse side of this form.

If a beneficial owner holding shares through The Southern Company Employee Savings Plan (ESP), the undersigned directs the trustee of the ESP (Trustee) to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders, and any adjournments or postponements thereof, on all matters properly coming before the meeting, including, without limitation, the items listed on the reverse side of this form. Procedures are in place to safeguard the confidentiality of your voting instructions. If you do not provide the Trustee with timely voting instructions, the Pension Fund Investment Review Committee may direct the Trustee how to vote these shares.

This Form of Proxy and Trustee Voting Instruction Form (Form of Proxy) is solicited jointly by the Board of Directors of The Southern Company and the Trustee pursuant to a separate Notice of Annual Meeting and Proxy Statement. If not voted electronically, this Form of Proxy should be mailed in the enclosed envelope to the Company’s proxy tabulator at 51 Mercedes Way, Edgewood, NY 11717. The deadline for receipt of the Form of Proxy for the Trustee is 11:00 a.m., ET, on Tuesday, May 26, 2020. The deadline for receipt of shares of record voted through the Form of Proxy is 9:00 a.m., ET, on Wednesday, May 27, 2020. The deadline for receipt of instructions provided electronically is 11:59 p.m., ET, on Tuesday, May 26, 2020.

The proxy tabulator will report separately to the Proxies named above and to the Trustee as to proxies received and voting instructions provided, respectively.

THIS FORM OF PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS INDICATED, THE SHARES WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS. ON OTHER MATTERS THAT COME BEFORE THE ANNUAL MEETING, AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION.

Continued and to be voted and signed on reverse side.